Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265854

Prospectus

Proxy Statement/Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On May 23, 2022, the boards of directors of Cambridge Bancorp (“Cambridge”), Cambridge’s wholly-owned subsidiary, Cambridge Trust Company, and Northmark Bank (“Northmark”) each approved a merger agreement among Cambridge, Cambridge Trust Company and Northmark, pursuant to which Northmark will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

Northmark is holding a special meeting for its shareholders to vote on the merger agreement. The special meeting of Northmark shareholders will be held at Northmark’s office at 89 Turnpike Street, North Andover, Massachusetts 01845 on August 31, 2022, at 10:00 a.m., local time. Approval of the merger agreement requires the affirmative vote of holders of at least two-thirds of the shares of Northmark common stock entitled to vote at the special meeting. The board of directors of Northmark recommends that Northmark shareholders vote “FOR” approval of the merger agreement.

If the merger is completed, Northmark shareholders will receive 0.9950 shares of Cambridge common stock for each share of Northmark common stock they own on the effective date of the merger. Northmark shareholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger.

As described in more detail elsewhere in this proxy statement/prospectus, under the terms of the merger agreement, in the event that the average closing price of Cambridge common stock for a specified period prior to the closing is less than $63.95 per share and the decrease in the price of Cambridge common stock is more than 20% greater than the decrease in the NASDAQ Bank Index over the same period, Northmark has the right to terminate the merger agreement, provided that Cambridge has the option to increase the amount of Cambridge common stock issuable to Northmark shareholders or make cash payments to holders of Northmark common stock to prevent such termination.

Cambridge common stock is listed on the NASDAQ Stock Market under the symbol “CATC.” Northmark common stock is not listed on any national securities exchange or quoted on any interdealer quotation system. On May 20, 2022, which was the last trading day preceding the public announcement of the proposed merger, the closing price of Cambridge common stock was $79.94 per share, which after giving effect to the exchange ratio has an implied value of $79.54 per share. On July 8, 2022, which was the most recent practicable trading day before the printing of this proxy statement/prospectus, the closing price of Cambridge common stock was $81.58, which after giving effect to the exchange ratio, has an implied value of approximately $81.17 per share. The market price of Cambridge common stock will fluctuate between now and the closing of the merger. We urge you to obtain current market quotations for Cambridge common stock before you vote.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible to make sure your shares are represented at the special meeting. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” the proposal to approve the merger agreement. The failure to vote by submitting your proxy or attending the special meeting and voting in person will have no impact on the proposal.

This document serves as the proxy statement for the special meeting of Northmark and the prospectus for the shares of Cambridge common stock to be issued in connection with the merger, and describes the Northmark special meeting, the merger, the documents related to the merger and other related matters. We encourage you to read this proxy statement/prospectus in its entirety, including the documents attached as appendices and the section titled “Risk Factors” beginning on page 19.

Thank you for your cooperation and continued support.

Sincerely,

Daniel J. Murphy III

Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the securities to be issued in the merger or determined if the attached proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of Cambridge common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This proxy statement/prospectus is dated July 11, 2022, and is first being mailed to Northmark shareholders on or about July 14, 2022.

89 Turnpike Street

North Andover, Massachusetts 01845

(978) 686-9100

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 31, 2022

A special meeting of shareholders of Northmark Bank (“Northmark”) will be held at Northmark’s office at 89 Turnpike Street, North Andover, Massachusetts 01845 on August 31, 2022, at 10:00 a.m., local time, to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 23, 2022 (the “merger agreement”), by and among Cambridge Bancorp (“Cambridge”), Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, and Northmark, pursuant to which Northmark will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

The merger agreement and proposed merger of Northmark with and into Cambridge Trust Company are more fully described in the attached proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached proxy statement/prospectus.

The board of directors of Northmark has established the close of business on July 6, 2022 as the record date for the special meeting. Only record holders of Northmark common stock as of the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of that meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Northmark shareholder. The affirmative vote of holders of at least two-thirds of the shares of Northmark common stock entitled to vote at the special meeting is required to approve the merger agreement.

Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials.

Under Massachusetts law, Northmark shareholders who do not vote in favor of the merger agreement will have the right to seek the fair value of their shares of Northmark common stock if the merger is completed, but only if they strictly comply with Massachusetts law procedures explained in the attached proxy statement/prospectus. See the section of the attached proxy statement/prospectus entitled “Proposal 1—The Merger—Dissenters’ Rights” beginning on page 54. The applicable Massachusetts law is reproduced in its entirety in Annex C to the attached proxy statement/prospectus.

The Northmark board of directors recommends that you vote “FOR” approval of the merger agreement

By Order of the Board of Directors,

Daniel J. Murphy III

Chairman and Clerk

North Andover, Massachusetts

July 11, 2022

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL BE SENT SEPARATE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates by reference important business and financial information about Cambridge from documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Cambridge at the following addresses and telephone numbers:

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, Massachusetts 02138

(617) 520-5520

Attention: Michael F. Carotenuto

Chief Financial Officer

(617) 520-5520

www.cambridgetrust.com

To obtain timely delivery, you must request the information no later than August 21, 2022.

For a more detailed description of the information incorporated by reference into the accompanying proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 83.

The accompanying proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement/prospectus, including any documents incorporated by reference into the proxy statement/prospectus, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the other meeting matters or the proxy statement/prospectus, or need assistance voting your shares, please contact Jane C. Walsh, President and Chief Executive Officer of Northmark, at the address or telephone number listed below:

89 Turnpike Street

North Andover, Massachusetts 01845

(978) 686-9100

Please do not send your stock certificates at this time. You will be sent separate instructions regarding the surrender of your stock certificates.

ABOUT THIS DOCUMENT

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration Statement No. 333-265854) filed by Cambridge with the SEC, constitutes a prospectus of Cambridge for purposes of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Cambridge common stock to be issued to Northmark shareholders in exchange for shares of Northmark common stock pursuant to the merger agreement, as such agreement may be amended or modified from time to time. This proxy statement/prospectus also constitutes a proxy statement for Northmark. In addition, it constitutes a notice of special meeting of Northmark shareholders.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated July 11, 2022, and you should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date (or, in the case of documents incorporated by reference, their respective dates). Neither the mailing of this proxy statement/prospectus to Northmark shareholders nor the issuance by Cambridge of shares of Cambridge common stock pursuant to the merger agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Cambridge has been provided by Cambridge and information contained in this proxy statement/prospectus regarding Northmark has been provided by Northmark.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE NORTHMARK SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the Northmark special meeting. These questions and answers may not address all questions that may be important to you as a shareholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference into this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:

The boards of directors of Cambridge, Cambridge Trust Company and Northmark have each approved the merger of Northmark with and into Cambridge Trust Company under the terms of the merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. In order to complete the merger, Northmark shareholders must approve the merger agreement. Northmark will hold a special meeting of shareholders to obtain this approval. This proxy statement/prospectus contains important information about the merger, the merger agreement, the Northmark special meeting and other related matters, and you should read it carefully. The enclosed voting materials for the special meeting allow you to vote your shares of common stock without attending the Northmark special meeting in person.

This document is both a proxy statement of Northmark and a prospectus of Cambridge. It is a proxy statement because the board of directors of Northmark is soliciting proxies from Northmark shareholders. Your proxy will be used at the special meeting or at any adjournment or postponement of the special meeting. It is also a prospectus because Cambridge will issue Cambridge common stock to Northmark shareholders as consideration in the merger, and this prospectus contains information about that common stock.

Q:	What will happen in the merger?

A:

In the proposed merger, Northmark will merge with and into Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, with Cambridge Trust Company surviving the merger.

Q:	What will I receive in the merger?

A:

If the merger is completed, Northmark shareholders will be entitled to receive 0.9950 shares of Cambridge common stock for each outstanding share of Northmark common stock held at the time of the merger and cash in lieu of fractional shares as described below.

The value of the merger consideration is dependent upon the value of Cambridge common stock and therefore will fluctuate with the market price of Cambridge common stock. Accordingly, any change in the price of Cambridge common stock prior to the merger will affect the market value of the merger consideration that Northmark shareholders may receive upon the closing of the merger.

Following the merger, Cambridge common stock will continue to trade on NASDAQ under the symbol “CATC.”

Q:	Will I receive any fractional shares of Cambridge common stock as part of the merger consideration?

A:

No. Cambridge will not issue any fractional shares of Cambridge common stock in the merger. Instead, Cambridge will pay you the cash value of a fractional share (without interest) in an amount determined by multiplying the fractional share interest to which you would otherwise be entitled by the average of the closing sales prices of one share of Cambridge common stock on NASDAQ for the five trading days ending on the third business day immediately prior to the closing date, rounded to the nearest whole cent.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Northmark common stock?

A:

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, Northmark shareholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the conversion of shares of Northmark common stock into shares of Cambridge common stock, except that such holders will recognize gain (but not loss) to the extent such holders receive cash in lieu of any fractional share of Cambridge common stock that a Northmark shareholder would otherwise be entitled to receive. See “Proposal 1—The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50.

Q:	Will I be able to trade the shares of Cambridge common stock that I receive in the merger?

A:

You may freely trade the shares of Cambridge common stock issued in the merger, unless you are an “affiliate” of Cambridge as defined by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Affiliates consist of individuals or entities that control, are controlled by or are under the common control with Cambridge, and include the executive officers and directors of Cambridge after the merger and may include significant shareholders of Cambridge.

Q:	What are the conditions to completion of the merger?

A:

The obligations of Cambridge and Northmark to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and tax opinions, and the approval of the merger agreement by the shareholders of Northmark.

Q:	When do you expect the merger to be completed?

A:

We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining required regulatory approvals and the approval of the merger agreement by Northmark shareholders at the special meeting. While we expect the merger to be completed in the fourth quarter of 2022, we cannot assure you of the actual timing.

Q:	What shareholder approvals are required to complete the merger?

A:	The merger cannot be completed unless the holders of at least two-thirds of the shares of Northmark common stock entitled to vote at the special meeting vote to approve the merger agreement.

Q:	Are there any shareholders already committed to voting in favor of the merger agreement?

A:

Yes. Each of the directors and certain executive officers of Northmark have entered into a voting agreement with Cambridge requiring each of them to vote all shares of Northmark common stock owned by such person in favor of approval of the merger agreement. As of the record date, the directors and the executive officers of Northmark collectively held 344,827 shares of Northmark common stock, which represented approximately 44% of the outstanding shares of Northmark common stock.

Q:	When and where is the special meeting?

A:	The special meeting will be held at Northmark’s office at 89 Turnpike Street, North Andover, Massachusetts 01845 on August 31, 2022, at 10:00 a.m., local time.

Q:	What will happen at the special meeting?

A:	At the special meeting, Northmark shareholders will consider and vote on the proposal to approve the merger agreement.

Q:	Who is entitled to vote at the special meeting?

A:

All holders of Northmark common stock who held shares at the close of business on July 6, 2022, which is the record date for the special meeting of shareholders, are entitled to receive notice of and to vote at the special meeting. Each holder of Northmark common stock is entitled to one vote for each share of Northmark common stock owned as of the record date.

Q:	What constitutes a quorum for the special meeting?

A:	The quorum requirement for the special meeting is the presence in person or by proxy of a majority of the total number of shares of Northmark stock entitled to vote.

Q:	How does the board of directors of Northmark recommend I vote?

A:	The Northmark board of directors recommends that shareholders vote “FOR” approval of the merger agreement.

Q:	Are there any risks that I should consider in deciding whether to vote for approval of the merger agreement?

A:

Yes. You should read and carefully consider the risk factors set forth in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 19, as well as the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section of this proxy statement/prospectus entitled “Information Regarding Forward-Looking Statements” beginning on page 26.

Q:	What do I need to do now?

A:

You should carefully read and consider the information contained in or incorporated by reference into this proxy statement/prospectus, including its annexes. It contains important information about the merger, the merger agreement, Cambridge, Cambridge Trust Company and Northmark. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares will be represented and voted at the special meeting.

Q:	How may I vote my shares for the special meeting proposal presented in this proxy statement/prospectus?

A:

You may vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting. If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot that will be available at the meeting. If your shares are registered in “street name” in the name of a bank, broker or other nominee and you wish to vote in person at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the special meeting.

Q:	How will my shares be represented at the special meeting?

A:

At the special meeting, the individuals named in your proxy card will vote your shares in the manner you requested if you properly signed and submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted “FOR” approval of the merger agreement.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:

No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this proxy statement/prospectus.

Q:	What if I fail to submit my proxy card?

A:

If you fail to properly submit your proxy card, and you do not attend the special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” approval of the merger agreement.

Q:	Can I attend the special meeting and vote my shares in person?

A:

Yes. Although the Northmark board of directors requests that you return the proxy card accompanying this proxy statement/prospectus, all Northmark shareholders are invited to attend the special meeting. Shareholders of record on July 6, 2022 can vote in person at the special meeting.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. There are three ways you can change your vote at any time after you have submitted your proxy and before your proxy is voted at the special meeting:

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you may deliver a written notice bearing a date later than the date of your proxy card to Northmark’s President and Chief Executive Officer at the address listed below, stating that you revoke your proxy;

•	you may submit a new signed proxy card bearing a later date; or

•	you may attend the special meeting and vote in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to:

Northmark Bank

89 Turnpike Street

North Andover, Massachusetts 01845

(978) 686-9100

Attention: Jane C. Walsh, President and Chief Executive Officer

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.

Q:	What happens if I sell my shares after the record date but before the special meeting?

A:

If you sell or otherwise transfer your shares after the record date, but before the date of the special meeting, you will retain your right to vote at the special meeting, but you will not have the right to receive the merger consideration to be received by shareholders in the merger. In order to receive the merger consideration, a shareholder must hold his or her shares through completion of the merger.

Q:	Are shareholders entitled to seek appraisal or dissenters’ rights if they do not vote in favor of the approval of the merger agreement?

A:	Yes. Shareholders will have the right to dissent from the merger if they properly follow the requirements of Massachusetts law.

Q:	Should shareholders send in their stock certificates now?

A:

No. Shareholders will receive an election form and instructions for surrendering their stock certificates prior to the closing of the merger. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card.

Q:	Where can I find more information about Cambridge?

A:	You can find more information about Cambridge from the various sources described in the section entitled “Where You Can Find More Information” beginning on page 83.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the merger, the other meeting matters or the proxy statement/prospectus, or need assistance voting your shares, please contact Jane C. Walsh, President and Chief Executive Officer of Northmark, at the address or telephone number listed below:

Northmark Bank

89 Turnpike Street

North Andover, Massachusetts 01845

(978) 686-9100

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document and the other documents to which this proxy statement/prospectus refers in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” beginning on page 83. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (Page 28)

Cambridge Bancorp

Cambridge is a federally registered bank holding company headquartered in Cambridge, Massachusetts, and was incorporated as a Massachusetts corporation in 1983. Cambridge is the sole shareholder of Cambridge Trust Company, a Massachusetts trust company chartered in 1890.

Cambridge Trust Company

Cambridge Trust Company is a commercial bank regulated by the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation (the “FDIC”). As of March 31, 2022, Cambridge Trust Company has approximately $5.0 billion in assets. Cambridge Trust Company operates 19 full-service banking offices in Eastern Massachusetts and New Hampshire.

Cambridge Trust Company offers a full range of commercial and consumer banking services through its network of 19 banking offices in Eastern Massachusetts and New Hampshire. Cambridge Trust Company is engaged principally in the business of attracting deposits from the public and investing those deposits. Cambridge Trust Company invests those funds in various types of loans, including residential, commercial real estate (“CRE”), commercial, and consumer loans. Cambridge Trust Company also invests its deposits and borrowed funds in investment securities and has two wholly owned Massachusetts security corporations, CTC Security Corporation and CTC Security Corporation III, for this purpose. Deposits at Cambridge Trust Company are insured by the FDIC for the maximum amount permitted by FDIC regulations.

Cambridge Trust Company also utilizes its subsidiary and non-depository trust company, Cambridge Trust Company of New Hampshire, Inc., to provide specialized wealth management services in New Hampshire.

As a private bank, Cambridge Trust Company focuses on four core services that center around client needs. Its core services include Wealth Management, Commercial Banking, Consumer Lending and Personal Banking. Cambridge Trust Company’s customers consist primarily of consumers and small- and medium-sized businesses in the communities and surrounding areas throughout Massachusetts and New Hampshire. Cambridge Trust Company’s Wealth Management Group has five offices: two in Massachusetts in Boston and Wellesley, and three in New Hampshire in Concord, Manchester, and Portsmouth. As of March 31, 2022, Cambridge Trust Company had Assets under Management and Administration of approximately $4.7 billion. The Wealth Management Group offers comprehensive investment management, as well as trust administration, estate settlement, and financial planning services. Cambridge Trust Company’s wealth management clients value personal service and depend on the commitment and expertise of Cambridge Trust Company’s experienced banking, investment, and fiduciary professionals.

Cambridge Trust Company operates in Eastern Massachusetts and Southern New Hampshire. Its primary lending market includes Middlesex and Norfolk counties in Massachusetts and Rockingham and Hillsborough counties in

New Hampshire. Cambridge Trust Company benefits from the presence of numerous institutions of higher learning, medical care and research centers, a vibrant innovation economy in life sciences and technology, and the corporate headquarters of several significant financial service companies within the Boston area. Eastern Massachusetts also has many high-technology companies employing personnel with specialized skills. These factors affect the demand for wealth management services, residential homes, multi-family apartments, office buildings, shopping centers, industrial warehouses, and other commercial properties.

Cambridge Trust Company’s lending area is primarily an urban market area with a substantial number of one-to-four-unit residential properties, some of which are non-owner occupied, as well as apartment buildings, condominiums, office buildings, and retail space. As a result, its loan portfolio contains a significantly greater number of multi-family and CRE loans compared to institutions that operate in non-urban markets.

At March 31, 2022, Cambridge had $5.0 billion in assets, $4.5 billion in deposits and $436.2 million of shareholders’ equity.

Cambridge’s principal executive offices are located at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138, its phone number is (617) 520-5520 and its website is www.cambridgetrust.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

Northmark Bank

Northmark, a full service commercial bank, was founded in 1987 as a Massachusetts-chartered trust company. Northmark operates out of its main office in North Andover, Massachusetts, and its two branch offices in Andover and Winchester, Massachusetts. Northmark offers traditional community bank loan and deposit products.

At March 31, 2022, Northmark had $442.5 million in assets, $380.8 million in deposits and $53.6 million of shareholders’ equity.

Northmark’s principal executive offices are located at 89 Turnpike Street, PO Box 825, North Andover, Massachusetts 01845, its phone number is (978) 686-9100 and its website is www.northmarkbank.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

The Special Meeting of Shareholders of Northmark

Date, Time and Place of the Special Meeting (Page 31)

Northmark will hold its special meeting of shareholders at Northmark’s office at 89 Turnpike Street, North Andover, Massachusetts 01845 on August 31, 2022, at 10:00 a.m., local time.

Purpose of the Special Meeting (Page 31)

At the special meeting, you will be asked to vote on the proposal to approve the merger agreement.

Recommendation of Northmark Board of Directors (Page 31)

The Northmark board of directors recommends that you vote “FOR” approval of the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote (Page 31)

Only holders of record of Northmark common stock at the close of business on the record date of July 6, 2022 are entitled to notice of and to vote at the special meeting. As of the record date, there were 792,145 shares of Northmark common stock outstanding, held of record by approximately 154 shareholders.

Quorum; Vote Required (Page 31)

A quorum of Northmark shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of shares of Northmark common stock entitled to vote are present in person or represented by proxy at the special meeting, a quorum will exist. Abstentions will be counted for purposes of determining whether a quorum is present.

The affirmative vote of holders of at least two-thirds of the shares of Northmark common stock entitled to vote at the special meeting is required to approve the merger agreement.

Share Ownership of Management; Voting Agreements (Page 31)

As of the record date, the directors and executive officers of Northmark collectively held 344,827 shares of Northmark common stock, which represented approximately 44% of the outstanding shares of Northmark common stock.

Each of the directors and certain executive officers of Northmark have entered into a voting agreement with Cambridge, requiring each of them to vote all shares of Northmark common stock beneficially owned by such person in favor of approval of the merger agreement.

The Merger and the Merger Agreement

The proposed merger is of Northmark with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger. The merger agreement is attached to this proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.

Structure of the Merger (Page 59)

In the proposed merger, Northmark will merge with and into Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, with Cambridge Trust Company surviving the merger. Shares of Cambridge will continue to trade on NASDAQ with the NASDAQ trading symbol “CATC.” Upon completion of the merger, the separate existence of Northmark will terminate.

Consideration to be Received in the Merger (Page 60)

Upon completion of the merger, each outstanding share of Northmark common stock will be converted into the right to receive 0.9950 shares of Cambridge common stock. No fractional shares of Cambridge common stock will be issued to any holder of Northmark common stock upon completion of the merger. For each fractional share that would otherwise be issued, Cambridge will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales prices of one share of Cambridge common stock on NASDAQ for the five trading days ending on the third business day immediately prior to the closing date, rounded to the nearest whole cent.

Opinion of Griffin Financial Group, LLC, Financial Advisor to Northmark (Page 37)

Griffin Financial Group, LLC (“Griffin”) acted as financial advisor to Northmark’s board of directors in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. As part of its engagement, representatives of Griffin attended the meeting of the Northmark board of directors held on May 23, 2022, at which the Northmark board of directors evaluated the proposed merger. At this meeting, Griffin reviewed the financial aspects of the proposed merger and provided its opinion that, as of such date, the exchange ratio in the proposed merger was fair, from a financial point of view, to the shareholders of Northmark. The full text of Griffin’s opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Griffin in rendering its opinion. Holders of Northmark common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed transaction.

Griffin’s opinion was directed to the Northmark board of directors in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any shareholder of Northmark as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger agreement. Griffin’s opinion was directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Northmark common stock and did not address the underlying business decision of Northmark to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Northmark or the effect of any other transaction in which Northmark might engage. See the section of this proxy statement/prospectus entitled “Proposal 1—The Merger—Opinion of Griffin Financial Group, LLC, Financial Advisor to Northmark” beginning on page 37 for more information relating to Griffin’s opinion.

Interests of Northmark’s Directors and Executive Officers in the Merger (Page 49)

In considering the information contained in this proxy statement/prospectus, you should be aware that Northmark’s directors and certain executive officers have interests in the merger that are different from, or in addition to, the interests of Northmark shareholders generally. These interests include, among other things:

•	the right of certain executive officers to receive cash severance and continued employee benefits under certain circumstances;

•	the right to continued indemnification and liability insurance coverage by Cambridge after the merger for acts or omissions occurring before the merger; and

•	the right to one seat on Cambridge’s board of directors, and any related compensation for such services.

See the section of this proxy statement/prospectus entitled “Proposal 1—The Merger—Interests of Northmark’s Directors and Executive Officers in the Merger” beginning on page 49 for a discussion of these interests.

Boards of Directors of Cambridge and Cambridge Trust Company After the Merger (Page 50)

Immediately following the effective time of the merger, Cambridge will designate Jane C. Walsh, President and Chief Executive Officer of Northmark, to serve as a member of Cambridge’s board of directors. Ms. Walsh will serve on the Cambridge board of directors until the next annual meeting, at which time she will be nominated for a three-year term. Ms. Walsh will also be appointed to the board of directors of Cambridge Trust Company.

No Solicitation of Alternative Transactions (Page 65)

The merger agreement restricts Northmark’s ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Northmark. However, if Northmark receives a bona fide unsolicited written acquisition proposal from a third party that its board of directors believes in good faith is or is reasonably likely to lead to a proposal (i) on terms which the Northmark board of directors determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to Northmark shareholders than the transactions contemplated by the merger agreement, and (ii) that constitutes a transaction that, in the good faith judgment of the Northmark board of directors, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal, Northmark may furnish non-public information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement, if its board of directors determines in good faith, after consultation with its outside legal counsel, that such action would be required in order for directors of Northmark to comply with their fiduciary duties under applicable law.

Conditions to Completion of the Merger (Page 69)

As more fully described in this proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including, but not limited to:

•	shareholders of Northmark having approved the merger agreement;

•	Cambridge and Northmark having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired;

•

the absence of any judgment, order, injunction or decree, or any statute, rule or regulation enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement;

•	Cambridge and Northmark having each received a legal opinion from their respective counsel regarding treatment of the merger as a “reorganization” for U.S. federal income tax purposes;

•	the representations and warranties of each of Cambridge and Northmark in the merger agreement being accurate, subject to exceptions that would not have a material adverse effect;

•	Cambridge and Northmark having each performed in all material respects all obligations required to be performed by it; and

•	the shares of Cambridge common stock to be issued in the merger having been approved for listing on the NASDAQ Stock Market.

Termination of the Merger Agreement (Page 71)

Cambridge and Northmark can mutually agree to terminate the merger agreement before the merger has been completed if the boards of directors of each so determines by vote of a majority of the members of their respective boards of directors, and either company can terminate the merger agreement if:

•

any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any regulatory authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•	the required approval of the merger agreement by the Northmark shareholders is not obtained;

•

the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger; or

•	the merger is not consummated by March 31, 2023, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party.

In addition, Cambridge may terminate the merger agreement if:

•	Northmark materially breaches the non-solicitation provisions in the merger agreement;

•	the Northmark board of directors:

•	fails to recommend approval of the merger agreement, or withdraws, modifies or changes such recommendation in a manner adverse to Cambridge’s interests; or

•	recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•	Northmark fails to call, give notice of, convene and hold its special meeting.

In addition, Northmark may terminate the merger agreement if both:

•

the volume-weighted average closing price per share of Cambridge common stock as reported on NASDAQ for the ten consecutive trading days ending on (and including) the tenth day prior to the closing date of the merger (the “average closing price”) is less than the product of (x) the closing price of a share of Cambridge common stock on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement (the “starting price”), multiplied by (y) 0.80; and

•

the quotient obtained by dividing the average closing price by the starting price is less than (x) the difference obtained by subtracting 0.20 from (y) the quotient obtained by dividing (1) the closing index value of the NASDAQ Bank Index on the tenth day prior to the closing date of the merger divided by (2) the closing index value of the NASDAQ Bank Index on the trading day immediately preceding the date of the first public announcement of entry into the merger agreement.

The closing price of Cambridge common stock on May 20, 2022, the last trading day preceding the first public announcement of the merger, was $79.94 per share. In order for the termination right described immediately above to be triggered, the average closing price of Cambridge common stock over the measurement period will need to be less than $63.95 per share and Cambridge common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20%. If Northmark exercises this termination right, Cambridge will have the option to increase the merger consideration by adjusting the exchange ratio or making cash payments to Northmark shareholders such that the implied value of the merger consideration would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If Cambridge elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.

Termination Fee (Page 73)

Northmark has agreed to pay Cambridge a termination fee of $2,200,000 if:

•	Cambridge terminates the merger agreement as a result of:

•	Northmark materially breaching the non-solicitation provisions in the merger agreement;

•	Northmark materially breaching the shareholder approval provisions in the merger agreement by failing to call, give notice of, convene and hold the Northmark special meeting;

•	the Northmark board of directors:

•	failing to recommend approval of the merger agreement, or withdrawing, modifying or changing such recommendation in a manner adverse to Cambridge’s interests; or

•	recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•	Northmark enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by

Cambridge as a result of a willful breach of any representation, warranty, covenant or other agreement by Northmark after an acquisition proposal has been publicly announced or otherwise made known to Northmark.

Waiver or Amendment of Merger Agreement Provisions (Page 73)

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between Cambridge and Northmark. However, after the Northmark special meeting, no amendment will be made which by law requires further approval by the shareholders of Northmark without obtaining such approval.

Material U.S. Federal Income Tax Consequences of the Merger (Page 50)

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, Northmark shareholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the conversion of shares of Northmark common stock into shares of Cambridge common stock, except that such holders will recognize gain (but not loss) to the extent such holders receive cash in lieu of any fractional share of Cambridge common stock that a Northmark shareholder would otherwise be entitled to receive.

Regulatory Approvals Required for the Merger (Page 52)

To complete the merger, various consents, approvals, waivers or non-objections must be obtained from state and federal governmental authorities, including the FDIC, the Massachusetts Commissioner of Banks (the “MA Commissioner”) and the Massachusetts Housing Partnership. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies to challenge the merger on antitrust grounds. Cambridge and Northmark have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the merger. Cambridge and Northmark cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.

Accounting Treatment of the Merger (Page 54)

The merger will be accounted for using the acquisition method of accounting with Cambridge treated as the acquirer. Under this method of accounting, Northmark’s assets and liabilities will be recorded by Cambridge at their respective fair values as of the closing date of the merger and added to those of Cambridge. Any excess of purchase price over the net fair values of Northmark’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Northmark’s net assets over the purchase price will be recognized in earnings by Cambridge on the closing date of the merger.

Dissenters’ Rights (Page 54)

Northmark shareholders will have the right to dissent from the merger if they properly follow the requirements of applicable Massachusetts law.

Listing of Cambridge Common Stock to be Issued in the Merger (Page 58)

Cambridge common stock will continue to trade on NASDAQ under the trading symbol “CATC.”

Differences Between Rights of Cambridge and Northmark Shareholders (Page 74)

As a result of the merger, holders of Northmark common stock will become holders of Cambridge common stock. Following the merger, Northmark shareholders will have different rights as shareholders of Cambridge due to the different provisions of the governing documents of Cambridge and Northmark. For additional information regarding the different rights as shareholders of Cambridge than as shareholders of Northmark, see “Comparison of Shareholder Rights” beginning on page 74.

Risk Factors (Page 19)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposal presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 19.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CAMBRIDGE BANCORP

The following tables set forth selected historical financial and other data of Cambridge for the periods and at the dates indicated. The financial data as of and for the years ended December 31, 2021 and 2020 has been derived from the audited consolidated financial statements and notes thereto of Cambridge incorporated by reference elsewhere in this proxy statement/prospectus. The financial data as of and for the years ended December 31, 2019, 2018 and 2017 has been derived from Cambridge’s audited consolidated financial statements which are not included in this proxy statement/prospectus. The financial data as of and for the three months ended March 31, 2022 and 2021 has been derived from Cambridge’s unaudited consolidated financial statements. In the opinion of management of Cambridge, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below is not indicative of the results that may be expected for future periods.

	At or for the Three Months Ended March 31,		December 31,
	2022	2021	2021	2020	2019	2018	2017
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)
Operating Data
Interest and Dividend Income	$33,898	$32,821	$133,514	$129,378	$96,339	$69,055	$61,191
Interest Expense	2,029	1,415	5,533	9,145	17,643	5,467	3,587

Net Interest and Dividend Income	31,869	31,406	127,981	120,233	78,696	63,588	57,604
Provision for (Release of) Credit Losses	(412)	(206)	(1,294)	18,310	3,004	1,502	362
Noninterest Income	11,354	10,849	44,324	39,525	36,401	32,989	30,224
Noninterest Expense	25,875	24,219	100,484	98,085	78,175	63,987	59,292

Income Before Taxes	17,760	18,242	73,115	43,363	33,918	31,088	28,174
Income Taxes	4,444	4,743	19,091	11,404	8,661	7,207	13,358

Net Income	$13,316	$13,499	$54,024	$31,959	$25,257	$23,881	$14,816

Average shares outstanding, basic	6,948,040	6,907,861	6,926,257	6,289,481	4,629,255	4,061,529	4,030,530
Average shares outstanding, diluted	7,010,983	6,987,216	6,990,603	6,344,409	4,661,720	4,098,633	4,065,754
Total shares outstanding	7,000,995	6,960,194	6,968,192	6,926,728	5,400,868	4,107,051	4,082,188
Basic Earnings Per Share	$1.91	$1.95	$7.76	$5.07	$5.41	$5.82	$3.64
Diluted Earnings Per Share	$1.89	$1.92	$7.69	$5.03	$5.37	$5.77	$3.61
Dividends Declared Per Share	$0.64	$0.55	$2.38	$2.12	$2.04	$1.96	$1.86
Dividend payout ratio(1)	34%	29%	31%	42%	38%	34%	51%

	At or for the Three Months Ended March 31,		December 31,
	2022	2021	2021	2020	2019	2018	2017
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)
Financial Condition Data
Total Assets	$5,018,379	$4,253,173	$4,891,544	$3,949,297	$2,855,563	$2,101,384	$1,949,934
Total Deposits	4,473,735	3,730,065	4,331,152	3,403,083	2,358,878	1,811,410	1,775,400
Total Loans	3,417,213	3,180,371	3,319,106	3,153,648	2,226,728	1,559,772	1,350,899
Shareholders’ equity	436,165	407,673	437,837	401,732	286,561	167,026	147,957
Book Value Per Share	$62.30	$58.57	$62.83	$58.00	$53.06	$40.67	$36.24
Performance Ratios
Return on Average Assets	1.09%	1.35%	1.24%	0.91%	0.97%	1.21%	0.79%
Return on Average Shareholders’ equity	12.37%	13.53%	12.93%	9.09%	11.40%	15.35%	10.47%
Equity to assets	8.69%	9.59%	8.95%	10.17%	10.04%	7.95%	7.59%
Interest rate spread(2)	2.64%	3.27%	3.05%	3.52%	2.93%	3.19%	3.16%
Net Interest Margin, taxable equivalent(3)	2.74%	3.35%	3.12%	3.65%	3.22%	3.33%	3.25%
Efficiency ratio(4)	59.86%	57.32%	58.32%	61.40%	67.92%	66.25%	67.51%
Wealth Management Assets
Market Value of Assets Under Management & Administration	$4,659,297	$4,267,326	$4,853,119	$4,167,903	$3,452,852	$2,876,702	$3,085,669
Asset Quality
Non-Performing Loans	$5,943	$7,363	$5,386	$8,962	$5,651	$642	$1,298
Non-Performing Loans/Total Loans	0.17%	0.23%	0.16%	0.28%	0.25%	0.04%	0.10%
Net (Charge-Offs)/Recoveries	$13	$20	$154	$(439)	$(1,592)	$(54)	$(303)
Allowance/Total Loans	1.00%	1.18%	1.04%	1.14%	0.82%	1.08%	1.13%
Capital Ratios(5):
Total capital	13.51%	14.00%	13.56%	13.93%	13.61%	13.25%	13.75%
Tier 1 capital	12.39%	12.75%	12.40%	12.68%	12.70%	12.07%	12.50%
Common Equity Tier 1	12.39%	12.75%	12.40%	12.68%	12.70%	12.07%	12.50%
Tier 1 leverage capital	8.00%	8.86%	8.31%	8.89%	8.98%	8.49%	8.06%
Other Data:
Number of full service offices	19	21	19	21	16	10	11
Full time equivalent employees	395	388	384	372	303	252	239

(1)	Dividend payout ratio represents per share dividends declared divided by diluted earnings per share.
(2)

The interest rate spread represents the difference between the fully taxable equivalent weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(3)	The net interest margin represents fully taxable equivalent net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income.
(5)	Capital ratios are for Cambridge Bancorp.

SELECTED HISTORICAL FINANCIAL DATA OF NORTHMARK BANK

The following tables set forth selected historical financial and other data of Northmark for the periods and at the dates indicated. The financial data as of and for the years ended December 31, 2021, 2020, 2019, 2018 and 2017 has been derived from Northmark’s audited financial statements which are not included in this proxy statement/prospectus. The financial data as of and for the three months ended March 31, 2022 and 2021 has been derived from Northmark’s unaudited consolidated financial statements. In the opinion of management of Northmark, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below is not indicative of the results that may be expected for future periods.

	At or for the Three Months Ended March 31,		December 31,
	2022	2021	2021	2020	2019	2018	2017
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)
Operating Data
Interest and Dividend Income	$3,564	$3,667	$14,475	$15,012	$16,358	$15,549	$14,102
Interest Expense	199	362	1,238	2,108	2,420	1,897	1,523

Net Interest and Dividend Income	3,365	3,305	13,237	12,904	13,938	13,652	12,579
Provision for (Release of) Credit Losses	—	—	60	250	20	40	175
Noninterest Income	146	286	775	1,092	513	446	661
Noninterest Expense	2,315	2,418	9,055	9,146	9,162	8,795	8,032

Income Before Taxes	1,196	1,173	4,897	4,600	5,269	5,263	5,033
Income Taxes	345	338	1,387	1,297	1,465	1,470	2,638

Net Income	$851	$835	$3,510	$3,303	$3,804	$3,793	$2,395

Average shares outstanding, basic	793,445	790,199	794,412	790,703	792,650	800,685	825,035
Average shares outstanding, diluted	793,445	790,199	794,412	790,703	792,650	800,685	825,035
Total shares outstanding	793,445	797,045	793,445	790,045	792,095	797,964	817,854
Basic Earnings Per Share	$1.07	$1.06	$4.42	$4.18	$4.80	$4.74	$2.90
Diluted Earnings Per Share	$1.07	$1.06	$4.42	$4.18	$4.80	$4.74	$2.90
Dividends Declared Per Share	$0.80	$0.80	$0.80	$0.80	$0.80	$0.70	$0.70
Dividend payout ratio(1)	19%	19%	18%	19%	17%	15%	24%

Financial Condition Data
Total Assets	$442,466	$440,421	$452,181	$431,568	$358,749	$372,256	$357,964
Total Deposits	380,849	376,528	390,619	369,026	304,206	304,842	305,671
Total Loans	313,744	322,290	318,537	319,807	309,776	310,978	302,128
Shareholders’ equity	53,615	50,959	53,399	50,310	47,764	44,927	42,745
Book Value Per Share	$67.57	$63.93	$67.30	$63.68	$60.30	$56.30	$52.27

Performance Ratios
Return on Average Assets	0.77%	0.77%	0.78%	0.81%	1.05%	1.06%	0.68%
Return on Average Shareholders’ equity	6.38%	6.66%	6.81%	6.80%	8.29%	8.80%	5.68%
Equity to assets	12.12%	11.57%	11.81%	11.66%	13.31%	12.07%	11.94%
Interest rate spread(2)	2.84%	2.59%	2.80%	2.86%	3.50%	3.57%	3.39%
Net Interest Margin, taxable equivalent(3)	3.12%	3.13%	3.02%	3.27%	3.97%	3.95%	3.69%
Efficiency ratio(4)	65.94%	67.34%	64.62%	65.35%	63.40%	62.38%	60.66%

	At or for the Three Months Ended March 31,		December 31,
	2022	2021	2021	2020	2019	2018	2017
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)
Asset Quality
Non-Performing Loans	$—	$—	$—	$—	$—	$—	$—
Non-Performing Loans/Total Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Net (Charge-Offs)/Recoveries	$—	$—	$—	$—	$(2)	$(1)	$—
Allowance/Total Loans	1.32%	1.26%	1.30%	1.27%	1.23%	1.22%	1.24%
Capital Ratios:
Total capital	23.7%	23.1%	23.2%	22.8%	20.5%	19.1%	18.5%
Tier 1 capital	22.4%	21.9%	22.0%	21.5%	19.3%	17.8%	17.3%
Common Equity Tier 1	22.4%	21.9%	22.0%	21.5%	19.3%	17.8%	17.3%
Tier 1 leverage capital	12.1%	11.8%	11.7%	11.6%	13.2%	12.2%	11.9%
Other Data:
Number of full service offices	3	3	3	3	3	3	3
Full time equivalent employees	45	46	43	47	49	47	47

(1)	Dividend payout ratio represents per share dividends declared divided by diluted earnings per share.
(2)

The interest rate spread represents the difference between the fully taxable equivalent weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(3)	The net interest margin represents fully taxable equivalent net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income.

CAMBRIDGE MARKET PRICE DATA AND DIVIDEND INFORMATION

Cambridge common stock is listed and traded on NASDAQ under the symbol “CATC.” There is no established public trading market for Northmark common stock.

The following table presents the last reported sale price per share of Cambridge common stock, as reported on NASDAQ on May 20, 2022, the last full trading day prior to the public announcement of the proposed merger, and on July 8, 2022, the last practicable trading day prior to the date of this proxy statement/prospectus. The following table also presents the equivalent per share value of Cambridge common stock that Northmark shareholders would receive for each share of their Northmark common stock if the merger was completed on those dates:

	Cambridge Common Stock	Northmark Common Stock		Equivalent Value Per Share of Northmark Common Stock(1)
May 20, 2022	$79.94	$—	(2)	$79.54
July 8, 2022	$81.58	$—	(2)	$81.17

(1)	Calculated by multiplying the closing price of Cambridge common stock as of the specified date by the exchange ratio of 0.9950.
(2)	No pricing information reported.

The market value of Cambridge common stock to be issued in exchange for shares of Northmark common stock upon the completion of the merger will not be known at the time of the Northmark special meeting. Because the market price of Cambridge common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to Northmark shareholders in determining whether to approve the merger agreement. Shareholders are encouraged to obtain current market quotations for Cambridge common stock, and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 83.

The holders of Cambridge common stock receive dividends as and when declared by Cambridge’s board of directors out of statutory surplus or from net profits. Following the completion of the merger, subject to approval and declaration by Cambridge’s board of directors, Cambridge expects to continue paying quarterly cash dividends on a basis consistent with past practice. The current annualized rate of distribution on a share of Cambridge common stock is $2.56 per share. Following the merger, Cambridge anticipates that it will maintain its current dividend payout ratio. However, the payment of dividends by Cambridge is subject to numerous factors, and no assurance can be given that Cambridge will pay dividends following the completion of the merger or that dividends will not be reduced in the future.

Northmark has historically paid an annual cash dividend of $0.80 per share. However, the merger agreement does not permit Northmark to pay cash dividends prior to completion of the merger without Cambridge’s prior written consent.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Information Regarding Forward-Looking Statements” on page 26, you should carefully consider the following risk factors in deciding whether to vote for approval of the merger agreement.

Risks Related to the Merger

The value of the merger consideration will vary with changes in Cambridge’s stock price.

Upon completion of the merger, the outstanding shares of Northmark common stock will be converted into the right to receive shares of Cambridge common stock. The ratio at which the shares will be converted is fixed at 0.9950 shares of Cambridge common stock for each share of Northmark common stock. There will be no adjustment in the exchange ratio for changes in the market price of Cambridge common stock. Any change in the price of Cambridge common stock will affect the aggregate value Northmark shareholders will receive in the merger. Stock price changes may result from a variety of factors, including changes in businesses, operations and prospects, regulatory considerations, and general market and economic conditions. Many of these factors are beyond our control. Accordingly, at the time of the special meeting, shareholders will not know the value of the merger consideration they will receive in the merger.

Shareholders may be unable to timely sell shares after completion of the merger.

There will be a time period between the completion of the merger and the time at which former Northmark shareholders actually receive their shares of Cambridge common stock. Until shares are received, former Northmark shareholders may not be able to sell their Cambridge shares in the open market and, therefore, may not be able to avoid losses resulting from any decrease, or secure gains resulting from any increase, in the trading price of Cambridge common stock during this period.

The market price of Cambridge common stock may decline as a result of the merger and the market price of Cambridge common stock after the consummation of the merger may be affected by factors different from those affecting the price of Cambridge common stock or Northmark common stock before the merger.

The market price of Cambridge common stock may decline as a result of the merger if Cambridge does not achieve the perceived benefits of the merger or the effect of the merger on Cambridge’s financial results is not consistent with the expectations of financial or industry analysts.

In addition, the consummation of the merger will result in the combination of two companies that currently operate as independent companies. The business of Cambridge and the business of Northmark differ. As a result, while Cambridge expects to benefit from certain synergies following the merger, Cambridge may also encounter new risks and liabilities associated with these differences. Following the merger, shareholders of Cambridge and Northmark will own interests in a combined company operating an expanded business and may not wish to continue to invest in Cambridge, or for other reasons may wish to dispose of some or all of Cambridge common stock. If, following the effective time of the merger, large amounts of Cambridge common stock are sold, the price of Cambridge common stock could decline.

Further, the results of operations of Cambridge and the market price of Cambridge common stock may be affected by factors different from those currently affecting the independent results of operations of each of Cambridge and Northmark and the market price of Cambridge common stock. Accordingly, Cambridge’s historical market prices and financial results may not be indicative of these matters for Cambridge after the merger.

For a discussion of the businesses of Cambridge and Northmark and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 83.

Because the number of shares of Cambridge common stock exchanged per share of Northmark common stock is fixed and will not be adjusted in the event of any change in Cambridge’s share price, the value of the common stock issued by Cambridge and received by Northmark shareholders may be higher or lower at the closing of the merger than when the merger agreement was executed.

Upon the consummation of the merger, each share of common stock of Northmark will be converted into 0.9950 shares of common stock of Cambridge. The exchange ratio is fixed in the merger agreement and will not be adjusted for changes in the market price of Cambridge common stock. Changes in the market price of shares of Cambridge common stock prior to the merger will affect the market value of the consideration that Northmark shareholders will receive on the closing date of the merger. Stock price changes may result from a variety of factors (many of which are beyond Cambridge’s control), including the following factors:

•	market reaction to the announcement of the merger;

•	changes in Cambridge’s business, operations, assets, liabilities and prospects;

•	changes in market assessments of the business, operations, financial position and prospects of Cambridge or the combined company;

•	market assessments of the likelihood that the merger will be completed;

•	interest rates, general market and economic conditions and other factors generally affecting the market price of Cambridge common stock;

•	the actual or perceived impact of U.S. monetary policy;

•	federal, state and local legislation, governmental regulation and legal developments in the business in which Cambridge operates; and

•	other factors beyond Cambridge’s control, including those described or referred to elsewhere in this “Risk Factors” section.

The market price of Cambridge common stock at the closing of the merger may vary from its price on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the Northmark special meeting. As a result, the market value of the consideration for the merger represented by the exchange ratio also will vary.

Therefore, while the number of shares of Cambridge common stock to be issued per share of Northmark common stock is fixed, Northmark shareholders cannot be sure of the market value of the consideration they will receive upon completion of the merger.

Both Northmark and Cambridge shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined company.

The merger will dilute the ownership position of Cambridge shareholders and result in Northmark shareholders having an ownership stake in the combined company. Upon completion of the merger, each Northmark shareholder will become a shareholder of Cambridge with a percentage ownership of the combined company that is much smaller than such shareholder’s current percentage ownership of Northmark. It is expected that the former shareholders of Northmark as a group will receive shares in the merger constituting approximately 10.11% of the outstanding shares of Cambridge common stock immediately after the merger. Furthermore, because shares of Cambridge common stock will be issued to existing Northmark shareholders, current Cambridge shareholders will have their ownership and voting interests diluted approximately 10.11%.

Accordingly, both Northmark and Cambridge shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of their respective company.

After the merger is completed, Northmark shareholders will become Cambridge shareholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, Northmark shareholders will become Cambridge shareholders. Differences in Northmark’s charter and bylaws and Cambridge’s charter and bylaws will result in changes to the rights of Northmark shareholders who become Cambridge shareholders. For more information, see “Comparison of Shareholders Rights” beginning on page 74.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Northmark. Until the completion of the merger, Northmark is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Cambridge. In addition, Northmark has agreed to pay a termination fee of $2,200,000 to Cambridge in specified circumstances. These provisions could discourage other companies from trying to acquire Northmark even though those other companies might be willing to offer greater value to Northmark shareholders than Cambridge has offered in the merger. The payment of the termination fee also could have a material adverse effect on Northmark’s results of operations.

Northmark will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on Northmark. These uncertainties may impair Northmark’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers, suppliers and others who deal with Northmark to seek to change existing business relationships with Northmark. Northmark employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with Cambridge.

The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of Northmark and, following the merger, Cambridge. In addition, the merger agreement requires that Northmark operate in the ordinary course of business consistent with past practice and restricts Northmark from taking certain actions prior to the effective time of the merger or termination of the merger agreement without Cambridge’s written consent. These restrictions may prevent Northmark from retaining existing customers or pursuing attractive business opportunities that may arise prior to the completion of the merger.

Northmark’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Northmark shareholders.

In considering the information contained in this proxy statement/prospectus, you should be aware that Northmark’s directors and certain executive officers have interests in the merger that are different from, or in addition to, the interests of Northmark shareholders generally. These interests include, among other things:

•	the right of certain executive officers to receive cash severance and continued employee benefits under certain circumstances;

•	the right to continued indemnification and liability insurance coverage by Cambridge after the merger for acts or omissions occurring before the merger; and

•	the right to one seat on Cambridge’s board of directors, and any related compensation for such services.

See the section of this proxy statement/prospectus entitled “Proposal 1—The Merger—Interests of Northmark’s Directors and Executive Officers in the Merger” beginning on page 49 for a discussion of these interests.

The fairness opinion received by the board of directors of Northmark from Griffin prior to execution of the merger agreement does not reflect changes in circumstances subsequent to the date of the fairness opinion.

Griffin, Northmark’s financial advisor in connection with the proposed merger, delivered to the board of directors of Northmark its opinion on May 23, 2022 to the effect that, as of such date and subject to the assumptions made, matters considered and qualifications and limitations on the review undertaken by Griffin as set forth in the opinion, the exchange ratio set forth in the merger agreement was fair, from a financial point of view, to the holders of Northmark common stock. The opinion speaks only as of the date of the opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes in the trading price of Cambridge common stock, changes to the operations and prospects of Cambridge or Northmark, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Cambridge and Northmark.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger. Those conditions include, but are not limited to:

•	approval of the merger agreement by Northmark shareholders;

•	receipt of required regulatory approvals;

•	absence of orders prohibiting the completion of the merger;

•	continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements; and

•	receipt by both parties of legal opinions from their respective tax counsels.

In addition, if both (i) the volume-weighted average closing price of Cambridge common stock over the ten consecutive trading days ending on the tenth day prior to the closing date of the merger is less than 80% of the closing price of Cambridge common stock on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and (ii) the ratio of (x) the volume-weighted average closing price of Cambridge common stock over the ten consecutive trading days ending on the tenth day prior to the closing date of the merger to (y) the closing price of Cambridge common stock on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement is more than 20% less than the comparable ratio for the NASDAQ Bank Index, Northmark would have a right to terminate the merger agreement, unless Cambridge elects to increase the exchange ratio or make cash payments to Northmark shareholders such that the implied value of the merger consideration would be equivalent to the minimum implied value that would have avoided triggering this termination right. See the section of this proxy statement/prospectus entitled “The Merger Agreement—Termination” beginning on page 71 for a more complete discussion of the circumstances under which the merger agreement could be terminated.

If the merger is not consummated by March 31, 2023, Cambridge or Northmark may terminate the merger agreement.

Either Cambridge or Northmark may terminate the merger agreement under certain circumstances, including if the merger has not been consummated by March 31, 2023. However, this termination right will not be available to a party if the failure to consummate the transaction by such is due to a material breach of the merger agreement by the party seeking to terminate the merger agreement.

The merger and related transactions are subject to approval by Northmark shareholders.

The merger cannot be completed unless Northmark shareholders approve the merger and the other transactions contemplated by the merger agreement by the affirmative vote of holders of at least two-thirds of the shares of Northmark common stock entitled to vote at the special meeting of Northmark shareholders. If shareholder approval is not obtained by Northmark shareholders, the merger and related transactions cannot be completed.

The merger is subject to a number of conditions, including the receipt of consents and approvals from governmental authorities, that may delay the merger or adversely impact Cambridge’s and Northmark’s ability to complete the merger.

The completion of the merger is subject to the satisfaction or waiver of a number of conditions. Before the merger may be completed, various approvals, waivers or consents must be obtained from state and federal governmental authorities, including the FDIC, the MA Commissioner and the Massachusetts Housing Partnership. Satisfying the requirements of these governmental authorities may delay the date of completion of the merger. In addition, these governmental authorities may include conditions on the completion of the merger, or require changes to the terms of the merger. While it is currently anticipated that the merger will be completed promptly following the receipt of all required regulatory approvals, there can be no assurance that the conditions to closing will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied or impose additional costs on or limit the revenues of Cambridge following the merger, any of which might have a material adverse effect on Cambridge following the merger. The parties are not obligated to complete the merger should any regulatory approval contain a condition, restriction or requirement that the Cambridge board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that Cambridge would not have entered into the merger agreement had such condition, restriction or requirement been known at the date of the merger agreement.

Cambridge and Northmark cannot provide any assurances with respect to the timing of the closing of the merger, whether the merger will be completed at all and when Northmark shareholders would receive the consideration for the merger, if at all.

Failure to complete the merger could negatively impact the stock price of Cambridge and future businesses and financial results of Cambridge and Northmark.

Completion of the merger is subject to the satisfaction or waiver of a number of conditions, including approval by Northmark shareholders of the merger. Cambridge or Northmark cannot guarantee when or if these conditions will be satisfied or that the merger will be successfully completed. The consummation of the merger may be delayed, the merger may be consummated on terms different than those contemplated by the merger agreement, or the merger may not be consummated at all. If the merger is not completed, the ongoing businesses of Cambridge and Northmark may be adversely affected, and Cambridge and Northmark will be subject to several risks, including the following:

•	Northmark may be required, under certain circumstances, to pay Cambridge a termination fee of $2,200,000 under the merger agreement;

•	Cambridge and Northmark could incur substantial costs relating to the proposed merger, such as legal, accounting, financial advisor, filing, printing and mailing fees;

•

under the merger agreement, Northmark is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies; and

•

Cambridge’s and Northmark’s management’s and employees’ attention may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the merger.

In addition, if the merger is not completed, Cambridge may experience negative reactions from the financial markets, and Cambridge and/or Northmark may experience negative reactions from their respective customers and employees. Cambridge and/or Northmark also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against Cambridge or Northmark to perform their respective obligations under the merger agreement. If the merger is not completed, Cambridge and Northmark cannot assure their respective shareholders that the risks described above will not materialize and will not materially affect the business and financial results of Cambridge and/or Northmark and stock price of Cambridge.

Risks Related to the Combined Company if the Merger is Completed

The integration of the banks will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction.

The benefits and synergies expected to result from the proposed transaction will depend in part on whether the operations of Northmark can be integrated in a timely and efficient manner with those of Cambridge Trust Company. Cambridge Trust Company will face challenges in consolidating its functions with those of Northmark, and integrating the organizations, procedures and operations of the two businesses. The integration of Cambridge Trust Company and Northmark will be complex and time-consuming, and the management of both companies will have to dedicate substantial time and resources to it. These efforts could divert management’s focus and resources from serving existing customers or other strategic opportunities and from day-to-day operational matters during the integration process. Failure to successfully integrate the operations of Cambridge Trust Company and Northmark could result in the failure to achieve some of the anticipated benefits from the transaction, including cost savings and other operating efficiencies, and Cambridge Trust Company may not be able to capitalize on the existing relationships of Northmark to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. This could have an adverse effect on the business, results of operations, financial condition or prospects of Cambridge and/or Cambridge Trust Company after the transaction.

Unanticipated costs relating to the merger could reduce Cambridge’s future earnings per share.

Cambridge has incurred substantial legal, accounting, financial advisory and other costs, and Cambridge’s management has devoted considerable time and effort in connection with the merger. If the merger is not completed, Cambridge will bear certain fees and expenses associated with the merger without realizing the benefits of the merger. If the merger is completed, Cambridge expects to incur substantial expenses in connection with integrating the business, operations, network, systems, technologies, policies and procedures of the two companies. The fees and expenses may be significant and could have an adverse impact on Cambridge’s results of operations.

Cambridge and Cambridge Trust Company believe that each has reasonably estimated the likely costs of integrating the operations of Cambridge Trust Company and Northmark, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a dilutive effect on Cambridge’s earnings per share. In other words, if the merger is completed, the earnings per share of Cambridge common stock could be less than anticipated or even less than if the merger had not been completed.

Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained or incorporated by reference into this proxy statement/prospectus.

Any estimates as to the future value of the combined company, including estimates regarding the earnings per share of the combined company, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies described in this proxy statement/prospectus, all of which are subject to the risks and uncertainties described in this proxy statement/prospectus, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, whether made before or after the date of this proxy statement/prospectus by Cambridge’s and Northmark’s respective management or affiliates or others, without considering all of the information contained or incorporated by reference into this proxy statement/prospectus.

Following the merger, Cambridge may not continue to pay dividends at or above the rate currently paid by Cambridge.

Following the merger, Cambridge shareholders may not receive dividends at the same rate that they did as Cambridge shareholders prior to the merger for various reasons, including the following:

•	Cambridge may not have enough cash to pay such dividends due to changes in its cash requirements, capital spending plans, cash flow or financial position;

•

decisions on whether, when and in what amounts to make any future dividends will remain at all times entirely at the discretion of Cambridge’s board of directors, which reserves the right to change Cambridge’s dividend practices at any time and for any reason; and

•

the amount of dividends that Cambridge’s subsidiaries may distribute to Cambridge may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

Cambridge shareholders will have no contractual or other legal right to dividends that have not been declared by Cambridge’s board of directors.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information included or incorporated by reference into this proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Cambridge and Northmark, including future financial and operating results and performance; statements about Cambridge’s and Northmark’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based on the current beliefs and expectations of Cambridge’s and Northmark’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Cambridge and Northmark. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•	the failure of the shareholders of Northmark to approve the merger agreement;

•	the failure to obtain governmental approvals of the merger or the imposition of adverse regulatory conditions in connection with regulatory approvals of the merger;

•	disruptions to the parties’ businesses as a result of the announcement and pendency of the merger;

•	costs or difficulties related to the integration of the businesses following the merger;

•	operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

•	the risk that the future business operations of Cambridge or Northmark will not be successful;

•	the risk that the anticipated benefits, cost savings and any other savings from the merger may not be fully realized or may take longer than expected to realize;

•	changes in the interest rate environment that reduce margins;

•	legislative, regulatory, or accounting changes;

•	the highly competitive industry and market areas in which Cambridge and Northmark operate;

•	general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit quality;

•	changes in credit market conditions leading to increases in Cambridge’s or Northmark’s loan losses or level of non-performing loans;

•	changes in the securities markets which affect investment management revenues;

•	increases in FDIC deposit insurance premiums and assessments could adversely affect financial condition;

•	changes in technology used in the banking business;

•	the soundness of other financial services institutions which may adversely affect credit risk;

•	certain intangible assets may become impaired in the future;

•	internal controls and procedures may fail or be circumvented;

•	new lines of business or new products and services, which may pose additional risks;

•	changes in key management personnel which may adversely impact operations;

•

the effect on operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements that may be enacted;

•	the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence;

•	actions that governments, businesses and individuals take in response to the COVID-19 pandemic;

•	the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity;

•	a prolonged resurgence in the severity of the COVID-19 pandemic due to variants and mutations of the virus;

•	the pace of recovery when the COVID-19 pandemic subsides; and

•	severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact the business.

Additional factors that could cause Cambridge’s results to differ materially from those described in the forward-looking statements can be found in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 19, and Cambridge’s filings with the SEC, including Cambridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference into this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Cambridge or Northmark or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Cambridge and Northmark undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES

Cambridge Bancorp

Cambridge is a federally registered bank holding company headquartered in Cambridge, Massachusetts, and was incorporated as a Massachusetts corporation in 1983. Cambridge is the sole shareholder of Cambridge Trust Company, a Massachusetts trust company chartered in 1890.

Cambridge Trust Company

Cambridge Trust Company is a commercial bank regulated by the Massachusetts Division of Banks and the FDIC. As of March 31, 2022, Cambridge Trust Company has approximately $5.0 billion in assets. Cambridge Trust operates 19 full-service banking offices in Eastern Massachusetts and New Hampshire.

Cambridge Trust Company offers a full range of commercial and consumer banking services through its network of 19 banking offices in Eastern Massachusetts and New Hampshire. Cambridge Trust Company is engaged principally in the business of attracting deposits from the public and investing those deposits. Cambridge Trust Company invests those funds in various types of loans, including residential, CRE, commercial, and consumer loans. Cambridge Trust Company also invests its deposits and borrowed funds in investment securities and has two wholly owned Massachusetts security corporations, CTC Security Corporation and CTC Security Corporation III, for this purpose. Deposits at Cambridge Trust Company are insured by the FDIC for the maximum amount permitted by FDIC regulations.

Cambridge Trust Company also utilizes its subsidiary and non-depository trust company, Cambridge Trust Company of New Hampshire, Inc., to provide specialized wealth management services in New Hampshire.

As a private bank, Cambridge Trust Company focuses on four core services that center around client needs. Its core services include Wealth Management, Commercial Banking, Consumer Lending and Personal Banking. Cambridge Trust Company’s customers consist primarily of consumers and small- and medium-sized businesses in the communities and surrounding areas throughout Massachusetts and New Hampshire. Cambridge Trust Company’s Wealth Management Group has five offices: two in Massachusetts in Boston and Wellesley, and three in New Hampshire in Concord, Manchester, and Portsmouth. As of March 31, 2022, Cambridge Trust Company had Assets under Management and Administration of approximately $4.7 billion. The Wealth Management Group offers comprehensive investment management, as well as trust administration, estate settlement, and financial planning services. Cambridge Trust Company’s wealth management clients value personal service and depend on the commitment and expertise of Cambridge Trust Company’s experienced banking, investment, and fiduciary professionals.

Cambridge Trust Company operates in Eastern Massachusetts and Southern New Hampshire. Its primary lending market includes Middlesex and Norfolk counties in Massachusetts and Rockingham and Hillsborough counties in New Hampshire. Cambridge Trust Company benefits from the presence of numerous institutions of higher learning, medical care and research centers, a vibrant innovation economy in life sciences and technology, and the corporate headquarters of several significant financial service companies within the Boston area. Eastern Massachusetts also has many high-technology companies employing personnel with specialized skills. These factors affect the demand for wealth management services, residential homes, multi-family apartments, office buildings, shopping centers, industrial warehouses, and other commercial properties.

Cambridge Trust Company’s lending area is primarily an urban market area with a substantial number of one-to-four-unit residential properties, some of which are non-owner occupied, as well as apartment buildings, condominiums, office buildings, and retail space. As a result, its loan portfolio contains a significantly greater number of multi-family and CRE loans compared to institutions that operate in non-urban markets.

At March 31, 2022, Cambridge had $5.0 billion in assets, $4.5 billion in deposits and $436.2 million of shareholders’ equity.

Cambridge’s principal executive offices are located at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138, its phone number is (617) 520-5520 and its website is www.cambridgetrust.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

Northmark Bank

Northmark, a full service commercial bank, was founded in 1987 as a Massachusetts-chartered trust company. Northmark operates out of its main office in North Andover, Massachusetts, and its two branch offices in Andover and Winchester, Massachusetts. Northmark offers traditional community bank loan and deposit products.

At March 31, 2022, Northmark had $442.5 million in assets, $380.8 million in deposits and $53.6 million of shareholders’ equity.

Northmark’s principal executive offices are located at 89 Turnpike Street, PO Box 825, North Andover, Massachusetts 01845, its phone number is (978) 686-9100 and its website is www.northmarkbank.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

Security Ownership of Certain Beneficial Owners and Management

The table below provides certain information about beneficial ownership of Northmark common stock as of July 6, 2022. The table shows information for (i) each of Northmark’s directors, (ii) each of Northmark’s executive officers, and (iii) all of Northmark’s directors and executive officers as a group. Except as provided below, no other person, or group of affiliated persons, is known to Northmark to beneficially own more than 5% of Northmark common stock.

Except as otherwise noted, the persons or entities in the below table have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Northmark Bank, 89 Turnpike Street, PO Box 825, North Andover, Massachusetts 01845.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Directors:
Camille Miragliotta-Daly	100	*
Mary M. Doherty	700	*
Howard M. Gardner	41,000	5.18%
Dale M. Lodge	2,690	*
Daniel J. Murphy III	154,978	19.56%
Mary G. Noonan	100	*
Richard D. Rizzo	30,000	3.79%
James F. Scully	2,000	*
Kevin A. Sullivan	2,020	*
Joseph R. Tarby	35	*
Raymond A. Vivenzio	1,000	*
Jane C. Walsh(2)	106,379	13.43%

Executive Officers:
Glenn Johnson	3,625	*
Craig MacKenzie	—	*
Joseph Renna	200	*
John Westwood	—	*

All directors and executive officers as a group (16)	344,827	43.53%

*	Less than 1%.
(1)	Percentages based on the total shares outstanding of 792,145 as of May 23, 2022.
(2)	Also an executive officer.

THE SPECIAL MEETING OF NORTHMARK SHAREHOLDERS

This proxy statement/prospectus is being furnished to holders of Northmark common stock for use at a special meeting of Northmark shareholders and any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

Northmark will hold its special meeting of shareholders at Northmark’s office at 89 Turnpike Street, North Andover, Massachusetts 01845 on August 31, 2022, at 10:00 a.m., local time.

Purpose of the Special Meeting

At the special meeting, Northmark shareholders as of the record date will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 23, 2022, by and among Cambridge, Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, and Northmark, pursuant to which Northmark will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

Vote Required

The affirmative vote of holders of at least two-thirds of the shares of Northmark common stock entitled to vote at the special meeting is required to approve the merger agreement. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Recommendation of Northmark Board of Directors

The Northmark board of directors has approved the merger agreement and recommends that you vote your shares “FOR” the approval of the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Northmark common stock at the close of business on the record date of July 6, 2022, are entitled to notice of and to vote at the special meeting. As of the record date, there were 792,145 shares of Northmark common stock outstanding, held of record by approximately 154 shareholders. Each holder of Northmark common stock is entitled to one vote for each share of Northmark common stock owned as of the record date.

A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Northmark shareholder.

Quorum

A quorum of Northmark shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Northmark common stock entitled to vote are present in person or represented by proxy at the special meeting, a quorum will exist. Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the special meeting. Abstentions will be counted for purposes of determining whether a quorum is present. If there is no quorum, the holders of a majority of shares present at the special meeting in person or represented by proxy may adjourn the special meeting to another date.

Share Ownership of Management; Voting Agreements

As of the record date, the directors and executive officers of Northmark collectively held 344,827 shares of Northmark common stock, which represented approximately 44% of the outstanding shares of Northmark common stock.

Each of the directors and certain executive officers of Northmark have entered into a voting agreement with Cambridge, requiring each of them to vote all shares of Northmark common stock beneficially owned by such person in favor of approval of the merger agreement.

When considering the Northmark board of directors’ recommendation that you vote in favor of the approval of the merger agreement, you should be aware that the directors and executive officers of Northmark have interests in the merger that may be different from, or in addition to, the interests of shareholders of Northmark. See “Proposal 1—The Merger—Interests of Northmark’s Directors and Executive Officers in the Merger” beginning on page 49.

Voting in Person

If you are a Northmark shareholder and plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the special meeting, you must bring to the special meeting a legal proxy executed in your favor from the record holder of the shares (your broker, bank, or other nominee) authorizing you to vote at the special meeting.

Whether or not you plan to attend the special meeting, Northmark requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend.

Voting by Proxy

If you are a Northmark shareholder, the Northmark board of directors requests that you return the proxy card accompanying this proxy statement/prospectus for use at the special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials.

If you have any questions concerning the merger, the other meeting matters or this proxy statement/prospectus, or need assistance voting your shares, please contact Jane C. Walsh, President and Chief Executive Officer of Northmark, at the address or telephone number listed below:

Northmark Bank

89 Turnpike Street

North Andover, Massachusetts 01845

(978) 686-9100

How to Revoke Your Proxy

If you are a Northmark shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to Northmark’s President and Chief Executive Officer at the address listed below, stating that you revoke your proxy;

•	submitting a new signed proxy card bearing a later date (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to the following address:

Northmark Bank

89 Turnpike Street

North Andover, Massachusetts 01845

(978) 686-9100

Attention: Jane C. Walsh, President and Chief Executive Officer

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for the proposal, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposal.

Brokers who hold shares of Northmark common stock in “street name” for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this proxy statement/prospectus without specific instructions from the customer. When a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner it is referred to as a “broker non-vote.”

If your broker holds your Northmark stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker with this proxy statement/prospectus.

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote. Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Proxy Solicitation

If you are a Northmark shareholder, the enclosed proxy is solicited by and on behalf of the Northmark board of directors. Northmark will pay the expenses of soliciting proxies to be voted at the special meeting, including any attorneys’ and accountants’ fees, except Northmark and Cambridge have each agreed to share equally the costs of printing this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Northmark and its agents may also solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of Northmark for making these solicitations. Northmark intends to reimburse persons who hold Northmark common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

This proxy statement/prospectus and the proxy card are first being sent to Northmark shareholders on or about July 14, 2022.

Stock Certificates

If you are a Northmark shareholder, you should not send in any certificates representing Northmark common stock. You will receive instructions for the exchange of your certificates representing Northmark common stock prior to the closing of the merger.

PROPOSAL 1—THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement and other documents attached as annexes to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement and other documents attached as annexes to this proxy statement/prospectus, for a more complete understanding of the merger.

General

On May 23, 2022, the boards of directors of Cambridge, Cambridge Trust Company, and Northmark each approved a merger agreement among Cambridge, Cambridge Trust Company and Northmark, pursuant to which Northmark will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

Northmark shareholders will receive 0.9950 shares of Cambridge common stock for each share of Northmark common stock they own on the effective date of the merger. Northmark shareholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger.

See “The Merger Agreement” beginning on page 59, for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

From time to time, the Northmark board of directors has considered various strategic alternatives to enhance shareholder value, including potential strategic partnerships. On October 15, 2021, Northmark engaged Griffin to assist the Northmark board of directors in its review of strategic alternatives.

In the late fall of 2021, Northmark engaged in discussions with another bank, Financial Institution A. In December 2021, Financial Institution A submitted a non-binding indication of interest to acquire Northmark in an all-cash transaction with a purchase price of $98.31 per share of Northmark stock. Northmark executed an exclusivity agreement with Financial Institution A on December 16, 2021. After preliminary due diligence, Financial Institution A determined not to proceed with a transaction with Northmark, and the exclusivity agreement was terminated on January 25, 2022.

Subsequent to January 25, 2022, Griffin and Northmark held several discussions regarding other parties that might have an interest in acquiring Northmark.

On March 7, 2022, representatives from Griffin contacted Cambridge to determine its interest in a possible acquisition of Northmark. Cambridge executed a non-disclosure agreement on March 9, 2022, and on March 16, 2022, Ms. Walsh and Denis Sheahan, President and Chief Executive Officer of Cambridge and Cambridge Trust Company, met in person. Ms. Walsh and Mr. Sheahan met again in person again on March 29, 2022, the date that Cambridge was granted access to an electronic data room.

On March 29, 2022, Cambridge commenced its due diligence investigation of Northmark, and Northmark commenced its reverse due diligence investigation of Cambridge.

On April 14, 2022, Cambridge submitted an indication of interest proposing an all-stock transaction with a fixed exchange ratio of 0.9858 shares of Cambridge common stock in exchange for each share of Northmark common stock, which valued Northmark common stock at $78.69 per share based on the market price of Cambridge common stock on April 14, 2022.

On April 21, 2022, Northmark executed an exclusivity agreement with Cambridge.

On April 25, 2022, the Northmark board of directors held a special meeting at which representatives of Griffin reviewed the financial terms of the indication of interest. Goodwin Procter LLP, counsel to Northmark, also attended the meeting. Upon conclusion of the discussion, Northmark’s board of directors authorized Northmark’s management to continue with due diligence and reverse due diligence efforts with respect to the proposed acquisition by Cambridge.

On May 4, 2022, a first draft of the merger agreement was provided to Goodwin Procter LLP by Hogan Lovells US LLP, counsel to Cambridge.

On May 9, 2022, Cambridge submitted a revised indication of interest in response to continued negotiations with respect to transaction consideration and terms. The revised proposal was for an all-stock transaction with a fixed exchange ratio of 0.9950, which valued Northmark at $82.92 per share based on the market price of Cambridge common stock on May 9, 2022.

On May 12, 2022, a virtual due diligence meeting took place between Northmark and Cambridge, with representatives of Griffin, Goodwin Procter LLP, Piper Sandler & Co., Cambridge’s financial advisor, and Hogan Lovells US LLP, also attending.

Between May 13 and May 19, 2022, Goodwin Procter LLP and Hogan Lovells US LLP exchanged revised drafts of the merger agreement.

On May 20, 2022, the Northmark board of directors held special meetings to review the draft merger agreement and related documentation that were distributed in advance of the meetings. Goodwin Procter LLP reviewed in detail the provisions of the merger agreement, including the representations and warranties, the various negative and affirmative covenants, the termination provisions, the non-solicitation and related termination fee provisions, and the voting agreements requested of the Northmark directors and certain executive officers.

On May 23, 2022, the Northmark board of directors held a special meeting. Goodwin Procter LLP confirmed that there were no changes to the merger agreement and related documentation since the May 20, 2022 board meeting. Representatives of Griffin reviewed the financial aspects of the proposed merger based on the financial terms of the merger agreement and provided the board with its fairness opinion, to the effect that, as of such date the exchange ratio set forth in the merger agreement was fair, from a financial point of view, to the holders of Northmark common stock. The Northmark board of directors then (i) determined that the merger agreement and the merger were in the best interests of Northmark and its shareholders, (ii) approved the merger agreement, (iii) recommended that Northmark shareholders approve the merger agreement, and (iv) directed that the merger agreement be submitted for consideration by the Northmark shareholders at a special meeting of Northmark shareholders. Ms. Walsh and Mr. Murphy executed their employment agreement amendments. Northmark and Cambridge also executed the merger agreement and Cambridge entered into voting agreements with each of the directors of Northmark, Glenn Johnson, Senior Lending Officer of Northmark, and Joseph Renna, Chief Information Officer of Northmark.

Northmark’s Reasons for the Merger

In reaching its decision to approve the merger agreement, and to recommend that Northmark shareholders adopt the merger agreement, the Northmark board of directors evaluated the merger in consultation with Northmark’s management, as well as Northmark’s independent financial and legal advisors, and considered a number of factors, including the following material factors:

•

the Northmark board of director’s familiarity with and review of Northmark’s business, financial condition, results of operations and prospects, including, but not limited to, its business plan and its potential for growth and profitability;

•	the current and prospective environment in which Northmark operates, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

•

the Northmark board of directors’ review, based in part on the due diligence performed by Northmark in connection with the transaction, of Cambridge’s business, financial condition, results of operations and management; the potential synergies expected from the merger; and the geographic fit between Northmark’s and Cambridge’s service areas;

•	the expected pro forma financial impacts of the transaction, taking into account anticipated cost savings and other factors, on Northmark shareholders;

•	the structure of the transaction as an all-stock merger following which Northmark’s existing shareholders will have the opportunity to participate in the strategic plan for the combined company;

•

the fact that the exchange ratio is fixed, which the Northmark board of directors believed was consistent with market practice for transactions of this type, was likely to be protective of the total consideration to be received by Northmark shareholders based on past performance of Cambridge’s share price, offered the possibility of an upside to the merger consideration, and was consistent with the strategic purpose of the transaction;

•

the Northmark board of directors’ review with Northmark’s legal and financial advisors of the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and termination fee provisions;

•

the opinion, dated May 23, 2022, of Griffin directed to the Northmark board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Northmark common stock of the exchange ratio in the merger, as more fully described below under “—Opinion of Griffin Financial Group, LLC, Financial Advisor to Northmark” beginning on page 37; and

•

Cambridge’s agreement, upon the closing of the merger, to appoint Jane C. Walsh, Northmark’s President and Chief Executive Officer, to the boards of directors of Cambridge and Cambridge Trust Company, respectively, which is expected to provide a degree of continuity and involvement by Northmark’s board of directors following the merger and enhance the likelihood that the strategic benefits that Northmark expects to achieve as a result of the merger will be realized.

The Northmark board of directors also considered potential risks relating to the merger, including the following:

•

the regulatory and other approvals required in connection with the merger and the expectation that such approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•

the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on Northmark’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

•

the merger agreement provisions generally requiring Northmark to conduct its business in the ordinary course and the other restrictions on the conduct of Northmark’s business prior to completion of the merger, which may delay or prevent Northmark from undertaking business opportunities that may arise pending completion of the merger;

•

with merger consideration based on a fixed exchange ratio, the risk that the consideration to be paid to Northmark shareholders could be adversely affected by a decrease in the trading price of Cambridge common stock during the pendency of the merger;

•

expected benefits and synergies sought in the merger, including cost savings and Cambridge’s ability to market successfully its financial products to Northmark’s customers, may not be realized or may not be realized within the expected time period;

•	the challenges of integrating the businesses, operations and employees of Northmark and Cambridge;

•	certain provisions of the merger agreement prohibit Northmark from soliciting, and limit its ability to respond to, proposals for alternative transactions;

•

Northmark’s obligation to pay Cambridge a termination fee of $2.2 million in certain circumstances, as described in the section entitled “The Merger Agreement—Termination Fee” on page 73, may deter others from proposing an alternative transaction that may be more advantageous to Northmark shareholders;

•

Northmark’s directors and executive officers may have interests in the merger that are different from or in addition to those of its shareholders generally, as described in the section entitled “—Interests of Northmark’s Directors and Executive Officers in the Merger” beginning on page 49; and

•

the other risks described in the section entitled “Risk Factors” beginning on page 19 and the risks of investing in Cambridge common stock identified in the “Risk Factors” sections of Cambridge’s periodic reports filed with the SEC and incorporated by reference herein.

The discussion of the information and factors considered by the Northmark board of directors is not exhaustive, but includes the material factors considered by the Northmark board of directors. In view of the wide variety of factors considered by the Northmark board of directors in connection with its evaluation of the merger and the complexity of these matters, the Northmark board of directors did not attempt to quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of the Northmark board of directors may have given different weights to different factors. The Northmark board of directors evaluated the factors described above and reached the decision that the merger was in the best interests of Northmark and its shareholders. The Northmark board of directors realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Northmark board of directors concluded that the potential positive factors outweighed the potential risks of completing the merger. It should be noted that this explanation of the Northmark board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section entitled “Information Regarding Forward-Looking Statements” beginning on page 26.

On the basis of these considerations, the Northmark board of directors adopted and approved the merger agreement and the transactions contemplated by the merger agreement and recommended to the shareholders that they adopt the merger agreement and the transactions contemplated by the merger agreement.

Recommendation of the Northmark Board of Directors

The Northmark board of directors has approved the merger agreement and recommends that Northmark shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby.

Opinion of Griffin Financial Group, LLC, Financial Advisor to Northmark

On October 15, 2021, Northmark engaged Griffin Financial Group, LLC, to assist it in identifying a merger partner and in consummating a merger transaction. Pursuant to this engagement, Griffin agreed to serve as financial advisor in connection with the proposed merger of Northmark with and into Cambridge Trust Company and to assist Northmark in assessing the fairness, from a financial point of view, to the shareholders of Northmark, of the exchange ratio in the proposed merger. Griffin is a nationally recognized, Financial Industry Regulatory Authority-licensed investment banking firm that is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

As part of its engagement, representatives of Griffin attended the meeting of the Northmark board of directors held on May 23, 2022, at which the Northmark board of directors evaluated the proposed merger. At this meeting, Griffin reviewed the financial aspects of the proposed merger and provided its opinion that, as of such date, the exchange ratio in the proposed merger was fair, from a financial point of view, to the shareholders of Northmark. The Northmark board approved the merger at this meeting.

The full text of Griffin’s written opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. Northmark shareholders are urged to read the opinion in its entirety for a description of the assumptions made, matters considered, procedures followed and qualifications and limitations on the review undertaken by Griffin. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Griffin’s opinion speaks only as of the date of the opinion. The opinion is directed to the Northmark board of directors and is limited to the fairness, from a financial point of view, to the shareholders of Northmark with regard to the exchange ratio in the merger. Griffin does not express an opinion as to the underlying decision by Northmark to engage in the merger or the relative merits of the merger compared to other strategic alternatives which may be available to Northmark.

In providing its opinion, Griffin:

•	reviewed a draft of the merger agreement dated May 17, 2022;

•

reviewed and discussed with Northmark its audited financial statements as of and for the years ended December 31, 2021 and December 31, 2020, and certain unaudited interim financial information as of and for the quarter ended March 31, 2022;

•

reviewed and discussed with Cambridge its audited financial statements and annual reports on Form 10-K as of and for the years ended December 31, 2021 and December 31, 2020, and certain unaudited interim financial information as of and for the quarter ended March 31, 2022;

•

discussed with the management of Northmark and Cambridge matters relating to their respective financial condition, growth, liquidity, earnings, profitability, asset quality, capital adequacy, future prospects, and related matters (as applicable) as of such dates and for the periods then ended;

•	reviewed and discussed with management of Northmark its budgeted balance sheet growth and earnings for 2022 and expected future period trends for assets, loans, deposits, capital and earnings;

•

reviewed and discussed with management of Cambridge its budgeted balance sheet growth and earnings for 2022 and certain publicly available consensus “street estimates” of projections of future earnings and growth rates for Cambridge for periods beyond 2022;

•

analyzed and discussed with Northmark and Cambridge the potential strategic implications and operational benefits anticipated by the management of Northmark and Cambridge related to the proposed merger;

•	evaluated the potential pro forma financial effects of the proposed merger on the regulatory capital ratios of Cambridge and Cambridge Trust Company;

•

reviewed and discussed with Northmark and Cambridge certain publicly available documents and other business and financial information concerning Northmark and Cambridge and the economic and regulatory environments in which they operate;

•	compared certain financial and stock market information of Cambridge with similar information of certain other companies, the securities of which are publicly traded;

•	compared the financial condition and implied valuation of Northmark to the financial condition and valuation of certain institutions Griffin deemed relevant;

•	compared the proposed financial terms of the proposed merger with the publicly available financial terms of certain transactions involving whole bank acquisitions that Griffin deemed relevant;

•	performed discounted cash flow analyses; and

•	undertook such other financial studies and analyses, and considered such other information as Griffin deemed appropriate for the purpose of its opinion.

Griffin’s opinion has been approved by its fairness opinion committee in conformity with its policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. In conducting its review and arriving at its opinion, Griffin relied upon the accuracy and completeness of the financial and other information provided to it or otherwise publicly available or which was furnished to or discussed with Griffin by Northmark or Cambridge or otherwise reviewed by Griffin including, particularly, the forward looking earnings estimates, projections, cost savings and growth rates. Griffin did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. The Northmark earnings estimates used by Griffin in certain of its analyses were prepared by, or in conjunction with, Northmark’s senior management team. Griffin relied upon the management of Northmark as to the reasonableness and achievability of its earnings estimates (and the assumptions and bases therefore) and assumed that such earnings estimates reflected the best currently available estimates and judgments of Northmark’s management and that such earnings will be realized in the amounts and in the time periods estimated by Northmark’s management. Northmark does not publicly disclose internal earnings estimates of the type provided to Griffin in connection with its review of the merger. As a result, such estimates were not prepared with a view towards public disclosure. Earnings estimates and future projections are based on numerous variables and assumptions, and actual results could vary significantly from those set forth in the estimates.

The Cambridge earnings estimates for 2022 used by Griffin in certain of its analyses were prepared by Cambridge. Griffin relied upon the management of Cambridge as to the reasonableness and achievability of these estimates (and the assumptions and bases therefore) and assumed that such earnings estimates reflected the best currently available estimates and judgments of Cambridge’s management and that such earnings will be realized in the amounts and in the time periods estimated by Cambridge’s management. Cambridge does not publicly disclose internal earnings estimates of the type provided to Griffin in connection with its review of the merger. As a result, such estimates were not prepared with a view towards public disclosure. Griffin used publicly available research analyst “street estimates” for 2023 earnings and a long-term earnings growth rate consistent with guidance provided by Cambridge’s management. Griffin did not independently verify the accuracy or completeness of any such information or the related inputs and assumptions or assume any responsibility for such verification or accuracy. Earnings estimates and future projections are based on numerous variables and assumptions, and actual results could vary significantly from those set forth in the estimates.

Griffin did not review individual loan files or deposit information of Northmark or Cambridge, nor did Griffin conduct or be provided with any valuation or appraisal of any assets, deposits, or other liabilities of Northmark or Cambridge. Griffin is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto, and accordingly, Griffin assumed, without independent verification, that the aggregate allowances for loan and lease losses for Northmark and Cambridge were adequate to cover those losses. Griffin is not a legal, regulatory, or tax expert and has relied on the assessments made by advisors to Northmark with respect to such issues. In relying on financial analysis provided to Griffin or discussed with Griffin by Northmark or Cambridge or derived therefrom, Griffin assumed that such analyses had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of management of Northmark and Cambridge, as applicable. Griffin expresses no view as to such analyses, forecasts, estimates or assumptions on which they were based.

For purpose of providing its opinion, Griffin assumed that, in all respects material to its analysis:

•	the merger will be completed in accordance with the terms set for the in the merger agreement with no adjustments to the exchange ratio;

•

the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct in all respects material to Griffin’s analysis;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents, including approval by federal and state banking regulators and by Northmark shareholders, and in a manner which will not give Cambridge the ability to terminate the merger agreement or decline to close under the merger agreement;

•	all conditions to the completion of the merger will be satisfied without any waivers or modifications to the merger agreement; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including termination, divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

Griffin’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it, as of the date of its opinion. Subsequent developments may affect Griffin’s opinion, and Griffin does not have any obligation to update, revise, confirm or reaffirm its opinion. Griffin’s opinion is limited to the fairness, from a financial point of view, to the shareholders of Northmark with regards to the exchange ratio to be received by the shareholders of Northmark in the merger as of the date of the opinion. Griffin expressed no opinion as to the fairness of the merger as of any subsequent date or to creditors or other stakeholders of Northmark or as to the underlying decision by Northmark to engage in the merger, the relative merits of the merger compared to other merger transactions that may be available to Northmark, or the relative merits of the merger compared to other strategic alternatives that may be available to Northmark. Griffin did not, and was not asked to, contact any other interested parties other than those specifically indicated by Northmark. Furthermore, Griffin did not take into account, and expresses no opinion with respect to, the amount or nature of any bonuses and any other compensation or consideration to any officers, directors, or employees of Northmark paid or payable by reason or as a result of the merger.

In performing its analysis, Griffin made various assumptions with respect to economic, general business, industry performance, market and financial conditions and other matters, which are beyond the control of Griffin, Northmark and Cambridge. Any estimates contained in the analyses performed by Griffin are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Griffin opinion was among several factors taken into consideration by the Northmark board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Northmark board of directors with respect to the fairness of the exchange ratio.

The following is a summary of the material analyses presented by Griffin to the Northmark board of directors on May 23, 2022 in connection with Griffin’s fairness opinion. The summary is not a complete description of the analyses underlying the Griffin opinion or the presentation made by Griffin to the Northmark board of directors but summarizes the material analyses performed and presented in connection with such opinion.

The preparation of the fairness opinion is a comprehensive and complex, analytical process, involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Griffin did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized within include information presented in a tabular format. Accordingly, Griffin believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal

Pursuant to the Agreement and Plan of Merger, dated as of May 23, 2022, by and among Northmark, Cambridge, and Cambridge Trust Company, Northmark will be merged with and into Cambridge Trust Company with Cambridge Trust Company surviving the merger. Each of the 792,145 issued and outstanding shares of Northmark common stock will be converted into the right to receive 0.9950 shares of Cambridge common stock. The terms and conditions of the merger are more fully described in the merger agreement.

Transaction Multiples

As of May 23, 2022, the date of Griffin’s opinion, based upon the ten-trading day average closing price of Cambridge stock for the period ended May 19, 2022, of $80.80 per share, and based upon the exchange ratio of 0.9950, the value of the consideration to be received by the holders of Northmark common stock was $80.40 per share. Based on this, the total purchase price payable to the shareholders of Northmark was approximately $63.7 million, which is equal to 119.0% of Northmark’s tangible book value, 18.1 times Northmark’s earnings for the twelve-month period ending March 31, 2022 and reflected a tangible book value premium to Northmark’s core deposits of 3.5%.

Contribution Analysis

Griffin analyzed the relative contribution of Northmark and Cambridge to certain financial and operating metrics for the pro forma combined company resulting from the merger. The financial and operating metrics included: (1) assets, (2) loans, (3) deposits, (4) tangible common equity, (5) net interest income, (6) core noninterest income, (7) core pre-tax pre-provision earnings, (8) net income, and (9) estimated 2022 net income. Net income estimates for the year ended December 31, 2022 were based on projections provided by the management of Northmark and research analyst “street estimates” for Cambridge. The relative contribution analysis did not give effect to purchase accounting adjustments, any synergies or other adjustments resulting from the merger. The results of this analysis are summarized in the table below as of and for the twelve months ended March 31, 2022:

	Relative Contribution		Implied
	Cambridge	Northmark	Exchange Ratio
Balance sheet ($000)
Assets	5,018,379	442,466	0.7792
Loans	3,417,213	313,744	0.8113
Deposits	4,473,735	380,849	0.7524
Tangible common equity	381,727	53,615	1.2413

Income statement ($000)
Net interest income	128,444	13,298	0.9150
Core non-interest income	44,829	719	0.1417
Core pre-tax pre-provision earnings	72,251	4,921	0.6019
Net income ($000)	53,841	3,527	0.5790
Net income – 2022E ($000)	54,861	3,952	0.6367

Exchange Ratio in the Merger			0.9950

An analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Discounted Cash Flow Analysis

Griffin performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Northmark could provide to equity holders on a standalone basis. In performing this analysis, Griffin assumed discount rates ranging from 11.50% to 14.50%. Inputs to the discount rate were derived from the Kroll Cost of Capital Module as of May 19, 2022. The range of values was determined by adding (i) the present value of projected cash flows to Northmark shareholders from 2022 to 2028, and (ii) the present value of the terminal value of Northmark’s forward earnings. Free cash flows were assumed to be earnings in excess of required capital retention in order to maintain a ratio of tangible common equity to tangible assets of between 7.5% and 8.5%. In determining the terminal value cash flows, Griffin applied multiples ranging from 9.0x forward earnings to 11.0x forward earnings, based upon a projected terminal growth rate of approximately 3.0% using the Gordon Growth model. This resulted in a range of values of Northmark from $62.72 per share to $75.79 per share.

The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Northmark.

Griffin also performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Cambridge could provide to equity holders on a standalone basis. In performing this analysis, Griffin assumed discount rates ranging from 9.50% to 11.00%. Inputs to the discount rate were derived from the Kroll Cost of Capital Module as of May 19, 2022. The range of values was determined by adding (i) the present value of projected cash flows to Cambridge shareholders from 2022 to 2028, and (ii) the present value of the terminal value of Cambridge’s forward earnings. Free cash flows were assumed to be earnings in excess of required capital retention in order to maintain a ratio of tangible common equity to tangible assets of between 8.0% and 9.0%. In determining terminal value cash flows, Griffin applied multiples ranging from 11.5x forward earnings to 13.5x forward earnings, based upon a projected terminal growth rate of approximately 2.25% using the Gordon Growth model. This resulted in a range of values of Cambridge from $103.47 per share to $126.89 per share.

The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Cambridge.

The results of the discount cash flow analysis are summarized in the table below:

Implied Per Share Value ($)
Northmark			Cambridge			Implied Exchange Ratio
Low	Median	High	Low	Median	High	High/Low	Median/ Median	Low/High
62.72	68.80	75.79	103.47	114.73	126.89	0.7325	0.5997	0.4943

Selected Companies Analysis: Northmark and Cambridge

Using publicly available information, Griffin compared the financial performance and condition of Northmark to the following publicly traded banks headquartered in the United States that are traded on an exchange or over the counter with three-month average daily trading volume to total common shares outstanding greater than 0.03% as of May 13, 2022, assets greater than $250 million and less than $650 million, and non-performing assets to total assets less than 1.00%. The group excludes merger targets, banks with foreign charters or foreign owned, industrial banks, and non-depository trusts. Companies included in this group were:

CITBA Financial Corporation	Glen Burnie Bancorp

Bank of San Francisco	Equitable Financial Corp.

Cornerstone Community Bancorp	Oregon Bancorp, Inc.

PSB Holding Corp.	Triad Business Bank

River Valley Community Bancorp	Delhi Bank Corp.

Home Federal Bancorp, Inc. of LA	WVS Financial Corp.

Woodlands Financial Services Company	Summit Bancshares, Inc.

Quaint Oak Bancorp, Inc.	Ottawa Bancorp, Inc.

HV Bancorp Inc.	Peoples Bancorp, Inc. (MD)

Horizon Bancorp, Inc.	FFBW, Inc.

Paragon Financial Solution, Inc.	TEB Bancorp, Inc.

CNB Corporation	AMB Financial Corp.

First Seacoast Bancorp	Pacific West Bank

U & I Financial Corp.	Third Century Bancorp

First Resources Bancorp, Inc.	HCB Financial Corp.

The Victory Bancorp, Inc.	Mid-Southern Bancorp, Inc.

blueharbor bank	Cincinnati Bancorp, Inc.

To perform this analysis, Griffin used financial information as of the most recently available quarter end and market price information as of May 19, 2022.

Griffin’s analysis showed the following concerning Northmark’s and the group’s financial and market information:

		Selected Companies
	Northmark	First Quartile	Median	Third Quartile
Total Assets ($000)	442,468	346,206	440,434	555,301
ADTV (shares)		601	1,013	1,631
ROAA (%)[1]	0.78	0.56	0.84	1.05
ROAE (%)[2]	6.73	6.14	9.30	13.43
Loans / Deposits (%)	82.4	58.8	72.2	89.1
Net Interest Margin (%)	3.02	2.87	3.12	3.54
TCE/TA (%)	12.12	7.38	8.78	11.12
Trading Price/LTM Earnings (x)		7.6	11.3	15.8
Trading Price/TBV (%)		88.0	99.8	114.6

Using publicly available information, Griffin compared the financial performance and condition of Cambridge to the following publicly traded banks headquartered in New England, the Mid-Atlantic, Ohio, Virginia or West Virginia with assets greater than $4 billion and less than $10 billion and last-twelve months core return on average assets greater than 1.00%. The peer group excludes merger targets, banks with foreign charters or foreign owned, industrial banks, and non-depository trusts. Companies included in this group were:

First Commonwealth Financial	Peapack-Gladstone Financial Corporation

Park National Corporation	City Holding Company

S&T Bancorp, Inc.	Washington Trust Bancorp, Inc.

Columbia Financial, Inc.	Financial Institutions, Inc.

Brookline Bancorp, Inc.	Northfield Bancorp, Inc.

ConnectOne Bancorp, Inc.	Camden National Corporation

Tompkins Financial Corporation	CNB Financial Corporation

Premier Financial Corp.	Mid Penn Bancorp, Inc.

Kearny Financial Corp.	HarborOne Bancorp, Inc.

Peoples Bancorp, Inc. (OH)	Farmers National Banc Corp.

Univest Financial Corporation	The First of Long Island Corporation

Metropolitan Bank Holding Corp.	Canandaigua National Corporation

TrustCo Bank Corp NY	Arrow Financial Corporation

To perform this analysis, Griffin used financial information as of the most recently available quarter end and market price information as of May 19, 2022.

[1]	Selected company values for last-twelve months return on average assets are Core ROAA as reported by S&P Global Market Intelligence.
[2]	Selected company values for last-twelve months return on average equity are Core ROAE as reported by S&P Global Market Intelligence.

Griffin’s analysis showed the following concerning Cambridge and the group’s financial and market information:

		Selected Companies
	Cambridge	First Quartile	Median	Third Quartile
Total Assets ($000)	5,018,379	5,318,104	6,268,769	7,816,053
Core ROAA (%)	1.20	1.12	1.18	1.34
Core ROAE (%)	12.92	10.98	11.99	13.31
Loans / Deposits (%)	76.4	76.1	85.1	90.6
Net Interest Margin (%)	2.97	2.85	3.05	3.37
TCE/TA (%)	7.69	7.46	8.32	9.43
YTD Price Change (%)	(13.5)	(18.1)	(15.7)	(10.7)
Trading Price/LTM Earnings (x)	10.2	9.2	10.0	11.6
Trading Price/TBV (%)	142.9	117.5	142.8	164.0
Dividend Yield (%)	3.29	3.10	3.63	4.37

Griffin applied Northmark and Cambridge selected company trading multiples to Northmark’s and Cambridge’s financial information as of March 31, 2022 to determine an implied per share valuation for both Cambridge and Northmark and an implied exchange ratio. The following table summarizes the results of this analysis:

	Price / LTM Earnings			Price / TBV
	Implied Per Share Value		Implied Exchange Ratio	Implied Per Share Value		Implied Exchange Ratio
	Northmark	Cambridge		Northmark	Cambridge
High Northmark / Low Cambridge	$70.45	$70.89	0.9938	$77.55	$64.08	1.2102
Median Northmark / Median Cambridge	$50.26	$76.74	0.6549	$67.57	$77.89	0.8675
Low Northmark / High Cambridge	$34.02	$89.16	0.3816	$59.59	$89.43	0.6664
Exchange Ratio in the Merger			0.9950			0.9950

No company used as a comparison in the above analyses is identical to Northmark or Cambridge. In addition, Griffin presumed that the trading valuations for peers exclude any change in control premium. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Selected Transactions Analysis

Griffin reviewed publicly available information related to selected acquisitions of banks and bank holding companies that were announced between January 1, 2021 and May 19, 2022, including nationwide deals for stock corporations with consideration value between $40 and $90 million. Griffin excluded transactions with foreign buyers and non-bank entities. The transactions included in the group were, sorted by announcement date:

Acquirer:	Acquiree:
Rosedale Federal Savings & Loan	CBM Bancorp, Inc.
Civista Bancshares, Inc.	Comunibanc Corp.
Home Bancorp, Inc.	Friendswood Capital Corporation
Alerus Financial Corporation	MBP BHC, INC.
InBankshares, Corp	Legacy Bank
Georgia Banking Company, Inc.	Peoples Banktrust, Inc.
MidWestOne Financial Group, Inc.	Iowa First Bancshares Corp.
BancFirst Corporation	Worthington National Bank
Business First Bancshares, Inc.	Texas Citizens Bancorp, Inc.
Community Bank System, Inc.	Elmira Savings Bank
Eagle Bancorp Montana, Inc.	First Community Bancorp, Inc.
BayCom Corp	Pacific Enterprise Bancorp
SouthPoint Bancshares, Inc.	Merchants Financial Services, Inc.
Seacoast Banking Corporation of FL	Sabal Palm Bancorp, Inc.
Finward Bancorp	Royal Financial, Inc.
First Western Financial, Inc.	Teton Financial Services, Inc.
Spencer Savings Bank	Mariner’s Bank
HBT Financial, Inc.	NXT Bancorporation, Inc.
Equity Bancshares, Inc.	American State Bancshares, Inc.
Southern California Bancorp	Bank of Santa Clarita
Colony Bankcorp, Inc.	SouthCrest Financial Group, Inc.
Fidelity D&D Bancorp, Inc.	Landmark Bancorp, Inc.
Investar Holding Corporation	Cheaha Financial Group, Inc.

For each transaction referred to above, Griffin compared, among other things, the following reported or implied ratios based on the latest publicly available financial statements of the company prior to the announcement of the acquisition:

•	Price per common share paid for the acquired company to last twelve months’ earnings per share of the acquired company;

•	Price per common share paid for the acquired company to tangible book value per share of the acquired company;

•

Price per common share paid for the acquired company to core tangible book value per share of the acquired company, adjusting both the price and tangible book value per share based on the target having a ratio of tangible book value to tangible assets of 8.0%; and

•	Aggregate transaction price in excess of tangible book value of the acquired company as a percentage of core deposits.

For each metric above, Griffin determined a range of implied valuation per Northmark share. Griffin’s analysis showed the following concerning the proposed merger and the selected transactions:

		Selected Transactions Multiples			Northmark Valuation Per Share ($)
	Northmark/ Cambridge	1st Quartile	Median	3rd Quartile	1st Quartile	Median	3rd Quartile
Price/LTM Earnings (x)	18.1	12.4	15.6	20.2	55.40	69.48	90.11
Price/Tangible Book Value (%)	119.0	124.5	135.8	151.6	84.24	91.93	102.59
Price / 8% Core TBV (%)	128.4	129.3	140.1	162.9	80.78	85.58	95.80
Premium/Core Deposits (%)	3.5	3.3	4.9	7.5	80.00	85.62	95.57

For the implied Northmark valuations in the table above, Griffin computed ranges of implied exchange ratios using both the ten-trading day average closing price of Cambridge stock for the period ended May 19, 2022 of $80.80 per share, and the low estimated value of Cambridge obtained in the Cambridge discounted cash flow analysis of $103.47 per share. Griffin’s analysis showed the following concerning the proposed merger and the selected transactions:

	Implied Exchange Ratio			Implied Exchange Ratio
	Ten-Day CATC Average Close ($80.80)			Low CATC DCF Valuation ($103.47)
	1st Quartile	Median	3rd Quartile	1st Quartile	Median	3rd Quartile
Price/LTM Earnings (x)	0.6856	0.8599	1.1153	0.5354	0.6715	0.8709
Price/Tangible Book Value (%)	1.0425	1.1378	1.2697	0.8141	0.8885	0.9915
Price / 8% Core TBV (%)	0.9998	1.0592	1.1856	0.7807	0.8271	0.9259
Premium/Core Deposits (%)	0.9901	1.0596	1.1827	0.7731	0.8275	0.9236
Exchange Ratio in the Merger		0.9950			0.9950

Griffin also performed an analysis to adjust the selected transaction multiples to account for changes in the banking environment since the announcement of each respective deal. Griffin adjusted each reported deal value for the change in the value of the NASDAQ Bank index between the announcement date of the selected transaction and May 19, 2022 and recalculated the selected transaction multiples. The 1st quartile, median and 3rd quartile declines in the NASDAQ Bank index from the time of each transaction’s announcement through May 19, 2022 were 16.9%, 15.3% and 9.0%, respectively. These adjusted transaction multiples were used to determine a range of implied valuation per Northmark share. Griffin’s analysis showed the following concerning the transaction and the adjusted selected transactions:

		Selected Transactions Multiples (Adjusted)			Northmark Valuation Per Share ($)
	Northmark/ Cambridge	1st Quartile	Median	3rd Quartile	1st Quartile	Median	3rd Quartile
Price/LTM Earnings (x)	18.1	11.0	13.6	17.5	49.06	60.69	77.79
Price/Tangible Book Value (%)	119.0	108.7	117.9	133.8	73.54	79.83	90.59
Price/ 8% Core TBV (%)	128.4	111.9	122.3	132.3	73.00	77.65	82.11
Premium/Core Deposits (%)	3.5	1.7	2.4	3.8	73.98	76.71	81.65

For the adjusted implied Northmark valuations in the table above, Griffin computed ranges of implied exchange ratios using both the ten-trading day average closing price of Cambridge stock for the period ended May 19, 2022 of $80.80 per share, and the low estimated value of Cambridge obtained in the Cambridge discounted cash flow analysis of $103.47 per share. Griffin’s analysis showed the following concerning the proposed merger and the selected transactions:

		Implied Exchange Ratio			Implied Exchange Ratio
		Ten-Day CATC Average Close ($80.80)			Low CATC DCF Valuation
	Northmark/ Cambridge	1st Quartile	Median	3rd Quartile	1st Quartile	Median	3rd Quartile
Price/LTM Earnings (x)	18.1	0.6072	0.7511	0.9627	0.4742	0.5866	0.7518
Price/Tangible Book Value (%)	119.0	0.9102	0.9880	1.1211	0.7108	0.7715	0.8755
Price / 8% Core TBV (%)	128.4	0.9034	0.9610	1.0162	0.7055	0.7505	0.7936
Premium/Core Deposits (%)	3.5	0.9156	0.9494	1.0106	0.7150	0.7414	0.7892
Exchange Ratio in the Merger			0.9950			0.9950

No company or transaction used as a comparison in the above analysis is identical to Northmark, Cambridge or the merger. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Pro Forma Impact Analysis

Griffin performed pro forma merger analyses that combined projected Northmark and Cambridge balance sheet and income statement information for periods through 2025. Projected growth, earnings estimates and other assumptions (including, without limitation, purchase accounting adjustments, cost savings and transaction related expenses) were provided by or derived by material provided by Northmark and Cambridge. The analyses indicated that the merger is expected to be dilutive to Cambridge’s tangible book value per common share as of the completion date of the merger, which for modeling purposes was estimated to be December 31, 2022, accretive to earnings per common shares in subsequent periods, and that Cambridge is expected to maintain well-capitalized regulatory capital ratios. The analysis also indicated that the merger could be accretive to Northmark’s current and estimated dividends per share, as adjusted for the exchange ratio. Actual results may differ from the projected results, and these differences may be material.

The summary set forth above is not a complete description of the analyses and procedures performed by Griffin while arriving at this opinion.

The board of directors of Northmark retained Griffin as the financial adviser to Northmark regarding the merger. As part of its investment banking business, Griffin is, from time to time, engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, public and private placement of listed and unlisted securities, rights offerings and other forms of valuations for various purposes. As specialists in the securities of banking companies, Griffin has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Griffin may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of institutions like, and possibly including, Northmark and Cambridge for Griffin’s own account and for the accounts of its customers. To the extent Griffin held any such positions, it was disclosed to Northmark.

Pursuant to the Griffin engagement agreement, Northmark agreed to pay Griffin (i) a fee upon delivery to the Northmark board of directors of the definitive written fairness opinion of $150,000; and (ii) upon closing of the merger, a transaction fee equal to 1.25% of the aggregate transaction value. No retainer fee was paid to Griffin. The fee for the fairness opinion will be credited against the transaction fee payable at closing. During the two years prior to the date of the opinion, other than this engagement, there have been no material relationships between Griffin or its affiliates and Northmark or its affiliates. During the two years prior to the date of the opinion, there have been no material relationships between Griffin or its affiliates and Cambridge or its affiliates.

Interests of Northmark’s Directors and Executive Officers in the Merger

In considering the recommendation of the Northmark board of directors regarding the merger, Northmark shareholders should know that the directors and certain executive officers of Northmark have interests in the merger in addition to their interests as shareholders of Northmark. All those additional interests are described below, to the extent they are material and are known to Northmark. The Northmark board of directors and the boards of directors of Cambridge and Cambridge Trust Company were aware of these interests and considered them, among other matters, in approving the merger agreement.

The following discussion sets forth the interests in the merger of each person who has served as a director or executive officer of Northmark since January 1, 2021. Except as described below, to the knowledge of Northmark, the directors and executive officers of Northmark do not have any substantial interest, direct or indirect, by security holdings or otherwise in the merger or the merger agreement proposal apart from their interests as shareholders of Northmark. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.

Employment Agreements

Northmark is a party to employment agreements with Jane C. Walsh and Daniel J. Murphy, III, which were amended in connection with the execution of the merger agreement. Pursuant to the merger agreement, Cambridge has agreed to honor in accordance with their terms all benefits payable under these employment agreements, which provide certain benefits in the event the executive’s employment is terminated under specified circumstances. The agreements provide that if the executive is involuntarily terminated other than for “cause,” disability, or death, or voluntarily resigns following certain events specified in the agreements, the executive will be entitled to a payment equal to five times the highest aggregate salary and bonus received by the employee in any 12-month period during the three-year period. However, in the event that any compensation, payment or distribution to the employee or for the employee’s benefit, whether paid or payable or distributed or distributable pursuant to the employment agreements, the executive’s supplemental unfunded retirement and death benefits agreement, the executive’s split dollar agreement, or any other agreement or arrangement between the executive and Northmark or Cambridge (the “parachute payments”) would be non-deductible by the Northmark or Cambridge by Section 280G of the Code or would be subject to the excise tax imposed by Section 4999 of the Code, then the parachute payments will be reduced (but not below zero) so that the sum of the parachute payments shall not exceed three times the executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder, less one U.S. dollar ($1.00).

Assuming the merger is completed and Ms. Walsh and Mr. Murphy experience a qualifying termination of employment, the estimated amounts payable to Ms. Walsh and Mr.  Murphy under their employment agreements are $2,711,198 and $1,024,601, respectively.

Offer Letter

Northmark is a party to an offer letter with John Westwood, Chief Financial Officer of Northmark. Pursuant to the merger agreement, Cambridge has agreed to honor in accordance with its terms all benefits payable under the offer letter, which provides that if, following a change in control of Northmark, Mr. Westwood does not continue to serve as Northmark’s chief financial officer or the chief financial officer of the surviving entity, he will be entitled to receive a payment equal to nine months of his most recent aggregate compensation and benefits.

Assuming the merger is completed, the estimated amount payable to Mr. Westwood under his offer letter is $177,720.57.

Appointment of Ms. Walsh to the Boards of Directors of Cambridge and Cambridge Trust Company

At the effective time of the merger, Cambridge will appoint Ms. Walsh to the boards of directors of Cambridge and Cambridge Trust Company. Ms. Walsh will serve on the Cambridge board of directors until the next annual meeting, at which time she will be nominated for a three-year term. Ms. Walsh will be entitled to receive compensation from Cambridge and Cambridge Trust Company for her service on the boards of directors in accordance with the fee schedule for services that is applicable from time to time for similar services by other members of Cambridge’s and Cambridge Trust Company’s boards of directors.

Indemnification and Insurance of Directors and Officers

Pursuant to the merger agreement, Cambridge has agreed that, for a period of six years after the effective date of the merger, it will indemnify, defend and hold harmless each present and former director and officer of Northmark against any reasonable costs, expenses or fees (including reasonable attorneys’ fees), judgments, amounts paid in settlement, fines, penalties, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or part out of or pertaining to the fact that he or she was a director or officer of Northmark or is or was serving at the request of Northmark as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Northmark, including without limitation matters related to the negotiation, execution and performance of the merger agreement or any of the related transactions, to the fullest extent which such person would have been entitled to indemnification under Northmark’s charter and Northmark’s bylaws prior to the effective date of the merger.

In addition, Cambridge has agreed to maintain a directors’ and officers’ liability insurance policy for six years after the effective time of the merger to cover the present officers and directors of Northmark with respect to claims against such directors and officers arising from facts or events that occurred before the effective time of the merger; provided that, Cambridge is not obligated to pay more than 250% of Northmark’s annual premiums for such coverage.

Boards of Directors of Cambridge and Cambridge Trust Company After the Merger

Pursuant to the merger agreement, at the effective time of the merger, Jane C. Walsh, President and Chief Executive Officer of Northmark, will be appointed as a member of Cambridge’s board of directors. Ms. Walsh will serve on the Cambridge board of directors until the next annual meeting, at which time she will each be nominated for a three-year term. Ms. Walsh will also be appointed to the board of directors of Cambridge Trust Company, effective immediately following the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of material U.S. federal income tax consequences of the merger of Cambridge Trust Company and Northmark. The U.S. federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based on current provisions of the Code, existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all U.S. federal income tax consequences of the merger that may be relevant to Northmark shareholders. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular Northmark shareholder.

The following discussion may not apply to particular categories of holders of shares of Northmark common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold Northmark capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the U.S. dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders of stock options or holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of Northmark common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger, including any state, local or foreign tax consequences of the merger.

U.S. Holders

As used herein, a “U.S. holder” is a beneficial owner of Northmark common stock who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Tax Consequences of the Merger Generally

Cambridge will receive an opinion from Hogan Lovells US LLP and Northmark will receive an opinion from Goodwin Procter LLP, each to be filed with the SEC and dated as of the same date as the registration statement of which this proxy statement/prospectus is a part, to the effect that the merger will qualify as a reorganization under Section 368(a) of the Code. The tax opinions to be received by Cambridge and Northmark will be based on certain representations, covenants and assumptions, as set forth in certificates provided to Hogan Lovells US LLP and Goodwin Procter LLP by appropriate officers of Cambridge and Northmark, all of which must continue to be true and accurate in all material respects as of the effective time of the merger. Neither Cambridge nor Northmark intends to waive this condition. If any of the representations, covenants or assumptions relied upon by tax counsel are inaccurate, tax counsel may not be able to provide the required closing date opinions or the tax consequences of the merger could differ from those described below. An opinion of counsel neither binds the Internal Revenue Service (the “IRS”) nor precludes the IRS or the courts from adopting a contrary position. Neither Cambridge nor Northmark intends to obtain a ruling from the IRS regarding the tax consequences of the merger.

Based on the opinions that the merger will qualify as a reorganization under Section 368(a) of the Code, it is the opinion of Hogan Lovells US LLP and Goodwin Procter LLP that the material U.S. federal income tax consequences of the merger are as follows:

•	no gain or loss will be recognized by Cambridge or Northmark as a result of the merger;

•

except with respect to cash received instead of a fractional share of Cambridge common stock, no gain or loss will be recognized by U.S. holders who exchange all of their Northmark common stock solely for Cambridge common stock pursuant to the merger. A U.S. holder of Northmark common stock who receives cash instead of a fractional share of Cambridge common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by Cambridge. As a result, such U.S. holder of Northmark common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest;

•

the aggregate tax basis in the Cambridge common stock received by a Northmark shareholder pursuant to the merger will equal that shareholder’s aggregate tax basis in the shares of Northmark common stock being exchanged, reduced by any amount allocable to a fractional share of Cambridge common stock for which cash is received;

•	the holding period of Cambridge common stock received by a Northmark shareholder in the merger will include the holding period of the shares of Northmark common stock being exchanged; and

•

a U.S. holder of Northmark common stock who receives the entirety of his or her consideration in the form of cash will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her Northmark common stock. The gain or loss recognized by the U.S. holders described in this paragraph will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period for the relevant shares is greater than one year. The deductibility of capital losses is subject to limitations.

For purposes of the above discussion of the bases and holding periods for shares of Northmark common stock and Cambridge common stock, Cambridge shareholders who acquired different blocks of Cambridge common stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, cancelled or received in the merger.

Backup Withholding

Payments of cash to a Northmark shareholder pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding unless such shareholder provides Cambridge with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a Northmark shareholder under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against the Northmark shareholder’s federal income tax liability; provided that the Northmark shareholder timely furnishes the required information to the IRS.

Reporting Requirements

Northmark shareholders who receive Cambridge common stock as a result of the merger will be required to retain records pertaining to the merger, and Northmark shareholders who hold at least 5% of the outstanding Northmark common stock immediately before the merger will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local and foreign income and other tax consequences to you of the merger.

Regulatory Approvals Required for the Merger

General

Cambridge and Northmark have agreed to use all reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary to consummate the merger of Cambridge Trust Company and Northmark. This includes various notices, approvals, waivers or consents from state and federal governmental authorities, including the FDIC, the MA Commissioner and the Massachusetts

Housing Partnership. Cambridge and Cambridge Trust Company have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and waivers necessary to consummate the merger. Cambridge and Northmark cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.

Massachusetts Commissioner of Banks

To consummate the merger, Cambridge will seek the approval of the MA Commissioner pursuant to Chapter 167I, Section 3 of the Massachusetts General Laws (“MGL”).

In deciding whether to approve the merger, the MA Commissioner must determine whether competition among banking institutions will be unreasonably affected and whether public convenience and advantage will be promoted. In making this determination, the MA Commissioner must consider, at a minimum, a showing of net new benefits, which includes initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within the continuing institution’s Community Reinvestment Act assessment area and such other matters as the MA Commissioner may deem necessary or advisable.

Cambridge is not aware of any reason why it will not receive the MA Commissioner’s approval for the merger.

Federal Deposit Insurance Corporation

To consummate the merger, Cambridge will seek the approval of the FDIC under Section 18(c) of the Federal Deposit Insurance Act, as amended, which is commonly known as the Bank Merger Act. The FDIC may not approve the merger if:

•

such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•

the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless the FDIC finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In every case, the FDIC is required to consider the financial and managerial resources and future prospects of the institutions concerned, the convenience and needs of the communities to be served, and the effectiveness of each insured depository institution involved in the proposed merger in combating money-laundering activities. Consideration of financial resources generally focuses on capital adequacy of the institutions involved. In assessing the convenience and needs of the community to be served, the FDIC will consider such elements as the extent to which the proposed merger is likely to benefit the general public through higher lending limits, new or expanded services, reduced prices, increased convenience in utilizing the services and facilities of the resulting institution, or other means. The FDIC, as required by the Community Reinvestment Act of 1977, as amended, will also note and consider the record of performance of Cambridge Trust Company and Northmark in meeting the credit needs of the entire community, including low and moderate-income neighborhoods. An unsatisfactory record may form the basis for denial or conditional approval of an application. Applicable regulations require publication of notice of an application for approval of the merger.

Massachusetts Housing Partnership

Under Massachusetts law, the proposed transaction may not be completed until Cambridge has made “arrangements satisfactory” to the Massachusetts Housing Partnership Fund. Cambridge is working with the Massachusetts Housing Partnership Fund to make such arrangements and will request at the appropriate time that the Massachusetts Housing Partnership Fund send the MA Commissioner a letter confirming that such arrangements were made.

Accounting Treatment of the Merger

The merger will be accounted for using the acquisition method of accounting with Cambridge treated as the acquirer. Under this method of accounting, Northmark’s assets and liabilities will be recorded by Cambridge at their respective fair values as of the closing date of the merger and added to those of Cambridge. Any excess of purchase price over the net fair values of Northmark’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Northmark’s net assets over the purchase price will be recognized in earnings by Cambridge on the closing date of the merger. Financial statements of Cambridge issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Northmark prior to the merger. The results of operations of Northmark will be included in the results of operations of Cambridge beginning on the effective date of the merger.

Dissenters’ Rights

Pursuant to Chapter 167I, Section 3 of the MGL, the value of the stock of shareholders who have objected in accordance with Sections 13.21 and 13.23 of the Massachusetts Business Corporation Act (the “MBCA”) must be ascertained in the manner provided in Sections 13.01 and 13.03 through 13.31 of the MBCA. Under Section 13.02(a)(1) of the MBCA, shareholders generally are entitled to assert appraisal rights in the event of a merger and to receive payment in cash for the fair value of their shares of stock instead of the merger consideration. Northmark shareholders electing to exercise appraisal rights must comply with the provisions of Section 13 of the MBCA. Northmark has concluded that Northmark shareholders are entitled to appraisal rights. A copy of the applicable portions of the MBCA is attached to this proxy statement/prospectus as Annex C. Failure to follow those provisions exactly could result in a loss of appraisal rights, in which case dissenting shareholders will receive the merger consideration with respect to their shares.

To the extent that any shareholder seeks to assert appraisal rights but is determined by a court not to be entitled to such appraisal rights (or was entitled to exercise such appraisal rights but failed to take all necessary action to perfect them or effectively withdraws or loses them), such shareholder will be entitled to receive the merger consideration, without interest.

Under the MBCA, shareholders who perfect their rights to appraisal in accordance with Section 13 of the MBCA and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the MBCA, will be entitled to demand payment of the fair value of their shares of Northmark common stock, together with interest, each as determined under Section 13 of the MBCA. The fair value of the shares is the value of the shares immediately before the effective time of the merger, excluding any element of value arising from the expectation or accomplishment of the merger, unless exclusion would be inequitable. Shareholders should be aware that the fair value of their shares of Northmark common stock as determined by Section 13 of the MBCA could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

Shareholders who fail to timely and properly comply with the procedures specified will lose any appraisal rights they may have. Shareholders should note that a vote in favor of the merger agreement will result in the waiver of any right that they may otherwise have to demand payment for their shares under the appraisal rights provisions of the MBCA.

A shareholder who wishes to assert appraisal rights must deliver written notice of such shareholder’s intent to demand payment to Northmark’s principal offices at the following address: 89 Turnpike Street, North Andover, Massachusetts 01845, Attention: Jane C. Walsh. If Northmark does not receive a shareholder’s written notice of intent to demand payment prior to the vote at the special meeting of shareholders, or if such shareholder votes, or causes or permits to be voted, such shareholder’s shares of Northmark common stock in favor of approval of the merger agreement, such shareholder will not be entitled to any appraisal rights that such shareholder may have under the provisions of the MBCA and will instead only be entitled to receive the merger consideration. The submission of a proxy card voting “against” or “abstaining” on the merger agreement proposal will not constitute sufficient notice of a shareholder’s intent to demand appraisal rights to satisfy Section 13 of the MBCA.

Only a holder of record of shares of Northmark common stock may exercise appraisal rights. Except as described below, a shareholder may assert appraisal rights only if such shareholder seeks such rights with respect to all of such shareholder’s shares. A record shareholder may assert appraisal rights as to fewer than all the shares registered in such record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies Northmark in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name will be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

If the merger is completed, Section 13 of the MBCA requires Northmark to deliver a written appraisal notice to all shareholders who satisfied the requirements described above. The appraisal notice must be sent by Northmark no earlier than the date the merger becomes effective and no later than ten days after such date, and must include a copy of Section 13 of the MBCA and a certification form that specifies the date of the first announcement to Northmark shareholders of the principal terms of the merger and requires the shareholder asserting appraisal rights to certify (i) whether or not beneficial ownership of the shares for which appraisal rights are asserted was acquired before the announcement date and (ii) that the shareholder did not vote in favor of the merger agreement. Any such appraisal notice also must state:

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the date by which Northmark must receive the certification form, which may not be fewer than 40 nor more than 60 days after the date the appraisal notice and certification form are sent to the shareholders demanding appraisal (the “Form Due Date”), and that the shareholder waives the right to demand appraisal with respect to the shares unless Northmark receives the certification form by such date;

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where the certification form must be sent and where certificates for certificated shares must be deposited and the date by which the certificates must be deposited, which date may not be earlier than the Form Due Date;

•	Northmark’s estimate of the fair value of the shares;

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that, if requested by the shareholder in writing, Northmark will provide, to the shareholder so requesting within ten days after the Form Due Date, the number of shareholders who return certification forms by the Form Due Date and the total number of shares owned by them; and

•	the date by which the notice to withdraw a demand for appraisal must be received, which date must be within 20 days after the Form Due Date (the “Withdrawal Deadline”).

Once a shareholder deposits such shareholder’s certificates or, in the case of uncertificated shares, returns the executed certification form, the shareholder loses all rights as a shareholder unless the shareholder withdraws from the appraisal process by notifying Northmark in writing by the Withdrawal Deadline. A shareholder who does not withdraw from the appraisal process in this manner may not later withdraw without Northmark’s written consent. A shareholder who does not execute and return the form (and in the case of certificated shares, deposit such shareholder’s share certificates) by the Form Due Date will not be entitled to any payment available under Section 13 of the MBCA.

Section 13 of the MBCA provides for certain differences in the rights of shareholders exercising appraisal rights depending on whether their shares are acquired before or after the announcement of a merger. Except with respect to shares acquired after the announcement date of May 23, 2022, Northmark must pay in cash to those shareholders who are entitled to appraisal rights and have complied with the procedural requirements of Section 13 of the MBCA the amount that Northmark estimates to be the fair value of their shares, plus interest. Interest accrues from the effective time of the merger until the date of payment at the average rate currently paid by Northmark on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. This payment must be made by Northmark within 30 days after the Form Due Date, and must be accompanied by:

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recent financial statements of Northmark, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for such year, a statement of changes in shareholders’ equity for such year, and the latest available interim financial statements, if any;

•	a statement of Northmark’s estimate of the fair value of the shares, which estimate must equal or exceed Northmark’s estimate given in the appraisal notice; and

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a statement that shareholders who complied with the procedural requirements have the right, if dissatisfied with such payment, to demand further payment as described below and that, if any shareholder does not do so within the time period specified below, such shareholder will be deemed to have accepted the payment in full satisfaction of Northmark’s obligations under the MBCA.

A shareholder who has been paid Northmark’s estimated fair value and is dissatisfied with the amount of the payment must notify Northmark in writing of such shareholder’s estimate of the fair value of the shares and demand payment of such estimate plus interest, less the payment already made. A shareholder who fails to notify Northmark in writing of such shareholder’s demand to be paid such shareholder’s stated estimate of the fair value plus interest within 30 days after receiving Northmark’s payment waives the right to demand further payment and will be entitled only to the payment made by Northmark based on Northmark’s estimate of the fair value of the shares.

Northmark may withhold payment from shareholders who are entitled to appraisal rights but did not certify that beneficial ownership of all of such shareholder’s shares for which appraisal rights are asserted was acquired before the announcement date. If Northmark elects to withhold payment, it must provide such shareholders notice of certain information within 30 days after the Form Due Date, including Northmark’s recent financial statements (as described above); Northmark’s estimate of fair value of the shares (as described above); a statement that such shareholders may accept Northmark’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal if such shareholders are dissatisfied with the amount of the payment; a statement that such shareholders who wish to accept the offer must so notify Northmark of their acceptance of Northmark’s offer within 30 days after receiving the offer; and a statement that such shareholders who do not satisfy the requirements for demanding appraisal if such shareholders are dissatisfied with the amount of the payment will be deemed to have accepted Northmark’s offer. Those shareholders who wish to accept the offer must notify Northmark of their acceptance within 30 days after receiving the offer. Within ten days after receiving a shareholder’s acceptance, Northmark must pay in cash the amount it offered to each shareholder who agreed to accept Northmark’s offer in full satisfaction of such shareholder’s demand. Within 40 days after sending the notice described above, Northmark must pay in cash the amount it offered to pay to each shareholder who does not satisfy the requirements for demanding appraisal if such shareholder is dissatisfied with the amount of the payment.

A shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of such shareholder’s stated estimate of the fair value of such shareholder’s shares, plus interest. A shareholder who fails to notify Northmark in writing of such shareholder’s demand to be paid such shareholder’s stated estimate of the fair value plus interest within 30 days after receiving Northmark’s offer of payment waives the right to demand payment and will be entitled only to the payment offered by Northmark based on Northmark’s estimate of the fair value of the shares. Those shareholders who do not reject Northmark’s offer in a timely manner will be deemed to have accepted Northmark’s offer, and Northmark must pay to them in cash the amount it offered to pay within 40 days after sending the offer.

If a shareholder makes a demand for payment that remains unsettled, Northmark must commence an equitable proceeding in court within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Northmark does not commence the proceeding within the 60-day period, it must pay in cash to each shareholder the amount such shareholder demanded, plus interest. Northmark must make all shareholders, whether or not residents of Massachusetts, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties must be served with a copy of the petition. Each such shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by Northmark to the shareholder for such shares or (ii) the fair value, plus interest, of the shareholder’s shares for which Northmark elected to withhold payment.

The court in an appraisal proceeding must determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court must assess the costs against Northmark, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 13 of the MBCA.

The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

•	against Northmark and in favor of any or all shareholders demanding appraisal if the court finds Northmark did not substantially comply with its requirements under Section 13 of the MBCA; or

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against either Northmark or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 13 of the MBCA.

If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against Northmark, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent that appraisal rights apply to the merger and Northmark fails to make a required payment pursuant to Section 13 of the MBCA, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from Northmark all costs and expenses of the suit, including counsel fees.

The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the MBCA and is qualified in its entirety by the full text of Section 13 of the MBCA, which is attached to this proxy statement/prospectus as Annex C. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.

Restrictions on Sales of Shares by Certain Affiliates

The shares of Cambridge common stock to be issued in the merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who is an “affiliate” of Cambridge as defined by Rule 144 under the Securities Act. Affiliates consist of individuals or entities that control, are controlled by or are under common control with Cambridge, and include the executive officers and directors of Cambridge and may include significant shareholders of Cambridge.

Stock Exchange Listing

Following the merger, the shares of Cambridge common stock will continue to trade on NASDAQ under the symbol “CATC.”

THE MERGER AGREEMENT

This section of the proxy statement/prospectus describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference into this proxy statement/prospectus and attached as Annex A to this proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the full text of the merger agreement. The merger agreement contains customary representations and warranties of Cambridge and Northmark made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement between Cambridge and Northmark and are not intended to provide factual, business or financial information about Cambridge and Northmark. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Cambridge and Northmark rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement, and generally were solely for the benefit of the parties to that agreement.

Structure

Subject to the terms and conditions of the merger agreement, and in accordance with the MGL and the regulations promulgated thereunder, at the completion of the merger, Northmark will merge with and into Cambridge Trust Company. Cambridge Trust Company will be the surviving bank in the merger and will continue its existence under the laws of the Commonwealth of Massachusetts. Upon completion of the merger, the separate existence of Northmark will terminate.

The articles of organization of Cambridge Trust Company and Cambridge Trust Company’s amended and restated bylaws will remain as the articles of organization and bylaws, respectively, of Cambridge Trust Company. See “Comparison of Shareholder Rights” beginning on page 74.

The merger agreement provides that Cambridge may, at any time prior to the effective time, change the method of effecting the business combination of Cambridge Trust Company and Northmark. However, no such change may (i) alter or change the merger consideration, (ii) adversely affect the tax treatment of Cambridge or Northmark in connection with the merger, or (iii) be reasonably likely to materially impede or delay consummation of the transactions contemplated by the merger agreement.

Effective Time and Timing of Closing

The merger can be completed and become effective after the following steps are completed: (i) approval of the merger by the FDIC and the MA Commissioner, and satisfaction of the requirements of the Massachusetts Housing Partnership, (ii) approval of the merger by the shareholders of Northmark, and (iii) filing of all documents as may be required by applicable laws and regulations to consummate the merger, including articles of merger with the Secretary of the Commonwealth of Massachusetts. Subject to the satisfaction or waiver of all conditions to closing set forth in the merger agreement, the closing of the merger will occur as promptly as practicable after all of the conditions in the agreement have been satisfied, or if permissible, waived by the party entitled to the benefit of the same, or on such other date as Cambridge and Northmark may mutually agree upon.

Cambridge and Northmark anticipate that the merger will be completed in the fourth quarter of 2022. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, Cambridge and Northmark will obtain the required approvals or complete the merger.

Boards of Directors of Cambridge and Cambridge Trust Company After the Merger

Effective immediately following the effective time of the merger, Cambridge will designate Jane C. Walsh, President and Chief Executive Officer of Northmark, to serve as a member of Cambridge’s board of directors. Ms. Walsh will serve on the Cambridge board of directors until the next annual meeting, at which time she will be nominated for a three-year term. Ms. Walsh will also be appointed to the board of directors of Cambridge Trust Company, effective immediately following the effective time of the merger.

Consideration to be Received in the Merger

Upon completion of the merger, each outstanding share of Northmark common stock will be converted into the right to receive 0.9950 shares of Cambridge common stock, plus cash in lieu of any fractional share.

No fractional shares of Cambridge common stock will be issued in connection with the merger. For each fractional share that would otherwise be issued, Cambridge will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales price of one share of Cambridge common stock on NASDAQ for the five consecutive trading days ending on the third business day immediately prior to the closing date, rounded to the nearest whole cent.

Exchange of Northmark Stock Certificates for Cambridge Stock Certificates

On or before the closing date of the merger, Cambridge will cause to be delivered to the exchange agent certificates, or at Cambridge’s option, evidence of shares in book entry form, representing the shares of Cambridge common stock to be issued in the merger. In addition, Cambridge will deliver to the exchange agent an aggregate amount of cash sufficient to pay the estimated amount of cash to be paid in lieu of fractional shares of Cambridge common stock. Cambridge has selected American Stock Transfer & Trust Company, LLC to act as exchange agent in connection with the merger.

Promptly following the effective time of the merger, the exchange agent will mail to each Northmark shareholder of record at the effective time of the merger a letter of transmittal and instructions for use in surrendering the shareholder’s Northmark stock certificates. When such Northmark shareholders deliver their Northmark stock certificates to the exchange agent with a properly completed and duly executed letter of transmittal and any other required documents, their Northmark stock certificates will be cancelled and in exchange Northmark shareholders will receive:

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a Cambridge stock certificate, or at the election of Cambridge, a statement reflecting shares issued in book entry form, representing the number of whole shares of Cambridge common stock that they are entitled to receive under the merger agreement; and

•	if applicable, a check representing the amount of cash that they are entitled to receive in lieu of any fractional shares.

Northmark shareholders are not entitled to receive any dividends or other distributions on Cambridge common stock with a record date after the closing date of the merger until they have surrendered their Northmark stock certificates in exchange for a Cambridge stock certificate pr book entry shares. After the surrender of their Northmark stock certificates, Northmark shareholders of record will be entitled to receive any dividend or other distribution, without interest, which had become payable with respect to their Cambridge common stock.

Representations and Warranties

The merger agreement contains representations and warranties made by and to Cambridge and Northmark. The statements embodied in those representations and warranties were made for purposes of the agreement between

Cambridge and Northmark and are subject to important qualifications and limitations agreed to by Cambridge and Northmark in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Cambridge and Northmark rather than establishing matters as fact. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Third parties are not entitled to the benefits of the representations and warranties in the merger agreement.

Each of Cambridge and Northmark has made representations and warranties to the other regarding, among other things:

•	due organization, good standing and authority;

•	deposit insurance;

•	capitalization;

•	subsidiaries;

•	corporate power;

•	corporate records;

•	corporate authority;

•	regulatory approvals and the absence of defaults;

•	financial statements;

•	financial controls and procedures;

•	absence of certain changes or events;

•	regulatory matters;

•	legal proceedings;

•	compliance with laws;

•	brokers;

•	tax matters;

•	employee benefit plans; and

•	anti-money laundering, community reinvestment and customer information security.

In addition, Northmark has made representations and warranties to Cambridge regarding, among other things:

•	regulatory action;

•	material contracts;

•	labor matters;

•	environmental matters;

•	investment securities;

•	derivative transactions;

•	loans and nonperforming and classified assets;

•	tangible properties and assets;

•	insurance;

•	intellectual property;

•	inapplicability of antitakeover laws; and

•	transactions with affiliates.

In addition, Cambridge has made representations and warranties to Northmark regarding, among other things:

•	SEC filings;

•	sufficiency of funds; and

•	stock issued in the merger.

The representations and warranties of each of Cambridge and Northmark will expire upon the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this proxy statement/prospectus as Annex A.

Conduct of Business Pending the Merger

Conduct of Business of Northmark Pending the Merger

Under the merger agreement, Northmark has agreed that, until the effective time of the merger or the termination of the merger agreement, Northmark will not, except as expressly permitted by the merger agreement or with the prior written consent of Cambridge:

•	conduct its business other than in the ordinary course consistent with past practice and prudent banking practice and in compliance in all material respects with all applicable laws and regulations;

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fail to use reasonable best efforts to preserve its business organization intact, maintain the services of current officers and employees of Northmark, and preserve the goodwill of Northmark’s customers and others with whom business relationships exist;

•	issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any securities or equity equivalents or enter into any agreement with respect to the foregoing;

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permit any additional shares of capital stock to become subject to grants of employee or director stock options, warrants, rights, convertible securities and other arrangements or commitments which obligate Northmark to issue or dispose of any of its capital stock or other ownership interests;

•	directly or indirectly redeem, retire, purchase or otherwise acquire any shares of its capital stock;

•	make declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Northmark stock;

•	directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock;

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enter into, amend or renew any employment, consulting, severance or similar agreement or arrangement with any director, officer or employee, or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except for (i) normal increases in compensation to non-executive employees in the ordinary course of business consistent with past practice not to exceed 10% with respect to any individual non-executive employee and all such increases in the aggregate not to exceed 5% of total compensation, and provided that any increases, either singularly or collectively, are consistent with its 2022 budget, (ii) cash contributions to its 401(k) plan in the ordinary course of business consistent with past practice, and (iii) payment of accrued bonuses at the closing of the merger consistent with past practice and prorated through the closing date;

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hire any person as an employee or promote any employee, except (i) to satisfy existing contractual obligations, and (ii) persons hired to fill any vacancies at an annual salary of less than $150,000 and whose employment is terminable at will;

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enter into, establish, adopt, amend, modify or terminate any benefit and compensation plans, contracts, policies or arrangements covering current or former directors, officers or employees, except (i) as required by applicable law or the merger agreement, subject to prior written notice and consultation with Cambridge or (ii) to satisfy certain contractual obligations existing as of the date of the merger agreement;

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pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any other transaction with, its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors, other than (i) compensation in the ordinary course of business consistent with past practice, or (ii) certain loans permitted under the merger agreement;

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sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Northmark and its subsidiaries taken as a whole;

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acquire all or any portion of the assets, business, deposits or properties of any other entity other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice;

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make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate;

•	amend Northmark’s charter or Northmark’s bylaws;

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implement or adopt any change in its accounting principles, practices or methods other than as may be required by applicable laws or regulations or by accounting principles generally accepted in the United States (“GAAP”);

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enter into, amend, modify or terminate any contract, lease or insurance policy that involves the payment of, or incurs fees, in excess of $50,000 per annum, except in the ordinary course of business consistent with past practice or as expressly permitted by the merger agreement;

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enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Northmark or any of its subsidiaries is or becomes a party, which involves a payment that exceeds $50,000 and/or would impose a material restriction on its business;

•	enter into any new material line of business;

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change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any regulatory authority;

•	file any application or make any contract with respect to branching or site location or site relocation;

•	enter into any derivatives transactions, except in the ordinary course of business consistent with past practice;

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incur any indebtedness for borrowed money or other liabilities (including brokered deposits and wholesale funding), federal funds purchased, borrowings from the Federal Home Loan Bank, and securities sold under agreements to repurchase, each with a duration exceeding 1 year, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

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acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not in accordance with Northmark’s investment policy, or (ii) any debt security other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice;

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restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio is classified under GAAP or reported for regulatory purposes;

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make, renegotiate, renew, increase, extend, modify or purchase any loan, other than in accordance with its existing loan policies and procedures, or to satisfy existing contractual obligations; provided, however, that prior notification to Cambridge Trust Company and Cambridge is required for (i) any new origination in excess of $2,000,000, or (ii) any loan not made in accordance with its existing loan policies;

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make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

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make or change any material tax election, file any amended tax return, enter into any material closing agreement, settle or compromise any material liability with respect to taxes, agree to any adjustment of any material tax attribute, file any material claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

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commit any act or omission which constitutes a material breach or default under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which it is a party or by which it is or its properties are bound;

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foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance in amounts which would be material;

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cause or allow the loss of insurance coverage that would have a material adverse effect on Northmark, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect at the time of the merger agreement;

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discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

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take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (ii) any of the conditions to the merger set forth in the merger agreement not being satisfied, (iii) a material violation of any provision of the merger agreement, except, in each case, as required by applicable law or regulation or (iv) a material delay of the approval or completion of the merger; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Conduct of Business of Cambridge Pending the Merger

Under the merger agreement, Cambridge has agreed that, until the effective time of the merger or the termination of the merger agreement, Cambridge and Cambridge Trust Company will not, except as expressly permitted by the merger agreement or with the prior written consent of Northmark:

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take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time, (ii) any of the conditions to the merger agreement not being satisfied or (iii) a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation;

•	change its record date for payment of its quarterly dividend from the record date established in the prior year’s quarter in a manner that is inconsistent with past practice;

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grant, issue, deliver or sell any additional shares of capital stock or rights; provided, however, that Cambridge may (i) grant equity awards pursuant to its employee benefit plans as required by any Cambridge employee benefit plan or in the ordinary course consistent with past practice, (ii) issue capital stock upon the vesting or exercise of any equity awards granted pursuant to a Cambridge employee benefits plan outstanding as of the date hereof in accordance with the terms and conditions thereof as in effect on the date hereof, including in connection with “net settling” any outstanding awards, and (iii) issue Cambridge capital stock in connection with the transactions contemplated hereby;

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other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby, (i) make, declare, pay or set aside for payment any stock dividend on or in respect of, or declare or make any distribution on any shares of Cambridge common stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Northmark Special Meeting

Northmark has agreed to use its best efforts to call, hold and convene a meeting of its shareholders within 45 days after the initial mailing of this proxy statement/prospectus to its shareholders to consider and vote on the approval of the merger agreement and any other matters required to be approved by its shareholders in order to consummate the merger. Northmark has also agreed to ensure that its special meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the meeting are solicited, in compliance with applicable law, Northmark’s charter and Northmark’s bylaws.

Additionally, the board of directors of Northmark has agreed to recommend that its shareholders vote to approve the merger agreement.

No Solicitation

Northmark has agreed that neither it nor any of its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representative retained by Northmark (the “Northmark representatives”) will, directly or indirectly:

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initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

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participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise provide access to, any information or data with respect to Northmark or otherwise relating to an acquisition proposal; or

•	release any person from, waive any provision of, or fail to enforce any confidentiality agreement or standstill agreement to which Northmark is a party.

Northmark must immediately cease any existing discussions or negotiations with any person (other than Cambridge) with respect to any of the foregoing, and as soon as practicable after the date of the merger agreement request all persons (other than Cambridge) who have been furnished confidential information regarding Northmark in connection with the solicitation of or discussions regarding an acquisition proposal within the 12 months prior to the date of the merger agreement to promptly return or destroy such information. Northmark will take all steps necessary to terminate any approval that may have been given under any such provisions authorizing any person to make an acquisition proposal.

Under the merger agreement, an “acquisition proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated thereunder):

•	merger, consolidation, share exchange, business combination or other similar transactions;

•

sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of Northmark in a single transaction or series of transactions;

•	tender offer or exchange offer for 10% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; or

•	public announcement by any person of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

If Northmark receives a bona fide unsolicited written acquisition proposal prior to its special meeting that did not result from a breach by Northmark of any of the non-solicitation provisions in the merger agreement as discussed above, Northmark may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information or data with respect to Northmark or any of its subsidiaries or otherwise relating to the acquisition proposal if:

•

the Northmark board of directors first determines in good faith, after consultation with its outside legal counsel, such action would be required in order for directors of Northmark to comply with their fiduciary duties under applicable law in response to an acquisition proposal that the Northmark board of directors believes in good faith, after consultation with its outside legal counsel and its independent financial advisor, is a superior proposal;

•	Northmark has provided Cambridge with at least 24 hours’ notice of receipt of such acquisition proposal; and

•

prior to furnishing or affording access to any information or data with respect to Northmark or any of its subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with Northmark containing terms no less favorable to Cambridge than those contained in its confidentiality agreement with Cambridge.

Furthermore, if Northmark receives a bona fide unsolicited written acquisition proposal prior to its special meeting that did not result from a breach by Northmark of any of the non-solicitation provisions in the merger agreement as discussed above, the Northmark board of directors may withdraw, quality, amend or modify its recommendation that the Northmark shareholders approve the merger agreement four business days after providing Cambridge with notice of such acquisition proposal if:

•

the Northmark board of directors first reasonably determines in good faith, after consultation with its outside legal counsel, such action would be required in order for directors of Northmark to comply with their fiduciary duties under applicable law;

•	Northmark has provided Cambridge with at least 24 hours’ notice of receipt of such acquisition proposal;

•

during the four business day period following notification by Northmark to Cambridge about such proposal, Northmark and its board of directors negotiate in good faith with Cambridge to make adjustments in the terms and conditions of the merger agreement so that such proposal no longer constitutes a superior proposal; and

•

at the end of the four business day period, after taking into account the negotiations with Cambridge, the Northmark board of directors in good faith determines that the acquisition proposal constitutes a superior proposal.

A “superior proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of Northmark common stock then outstanding or all or substantially all of the assets of Northmark and otherwise (i) on terms which the Northmark board of directors determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the Northmark shareholders than the transactions contemplated with Cambridge, and (ii) that constitutes a transaction that, in the Northmark board of directors’ good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

Northmark must deliver to Cambridge within 24 hours a new notice of each such superior proposal.

Employee Benefits

Following the closing date of the merger, Cambridge may, in its sole discretion, choose to maintain any or all of Northmark’s benefit plans, and Northmark must cooperate with Cambridge in order to effect any plan terminations to be made as of the effective time of the merger. For the 12-month period following the effective time of the merger (or the applicable continuing employee’s earlier termination of employment), Cambridge shall provide or cause to be provided to each Northmark employee who continues employment with Cambridge or Cambridge Trust Company (a “continuing employee”) (i) at least the same base salary or base rate of pay as provided to such continuing employee immediately prior to the effective time of the merger, (ii) target cash bonus opportunities as provided to similarly-situated employees of Cambridge or Cambridge Trust Company, and (iii) other benefits (other than severance or termination pay) substantially comparable in the aggregate to the benefits provided to similarly-situated employees of Cambridge or Cambridge Trust Company. Cambridge shall take all commercially reasonable actions so that continuing employees are entitled to participate in Cambridge benefit plans of general applicability to the same extent as similarly-situated Cambridge employees. Cambridge will cause each Cambridge benefit plan in which continuing employees are eligible to participate to take into account for purposes of eligibility and vesting under the Cambridge benefit plans, but not for purposes of benefit accrual under a defined benefit plan, the service of such employees with Northmark to the same extent as such service was credited for such purpose by Northmark. Such service, however, will not be recognized to the extent that such recognition would result in a duplication of benefits or retroactive application. Cambridge may amend, merge or terminate any Northmark benefit plan or Cambridge benefit plan in accordance with their terms at any time. However, Cambridge will continue to maintain the Northmark benefit plans (other than cash incentive, equity or equity-based incentive, retention, change in control, severance, defined benefit, retiree welfare, or similar plans, programs or agreements) for which there is a comparable Cambridge benefit plan until the continuing employees are permitted to participate in the Cambridge benefit plan, unless such Cambridge benefit plan has been frozen or terminated with respect to similarly-situated Cambridge employees.

If a continuing employee becomes eligible to participate in a medical, dental or health plan of Cambridge upon termination of such plan of Northmark, Cambridge will make all commercially reasonable efforts to cause such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plan of Cambridge, (ii) honor under any such plans any deductible, co-payment and out-of-pocket expenses incurred by the continuing employees and their beneficiaries during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such continuing employee on or after the effective time of the merger, in each case to the extent such employee satisfied any similar limitation or requirement under an analogous Northmark benefit plan prior to the effective time of the merger.

Any Northmark employee (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement or arrangement which provides for severance payments) whose employment is terminated (other than for cause) at the request of Cambridge (but by and in the sole discretion of Northmark) prior to the effective time of the merger, or is terminated by Cambridge within 12 months following the effective date of the merger, shall be entitled to receive severance payments in an amount equal to two weeks of base pay for each full year of service (including all service with Northmark and Cambridge), with a minimum of four and a maximum of 52 weeks of base pay. See the section of this proxy statement/prospectus entitled “Proposal 1—The Merger—Interests of Northmark’s Directors and Executive Officers in the Merger” beginning on page 49 for a description of the aggregate amounts due to Ms. Walsh, Mr. Murphy and Mr. Westwood.

Cambridge and Northmark may provide a retention pool to be paid to certain Northmark employees designated by Cambridge in consultation with Northmark.

Indemnification and Insurance

Indemnification

Under the merger agreement, Cambridge has agreed that for a period of six years following the effective time of the merger, it will indemnify and hold harmless each present and former director and officer of Northmark against any reasonable costs, expenses or fees (including reasonable attorneys’ fees), judgments, amounts paid in settlement, fines, penalties, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for matters existing or occurring at or prior to the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of Northmark or is or was serving at the request of Northmark as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Northmark, to the fullest extent which such indemnified party would be entitled under Northmark’s charter and Northmark’s bylaws as in effect of the date of the merger agreement.

Directors’ and Officers’ Insurance

The merger agreement requires Cambridge to use its reasonable best efforts to cause the directors and officers of Northmark immediately prior to the effective time of the merger to be covered by Northmark’s directors’ and officers’ liability insurance policy for a six-year period following the effective time of the merger with respect to acts or omissions occurring prior to the effective time committed by such directors and officers in their capacities as such. Cambridge will not be required to expend in any one year more than 250% of the current annual amount expended by Northmark to maintain such insurance. If the current insurance policy requires Cambridge to expend more than this amount, Cambridge shall use reasonable best efforts to obtain as much comparable insurance as is available.

Voting Agreements

Each of the directors and certain executive officers of Northmark have entered into a voting agreement with Cambridge. In the voting agreement, the directors and executive officers agreed to vote, and granted Cambridge an irrevocable proxy and power of attorney to vote, all of his or her shares of Northmark common stock in favor of the consummation of the merger or any of the transactions contemplated by the merger agreement and against any other acquisition proposal.

Except under limited circumstances, the directors and executive officers of Northmark also agreed not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any such shares. Each voting agreement terminates immediately upon the earlier of the adjournment of the meeting of shareholders of Northmark called and held pursuant to merger agreement, or the termination of the merger agreement in accordance with its terms.

As of the record date, the directors and executive officers of Northmark collectively held 344,827 shares of Northmark common stock, which represented approximately 44% of the outstanding shares of Northmark common stock. The directors and executive officers were not paid any additional consideration in connection with the execution of the voting agreement.

Additional Agreements

Cambridge and Northmark have also agreed to use their reasonable best efforts in good faith to:

•

take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the merger and the transactions contemplated thereby as promptly as practicable; and

•

enable consummation of the transactions contemplated under the merger agreement, including the fulfillment of conditions set forth in the merger agreement, and cooperate fully with the other parties to the merger agreement to such end.

The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement/prospectus and additional agreements relating to, among other things, access to information and notice of certain matters.

Conditions to Completion of the Merger

The obligations of Cambridge and Northmark to consummate the merger are subject to the fulfillment of the following conditions:

•

Cambridge and Northmark will have obtained all regulatory approvals, and completed any requirements required by such regulatory approvals, required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired or been terminated;

•	the registration statement, of which this proxy statement/prospectus is a part, will have been declared effective and the absence of any stop order suspending that effectiveness;

•	the shares of Cambridge common stock issuable in connection with the merger being approved for listing on NASDAQ;

•

the absence of any judgment, order, injunction or decree, or any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement;

•	the employment agreement amendments will have been executed and delivered by Mr. Murphy and Ms. Walsh concurrently with Northmark’s execution and delivery of the merger agreement; and

•

Cambridge will have received the written opinion of Hogan Lovells US LLP and Northmark having received the written opinion of Goodwin Procter LLP, in each case substantially to the effect that the merger will constitute a tax free reorganization described in Section 368(a) of the Code.

In addition, the obligations of Cambridge to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•

each of the representations and warranties of Northmark set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on Northmark;

•	Northmark will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•

no regulatory approval will contain any condition, restriction or requirement that the Cambridge board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that Cambridge would not have entered into the merger agreement had such condition, restriction or requirement been known on the date of the merger agreement;

•	the voting agreements will have been executed and delivered concurrently with Northmark’s execution and delivery of the merger agreement;

•	the merger agreement will have been duly approved by the requisite vote of Northmark shareholders;

•	Northmark will have furnished certificates of its officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as Cambridge may reasonably request.

The obligations of Northmark to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•

each of the representations and warranties of Cambridge set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on Cambridge;

•	Cambridge will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

•	Cambridge will have furnished certificates of its officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as Northmark may reasonably request.

“Material adverse effect” when used with respect to Cambridge or Northmark means any effect that is material and adverse to its financial condition, results of operations or business or that would materially impair its ability to perform its obligations under the merger agreement or otherwise materially threaten or materially impede its ability to consummate the transactions contemplated by the merger agreement. However, material adverse effect does not include the impact of:

•

changes in GAAP or applicable regulatory accounting requirements, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•

changes in laws, rules or regulations of general applicability to financial institutions and/or their holding companies, or interpretations thereof by courts or any bank regulator or governmental authorities, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•

changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•

public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated under the merger agreement (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated under the merger agreement;

•

a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect has occurred);

•	the expenses incurred by either party in negotiating, documenting, effecting and consummating the transactions contemplated by the merger agreement; and

•	any failure by the parties to meet any internal projections or forecasts or estimates of revenues or earnings for any period.

Termination

The merger agreement may be terminated and the merger and the transactions contemplated by the merger agreement abandoned as follows:

•	by mutual consent of the parties;

•

by Cambridge or Northmark if any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any governmental authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•

by Cambridge or Northmark if the approval of the shareholders of Northmark is not obtained at a duly held special meeting or at any adjournment or postponement thereof (provided that if Northmark is the terminating party it shall not be in material breach of any of its obligations under the shareholder approval provisions in the merger agreement);

•	by Cambridge or Northmark if the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger;

•

by Cambridge or Northmark if the merger is not consummated by March 31, 2023, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party;

•	by Cambridge if:

•	Northmark materially breaches the non-solicitation provisions in the merger agreement;

•

the Northmark board of directors fails to recommend approval of the merger agreement by the Northmark shareholders, or withdraws, modifies or changes such recommendation in a manner adverse to Cambridge’s interests;

•

the Northmark board of directors recommends or proposes, or publicly announces its intention to recommend or propose, to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•	Northmark fails to call, give notice of, convene and hold its special meeting;

Under the merger agreement, an “acquisition transaction” means (other than the transactions contemplated between Cambridge and Northmark) (i) a merger, consolidation, share exchange, business combination or any similar transaction, (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets in a single transaction or series of transactions, (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of the capital stock or the filing of a registration statement under the Securities Act in connection therewith, or (iv) an agreement or commitment to take any of the foregoing actions.

•	by Northmark if:

•

the volume-weighted average closing price per share of Cambridge common stock as reported on NASDAQ for the ten consecutive trading days ending on the tenth day prior to the closing date of the merger (the “average closing price”) is less than the product of (x) the closing price of a share of Cambridge common stock on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement (the “starting price”), multiplied by (y) 0.80; and

•

the quotient obtained by dividing average closing price by the starting price is less than (x) the difference obtained by subtracting 0.20 from (y) the quotient obtained by dividing (1) the closing index value of the NASDAQ Bank Index on the tenth day prior to the closing date of the merger divided by (2) the closing index value of the NASDAQ Bank Index on the trading day immediately preceding the date of the first public announcement of entry into the merger agreement.

The closing price of Cambridge common stock on May 20, 2022, the last trading day preceding the first public announcement of the merger, was $79.94 per share. In order for the termination right described immediately above to be triggered, the average closing price of Cambridge common stock over the measurement period will need to be less than $63.95 per share and Cambridge common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20%. If Northmark exercises this termination right, Cambridge will have the option to increase the merger consideration by adjusting the exchange ratio or making cash payments to Northmark shareholders such that the implied value of the merger consideration would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If Cambridge elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.

Termination Fee

Under the terms of the merger agreement, Northmark must pay Cambridge a termination fee of $2,200,000 if:

•	Cambridge terminates the merger agreement as a result of:

•	Northmark materially breaching the non-solicitation provisions in the merger agreement;

•

the Northmark board of directors failing to recommend approval of the merger agreement by the Northmark shareholders, or withdrawing, modifying or changing such recommendation in a manner adverse to Cambridge’s interests;

•

the Northmark board of directors recommending or proposing, or publicly announcing its intention to recommend or propose, to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•	Northmark failing to call, give notice of, convene and hold its special meeting; or

•

Northmark enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by Cambridge as a result of a willful breach by Northmark after an acquisition proposal has been publicly announced or otherwise made known to Northmark.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between Cambridge, Cambridge Trust Company and Northmark. However, after the Northmark special meeting, no amendment will be made which by law requires further approval by the shareholders of Northmark without obtaining such approval.

Expenses

Each party will pay all expenses it incurs in connection with the merger agreement and the related transactions, including fees and expenses of its own financial consultants, accountants and counsel and any SEC filing and registrations fees, except that Cambridge and Northmark will share equally any printing expenses.

Specific Performance

Cambridge and Northmark have agreed that they are each entitled to an injunction or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of Northmark shareholders who receive shares of Cambridge common stock as a result of the merger will be governed by Cambridge’s charter and Cambridge’s bylaws and by the MBCA. The rights of Northmark shareholders currently are governed by Northmark’s charter and Northmark’s bylaws and the applicable provisions of the MGL. The following discussion summarizes certain material differences between the rights of Cambridge shareholders and Northmark shareholders.

This discussion does not purport to be a complete statement of the rights of shareholders of Cambridge or the rights shareholders of Northmark shareholders, and is qualified in its entirety by reference to the governing corporate documents of Cambridge and Northmark and applicable Massachusetts law. See “Where You Can Find More Information” beginning on page 83.

	Cambridge	Northmark
Authorized Capital Stock	Cambridge’s charter authorizes it to issue up to 10,000,000 shares of capital stock, par value $1.00 per share.	Northmark’s charter authorizes it to issue up to of 1,250,000 shares of Class A common stock, par value $1.00 per share, 2,000,000 shares of common stock, par value $1.00 per share, and 500,000 shares of preferred stock, par value $1.00 per share.

Directors	Cambridge’s bylaws provide for not less than three directors and not more than 25 directors.	Northmark’s bylaws provide for not less than seven directors and not more than 25 directors.

Director Classes	Cambridge’s bylaws provide that directors are divided into three classes, as nearly identical in number as the then total number of directors constituting the entire board of directors permits, and are elected for three year staggered terms.	Northmark’s charter and Northmark’s bylaws provide that directors are divided into three classes, with such classes to be as nearly equal in size as possible, and are elected for three-year staggered terms.

Removal of Directors	Cambridge’s bylaws provide that a director may be removed only for cause by the affirmative vote of at least 80% of the shares of capital stock entitled to vote at any special meeting called for the purpose of considering such removal.

Northmark’s charter provides that a director may be removed, with or without cause, by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of Northmark or another corporation entitled to vote in the election of directors, taking such action at an annual meeting or special meeting of Northmark shareholders.

Alternatively, a director may be removed, with or without cause, by an affirmative vote of not less than two-thirds of the directors then in office; provided, however, that such vote requires the affirmative vote of a majority of Northmark’s “Continuing Directors” if there is a “Related Person” at the time of such vote.

	Cambridge	Northmark

As defined in Northmark’s charter, a “Related Person” is a person or entity that beneficially owns, in the aggregate, 10% or more of the outstanding shares of any class of equity securities of Northmark or a subsidiary of Northmark, and any affiliate or associate of such person or entity (provided, however, that Daniel J. Murphy III, Jane C. Walsh, and any of their heirs, heirs at law, legatees, personal representatives, or entities controlled by either or both of them are not related persons).

As defined in Northmark’s charter, a “Continuing Director” is a director who is not a Related Person, who is unaffiliated with and not a representative of a Related Person, and who was a member of Northmark’s board of directors immediately prior to the time that the Related Person involved in a business combination became a Related Person, and any successor of a Continuing Director who is not a Related Person, who is unaffiliated with and not a representative of a Related Person and who is recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors then on the board of directors.

Filling Board Vacancies	Cambridge’s bylaws provide that any vacancy newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy created by the death, resignation or removal of another director shall serve for a term coinciding with the remaining term of his or her predecessor. Any director elected to fill a vacancy created by an increase in the number of directors shall serve until the next meeting of stockholders at which directors are elected.	Northmark’s charter provides that any vacancy can be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or the sole remaining director; provided, however, that such vote requires the affirmative vote of a majority of Northmark’s Continuing Directors if there is a Related Person at the time of such vote. Northmark’s bylaws provide that any directorship filled by reason of an increase in the number of directors can be filled for a term of office continuing only until the next election of directors by the shareholders.

	Cambridge	Northmark
Nomination of Director Candidates by Shareholders	Cambridge’s bylaws provide that any shareholder of record may nominate a candidate for director if the shareholder provides notice to the corporate Secretary of Cambridge at least 50 days, but not more than 70 days, prior to the annual meeting with the following information: (i) the name and address of such stockholder and of each person to be nominated, (ii) the class and number of shares of capital stock of the corporation beneficially owned by such stockholder and by each person to be nominated, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate such person(s), (iv) a description of all arrangements between such stockholder and each person to be nominated pursuant to which the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed in the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (vi) the consent of each nominee to serve as a director of the corporation if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in accordance with the foregoing procedure.	Northmark’s bylaws provide that any shareholder entitled to vote at the annual meeting of the shareholders may nominate a director. Shareholder nominations must be made in writing to the Clerk of Northmark not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of such meeting to a later date; provided, however, that, if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, such written notice must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. The notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, and (c) the class and number of shares of Northmark capital stock which are beneficially owned by such person on the date of such shareholder notice, and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on Northmark’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee and (b) the class and number of shares of Northmark capital stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominee on the date of such shareholder notice.

	Cambridge	Northmark
Voting Rights

The MBCA provides that unless otherwise required by law, the affirmative vote of a majority of the votes cast on a matter is required to approve the matter.

Chapter 167I of the MGL provides that approval of a plan of merger must be approved by a vote of at least two-thirds of the board of directors and by a vote of at least two-thirds of the voting body of Cambridge.

Northmark’s bylaws provide that the holders of a majority of shares present or represented and voting on a matter is required to approve the matter unless a greater standard is required by law.

Chapter 167I of the MGL provides that approval of a plan of merger must be approved by a vote of at least two-thirds of the board of directors and by a vote of at least two-thirds of the voting body of Northmark.

Exculpation of Directors and Officers	The MBCA provides that directors and officers shall not be personally liable except in cases where the director or officer does not discharge his or her duty: (i) in good faith; (ii) with the reasonable care of a person in a like position under similar circumstances; or (iii) in a manner that the director or officer believes to be in the best interests of the corporation.	Northmark’s charter, Northmark’s bylaws, and the provisions of the MGL applicable to trust companies are silent as to the exculpation of the directors and officers. The MBCA provides that directors and officers shall not be personally liable except in cases where the director or officer does not discharge his or her duty: (i) in good faith; (ii) with the reasonable care of a person in a like position under similar circumstances; or (iii) in a manner that the director or officer believes to be in the best interests of the corporation.

Indemnification	Cambridge’s bylaws provide broad indemnification for current and former directors, officers, employees, and agents in civil, criminal administrative and investigative suits, except (i) with respect to a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation, or the proceeding seeks a declaratory judgment regarding his or her own conduct or (ii) with respect to a compromise payment made to dispose of a matter, pursuant to a consent decree or otherwise, unless the payment and indemnification thereof have been approved by the corporation, or a court of competent jurisdiction. No indemnification will be provided if the director or officer’s (i) did not act in good faith, in the reasonable belief that his or her action was in, or at least not opposed to, the	Northmark’s bylaws provide for the indemnification of current and former directors, officers, employees and agents of Northmark and current and former directors, officers, employees, agents, and trustees of another organization in which Northmark directly or indirectly has any interest, as a shareholder, creditor, or otherwise, from all liabilities and expenses imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which such person may be a defendant or with which such person may be threatened or otherwise involved, directly or indirectly, by reason of such person’s being or having been such a director, officer, employee, agent, or trustee. Notwithstanding the foregoing,

	Cambridge	Northmark
	best interests of Cambridge, and (ii) in a criminal proceeding, had a reasonable believe that such acts or omissions were unlawful.	Northmark will not provide indemnification with respect to any matter as to which any such director, officer, employee, agent, or trustee is adjudicated in such action, suit, or proceeding not to have acted in good faith in the reasonable belief that such person’s action was in the best interests of Northmark.

Dissenters’ Rights	The MBCA provides that dissenters’ right of appraisal are only available in connection with (i) mergers if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent, unless shareholders are receiving cash or marketable securities as consideration; (ii) share exchanges to which the corporation is a party as the corporation whose shares will be acquired and the shares being received are not marketable securities; (iii) sales of substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales); (iv) certain amendments to the articles of organization that materially and adversely affect rights in respect of a dissenter’s shares; and (v) certain corporate conversions.	Northmark’s charter, Northmark’s bylaws, and the provisions of the MGL applicable to trust companies are silent as to dissenters’ rights. The MBCA provides that dissenters’ right of appraisal are only available in connection with (i) mergers if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent, unless shareholders are receiving cash or marketable securities as consideration; (ii) share exchanges to which the corporation is a party as the corporation whose shares will be acquired and the shares being received are not marketable securities; (iii) sales of substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales); (iv) certain amendments to the articles of organization that materially and adversely affect rights in respect of a dissenter’s shares; and (v) certain corporate conversions.

Notice of Shareholder Meetings	Cambridge’s bylaws provide that shareholders will be given written notice stating the place, date, and hour of a shareholder meeting and stating the purpose of the meeting not less than seven days nor more than 60 days before the date of the meeting.	Northmark’s bylaws provide that written notice of a meeting of shareholders must be delivered not fewer than seven days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. Such notice must specify the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called.

Calling a Special Meeting of Shareholders	Cambridge’s bylaws provide that a special meeting of shareholders can be called for any purpose by: (i) the CEO;	Northmark’s charter and Northmark’s bylaws provide that a special meeting of shareholders can be called at any

	Cambridge	Northmark
	(ii) the board of directors; or (iii) by the Secretary in response to a written request from a stockholder who holds at least one-tenth part in interest of the capital stock entitled to vote thereat. If a special meeting is called by the shareholders, the meeting shall be held no fewer than 60 nor more than 90 days after such application, with no fewer than 20 days’ notice.	time only by (i) the Chairman of Northmark’s board of directors, if one is elected, (ii) the President, or (iii) by the affirmative vote of a majority of the directors then in office; provided, however, that the affirmative vote of a majority of Northmark’s Continuing Directors then in office is required if there is a Related Person at the time of such call. Northmark’s bylaws do not distinguish between annual and special meetings of the shareholders for notice purposes.

Record Date	Cambridge’s bylaws provide that the board of directors may fix in advance a time, which shall not be more than 70 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date.	Northmark’s bylaws provide that the board of directors may fix the record date not more than 60 days preceding the date of any meeting of the shareholders or the date for the payment of any dividend or the making of any distribution to the shareholders or the last day on which the consent or dissent of the shareholders may be effectively expressed for any purposes, as the record date.

Dividends	The MBCA provides that a corporation may not make a distribution if, after giving effect thereto, either: (i) it would be unable to pay its debts as they become due in the usual course of its business; or (ii) its total assets would be less than its total liabilities.

Under the MGL, Northmark’s board of directors may declare cash dividends annually, semi-annually or quarterly, but not more frequently, and noncash dividends at any time. No dividends may be declared, credited or paid so long as there is any impairment of Northmark capital stock. The approval of the MA Commissioner is required if the total of all dividends declared by Northmark in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years.

For the purposes of the above paragraph, “net profits” means the remainder of all earnings from current operations of Northmark plus actual recoveries on loans and investments and other assets after deducting all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

	Cambridge	Northmark
Under federal law, Northmark is prohibited from paying any dividends if after making such payment it would fail to meet any of its minimum regulatory capital requirements.

Shareholder Action Without a Meeting	Cambridge’s bylaws provide that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all the shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

Northmark’s charter, Northmark’s bylaws, and the provisions of the MGL applicable to trust companies are silent as to shareholder action without a meeting.

The MBCA provides that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken either: (i) by all shareholders entitled to vote on the action; or (ii) to the extent permitted by the articles of organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting.

Stock Ownership Requirement for Directors	Massachusetts law does not provide a stock ownership requirement for directors of Massachusetts corporations. A director of a Massachusetts trust company, such as Cambridge Trust Company, is required to hold stock of the trust company or its holding company (in this case, Cambridge) having a fair market value of at least $1,000.	Chapter 172 of the MGL provides that a director of a Massachusetts trust company is required to hold stock of the trust company or its holding company having a fair market value of at least $1,000.

LEGAL MATTERS

The validity of the shares of Cambridge common stock to be issued in the merger will be passed upon for Cambridge by Hogan Lovells US LLP. Hogan Lovells US LLP and Goodwin Procter LLP will deliver opinions to Cambridge and Northmark, respectively, as to certain federal income tax consequences of the merger. See “Proposal 1—The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50.

EXPERTS

The consolidated financial statements of Cambridge Bancorp as of December 31, 2021 and 2020, and for each of the two years then ended, incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Cambridge Bancorp as of December 31, 2019, and for the year then ended, incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in auditing and accounting.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, Northmark shareholders will become shareholders of Cambridge.

Any shareholder proposal pursuant to Rule 14a-8 of the Exchange Act intended for inclusion in Cambridge’s proxy statement for the 2023 annual meeting of shareholders must be received by Cambridge by November 18, 2022. Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. SEC rules set forth standards as to what shareholder proposals corporations must include in a proxy statement for an annual meeting. Nothing in this section shall be deemed to require Cambridge to include in its proxy statement and proxy card for the 2023 annual meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 under the Exchange Act.

Shareholder proposals to be acted upon at Cambridge’s 2023 annual meeting of shareholders (but not for inclusion in the proxy statement) will only be considered if they (i) are received by the Cambridge’s Corporate Secretary at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138 within the time period described below and (ii) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 under the Exchange Act. In addition, under Cambridge’s bylaws, if a shareholder wishes to nominate a director or bring other business before Cambridge’s 2023 annual meeting of shareholders, the following criteria must be met: (i) the shareholder must be a shareholder of record; (ii) the shareholder must have given timely notice in writing to Cambridge’s Corporate Secretary; and (iii) the shareholder’s notice must contain specific information required in Article II, Section 8, and Article III, Section 2, of Cambridge’s bylaws. To be timely, a shareholder’s notice to the Cambridge’s Corporate Secretary must be delivered to or mailed and received at Cambridge’s principal executive offices not fewer than 50 nor more than 70 days prior to the scheduled date of the meeting (anticipated to be held in May of 2023). However, if less than 60 days’ prior public disclosure of the date of the annual meeting is made, notice by the shareholder must be received no later than the earlier of the tenth day following the day such public disclosure was made or the day before the meeting. A copy of Cambridge’s bylaws is available on Cambridge’s website.

Cambridge shareholders should submit any shareholder proposals, notices of business or director nominations, in writing, to Corporate Secretary, c/o Elaine Virzi, Cambridge Trust Company, 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of Cambridge will be “householding” the proxy materials. A single proxy statement/prospectus will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION

Cambridge files annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available to the public at the SEC’s website at www.sec.gov.

Cambridge has filed a registration statement on Form S-4 to register with the SEC the shares of Cambridge common stock that Northmark shareholders will receive in the merger. This proxy statement/prospectus is part of Cambridge’s registration statement on Form S-4, and is a prospectus of Cambridge and a proxy statement of Northmark for its special meeting.

The SEC permits Cambridge to “incorporate by reference” information into this proxy statement/prospectus. This means that Cambridge can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement/prospectus that is incorporated by reference into this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Cambridge and Northmark and their financial conditions.

Cambridge SEC Filings (SEC File Number 001-12569)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2021, filed March 14, 2022

Proxy Statement on Schedule 14A	Filed March 16, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021)

Quarterly Report on Form 10-Q	Quarter ended March 31, 2022, filed May 5, 2022

Current Reports on Form 8-K	Filed February 9, 2022, March 15, 2022, March 17, 2022, May 17, 2022, and May 23, 2022 (other than the portions of those documents not deemed to be filed)

Description of Cambridge common stock contained in Cambridge’s registration statement on Form 10/12B and any amendment or report filed for the purpose of updating such description.	Filed August 9, 2017

In addition, Cambridge also incorporates by reference additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this proxy statement/prospectus and the date of the Cambridge special meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit to such report, was furnished to, rather than filed with, the SEC, such information or exhibit is not specifically incorporated by reference into this proxy statement/prospectus.

Documents incorporated by reference are available from Cambridge, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Cambridge Bancorp

Attention: Chief Financial Officer

1336 Massachusetts Avenue

Cambridge, Massachusetts 02138

(617) 876-5500

www.cambridgetrust.com

(“About Us – Investor Relations” tab)

Neither Cambridge nor Northmark has authorized anyone to give any information or make any representation about the merger or the Northmark special meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in the affairs of either company since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to Cambridge was provided by Cambridge, and the information contained in this proxy statement/prospectus with respect to Northmark was provided by Northmark. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 23, 2022

BY AND AMONG

CAMBRIDGE BANCORP,

CAMBRIDGE TRUST COMPANY

AND

NORTHMARK BANK

A-i

A-ii

EXHIBITS

Exhibit A	Form of Voting Agreement	A-49
Exhibit B	Form of Employment Agreement Amendment	A-56

A-iii

TABLE OF DEFINITIONS

Page
Acquisition Proposal	41
Acquisition Transaction	41
Affiliate	41
Agreement	1
Bank Regulator	41
BOLI	17
Business Day	41
Cambridge	1
Cambridge 2021 Form 10-K	20
Cambridge Benefit Plan	22
Cambridge Board	42
Cambridge Disclosure Schedule	42
Cambridge SEC Documents	20
Cambridge Stock	42
Cambridge Trust	1
CARES Act	42
Certificate	42
Closing	3
Closing Date	3
Code	1
CRA	8
Confidentiality Agreement	28
Derivative Transaction	42
Dissenters’ Rights Laws	4
Dissenting Shares	4
Effective Date	3
Effective Time	3
Employee Stock Incentive Plan	42
Employment Agreement Amendments	1
Environmental Law	42
ERISA	42
Exchange Act	42
Exchange Agent	42
Exchange Ratio	4
FDIC	42
FHLB	42
Finance Laws	10
FRB	42
GAAP	42
Governmental Authority	42
Hazardous Substance	42
Indemnified Parties	31
Indemnifying Party	31
Informational Systems Conversion	34
Insurance Policies	16
Intellectual Property	43
IRS	43
Knowledge	43

Page
Leases	16
Lien	43
Loans	15
Material Adverse Effect	43
Material Contract	11
MDOB	1
Merger	1
Merger Consideration	4
Merger Registration Statement	27
MGL	2
NASDAQ	43
New Member	2
Notice of Superior Proposal	30
Notice Period	30
Northmark	1
Northmark Benefit Plans	11
Northmark Board	43
Northmark Disclosure Schedule	44
Northmark Employees	11
Northmark ERISA Affiliate	11
Northmark Financial Statements	8
Northmark Intellectual Property	44
Northmark Meeting	27
Northmark Pension Plan	11
Northmark Recommendation	27
Northmark Representatives	29
Northmark Stock	7
Northmark Subsequent Determination	30
OREO	15
Person	44
Premium Limit	32
Proxy Statement/Prospectus	44
Regulatory Approvals	44
Regulatory Order	9
Rights	44
SEC	8
Securities Act	44
Securities Documents	21
Software	44
Subsidiary	44
Superior Proposal	44
Surviving Bank	1
Tax	44
Tax Returns	45
Taxes	44
Voting Agreement	1
Willful Breach	45

A-iv

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of May 23, 2022, by and among Cambridge Bancorp, a Massachusetts corporation and registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (“Cambridge”), Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge (“Cambridge Trust”), and Northmark Bank, a Massachusetts-chartered trust company (“Northmark”).

WITNESSETH

WHEREAS, the board of directors of Cambridge Trust and the board of directors of Northmark have each determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders;

WHEREAS, in accordance with the terms of this Agreement, Northmark will merge with and into Cambridge Trust (the “Merger”);

WHEREAS, as a material inducement to Cambridge to enter into this Agreement, each of the directors and certain executive officers of Northmark have entered into a voting agreement with Cambridge dated as of the date hereof (a “Voting Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of Northmark Stock (as defined herein) owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such agreement;

WHEREAS, as a material inducement to Cambridge to enter into this Agreement, each of Daniel J. Murphy, III and Jane C. Walsh has entered into an amendment to their respective employment agreement with Northmark dated as of the date hereof (the “Employment Agreement Amendments”), substantially in the form attached hereto as Exhibit B, each of which shall become effective as of immediately prior to the Effective Time;

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 Terms of the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Northmark shall merge with and into Cambridge Trust, and Cambridge Trust shall be the surviving entity (hereinafter sometimes referred to as the “Surviving Bank”) and shall continue its corporate existence as a Massachusetts-chartered trust company regulated by the Massachusetts Division of Banks (the “MDOB”) and the FDIC. As part of the Merger, shares of Northmark Stock shall, at the Effective Time, be converted into the right to receive the Merger Consideration pursuant to the terms of Article II.

Section 1.02 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Northmark and Cambridge each hereby agree to deliver a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable its counsel to deliver the legal opinion contemplated by  Section 6.01(f).

Section 1.03 Name of the Surviving Bank. The name of the Surviving Bank shall be “Cambridge Trust Company.”

Section 1.04 Charter and Bylaws of the Surviving Bank. The charter and bylaws of the Surviving Bank upon consummation of the Merger shall be the charter and bylaws of Cambridge Trust as in effect immediately prior to consummation of the Merger.

Section 1.05 Directors and Officers of Cambridge and Surviving Bank.

(a) At Effective Time, the directors of each of Cambridge and Cambridge Trust immediately prior to the Effective Time shall continue to be the directors of Cambridge and the Surviving Bank, provided that at the Effective Time, the number of persons constituting the board of directors of Cambridge and the Surviving Bank shall each be increased by one (1) director and Jane C. Walsh (the “New Member”) shall be appointed to the board of directors of both Cambridge and the Surviving Bank for terms to expire at Cambridge’s next annual meeting of shareholders. At the next annual meetings of shareholders of Cambridge after the Effective Date, the New Member shall be nominated to the boards of directors of Cambridge and the Surviving Bank each for a term of three (3) years and Cambridge shall recommend that its shareholders vote in favor of the election of such nominee and shall, as the sole shareholder of the Surviving Bank, vote itself in favor of such nominee. Notwithstanding the foregoing, neither Cambridge nor the Surviving Bank shall have any obligation to appoint the New Member to serve on the Cambridge Board or the Surviving Bank’s board of directors if such Person is not a member of Northmark’s board of directors immediately prior to the Effective Time. Each of the directors of Cambridge and the Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the charter and bylaws of Cambridge and the Surviving Bank.

(b) At the Effective Time, the officers of Cambridge and the Surviving Bank shall consist of the officers of Cambridge and Cambridge Trust in office immediately prior to the Effective Time.

Section 1.06 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under applicable provisions of the Massachusetts General Laws (“MGL”), and the regulations promulgated thereunder.

(a) Surviving Bank. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of Northmark shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of Cambridge Trust and Northmark and thereupon and thereafter all of the rights, privileges, powers, franchises, properties, assets, debts, liabilities, obligations, restrictions, disabilities and duties of Northmark shall be vested in and assumed by Cambridge Trust as the Surviving Bank. Any reference to either of Cambridge Trust or Northmark in any contract, will or document, and any pending action or other judicial proceeding to which either of Cambridge Trust or Northmark is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Cambridge Trust or Northmark if the Merger had not occurred.

(b) Deposits. All deposit accounts of Northmark shall be and become deposit accounts in the Surviving Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Bank shall be provided by the Surviving Bank to each deposit account holder of Northmark, as necessary, after consummation of the Merger. All deposit accounts of Cambridge Trust prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Bank after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

(c) Offices. At the Effective Time, the main office of the Surviving Bank shall be located in Cambridge, Massachusetts. The former main office and branch offices of Northmark shall be operated as branches of the Surviving Bank immediately following the Effective Time.

Section 1.07 Effective Date and Effective Time; Closing.

(a) Subject to the terms and conditions of this Agreement, Cambridge will make all such filings as may be required by applicable laws and regulations to consummate the Merger. On the Closing Date, which shall take place not more than five (5) Business Days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), or on such other date as the parties shall mutually agree to, Cambridge Trust and Northmark shall file articles of merger with the Secretary of the Commonwealth of Massachusetts in accordance with the MGL. The date of such filings is herein called the “Effective Date,” and the “Effective Time” of the Merger shall be as specified in such filings.

(b) The closing (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures immediately prior to the Effective Time at 10:00 a.m., Eastern time, or in person at the offices of Hogan Lovells US LLP in Washington, D.C., or such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to Cambridge and Northmark the certificates and other documents required to be delivered under Article VI hereof.

Section 1.08 Alternative Structure. Cambridge may, at any time prior to the Effective Time, change the method of effecting the combination of Cambridge Trust and Northmark (including the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (a) alter or change the Merger Consideration; (b) adversely affect the tax treatment of or Northmark’s shareholders pursuant to this Agreement; (c) adversely affect the tax treatment of Cambridge or Northmark pursuant to this Agreement; or (d) be reasonably likely to materially impede or delay consummation of the transactions contemplated by this Agreement. In the event Cambridge makes such a change, Northmark agrees to execute an appropriate amendment to this Agreement in order to reflect such change.

Section 1.09 Additional Actions. If, at any time after the Effective Time, Cambridge shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, or record or otherwise, in Cambridge its right, title or interest in, to or under any of the rights, properties or assets of Northmark, or (b) otherwise carry out the purposes of this Agreement, Northmark and its officers and directors shall be deemed to have granted to Cambridge an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Cambridge or Cambridge Trust its right, title or interest in, to or under any of the rights, properties or assets of Northmark or (ii) otherwise carry out the purposes of this Agreement, and the officers and directors of Cambridge or Cambridge Trust are authorized in the name of Northmark or otherwise to take any and all such action.

Section 1.10 Absence of Control. It is the intent of the parties to this Agreement that Cambridge or Cambridge Trust, by reason of this Agreement, shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, Northmark and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Northmark.

ARTICLE II

CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

(a) Each share of Cambridge Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b) Each share of Northmark Stock held as treasury stock, if any, immediately prior to Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c) All remaining shares of Northmark Stock issued and outstanding immediately prior to the Effective Time (other than treasury stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive 0.9950 shares (the “Exchange Ratio”) of Cambridge Stock (the “Merger Consideration”).

Section 2.02 Rights as Shareholders; Stock Transfers. All shares of Northmark Stock, when converted as provided in Section 2.01(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive, for each such share of Northmark Stock, the Merger Consideration and, if applicable, any cash in lieu of fractional shares of Cambridge Stock in accordance with Section 2.03. At the Effective Time, holders of the Northmark Stock shall cease to be, and shall have no rights as, shareholders of Northmark other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Cambridge Stock as provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of Northmark of shares of the Northmark Stock.

Section 2.03 No Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Cambridge Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Cambridge shall pay to each holder of a fractional share of Cambridge Stock an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the daily closing prices during the regular session of Cambridge Stock as reported on NASDAQ for the five (5) consecutive trading days ending on the third (3rd) Business Day immediately prior to the Closing Date, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

Section 2.04 Dissenting Shares. Each outstanding share of Northmark Stock the holder of which has perfected his or her right to dissent from the Merger under Chapter 156D of the MGL (the “Dissenters’ Rights Laws”) and has not effectively withdrawn or lost such rights as of the Effective Time (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by such provisions of the Dissenters’ Rights Laws. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration. Northmark shall give Cambridge prompt notice upon receipt by Northmark of any such written demands for payment of the fair value of shares of the Northmark Stock and of withdrawals of such demands and any other instruments provided pursuant to the Dissenters’ Rights Laws. Any payments made in respect of Dissenting Shares shall be made by Cambridge.

Section 2.05 Exchange of Certificates; Payment of the Consideration.

(a) Until the six (6) month anniversary of the Effective Time, Cambridge shall make available on a timely basis or cause to be made available to the Exchange Agent the following: (i) cash in an amount sufficient to allow the Exchange Agent to make all payments that may be required by the Exchange Agent pursuant to this Article II, and (ii) certificates or, at Cambridge’s option, evidence of shares in book entry form, representing the shares of Cambridge Stock, sufficient to pay the aggregate Merger Consideration required pursuant to this Article II, each to be given to the holders of Northmark Stock in exchange for Certificates pursuant to this Article II. Upon such six (6) month anniversary, any such cash or certificates remaining in the possession of the Exchange Agent, together with any earnings in respect thereof, shall be delivered to Cambridge. Any holder of Certificates who has not theretofore exchanged his or her Certificates for the Merger Consideration pursuant to this Article II shall thereafter be entitled to look exclusively to Cambridge, and only as a general creditor thereof, for the Merger Consideration to which he or she may be entitled upon exchange of such Certificates pursuant to this Article II. If outstanding Certificates are not surrendered or the payment for the Certificates is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Cambridge (and to the extent not in its possession shall be delivered to it), free and clear of all Liens of any Person previously entitled to such property. Neither the Exchange Agent nor any of the parties hereto shall be liable to any holder of Northmark Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Cambridge and the Exchange Agent shall be entitled to rely upon the stock transfer books of Northmark to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

(b) The Exchange Agent or Cambridge shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Cambridge, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

(c) Promptly after the Effective Time, but in no event later than five (5) Business Days thereafter, Cambridge shall cause the Exchange Agent to mail or deliver to each Person who was, immediately prior to the Effective Time, a holder of record of Northmark Stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) containing instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall promptly be provided in exchange therefor, but in no event later than ten (10) Business Days after due surrender, a certificate or, at the election of Cambridge, a statement reflecting shares issued in book-entry form, representing the Merger Consideration to which such holder is entitled pursuant to this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid with respect to any property to be delivered upon surrender of Certificates.

(d) If any certificate representing shares of Cambridge Stock is to be issued in the name of a Person other than the registered holder of the Certificate surrendered in exchange therefore, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Cambridge Stock in a name other than that of the registered holder of the Certificate surrendered, or required for any other reason relating to such holder or requesting Person, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e) No dividends or other distributions with a record date after the Effective Time with respect to Cambridge Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Cambridge Stock.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Bank or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as the Surviving Bank or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Bank or the Exchange Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay or cause to be paid the Merger Consideration deliverable in respect of the shares of Northmark Stock formerly represented by such Certificate pursuant to this Article II. In the event of a dispute with respect to ownership of any shares of Northmark Stock represented by any Certificate, Cambridge and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

Section 2.06 Anti-Dilution Provisions. In the event Cambridge or Northmark changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Cambridge Stock or Northmark Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to the outstanding Cambridge Stock or Northmark Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, however, that, for the avoidance of doubt, no such adjustment shall be made with regard to Cambridge Stock if (a) Cambridge issues additional shares of Cambridge Stock and receives consideration for such shares in a bona fide third party transaction, (b) Cambridge issues additional shares of Cambridge Stock under its Employee Stock Incentive Plans, or (c) Cambridge grants employee or director stock grants or similar equity awards or shares of Cambridge Stock upon the exercise or settlement thereof.

Section 2.07 Reservation of Shares. Effective upon the date of this Agreement, Cambridge shall reserve for issuance a sufficient number of shares of Cambridge Stock for the purpose of issuing shares of Cambridge Stock to Northmark shareholders in accordance with this Article II.

Section 2.08 Listing of Additional Shares. Prior to the Effective Time, Cambridge shall notify NASDAQ of the additional shares of Cambridge Stock to be issued by Cambridge in exchange for the shares of Northmark Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NORTHMARK

Section 3.01 Making of Representations and Warranties.

(a) As a material inducement to Cambridge and Cambridge Trust to enter into this Agreement and to consummate the transactions contemplated hereby, Northmark hereby makes to Cambridge and Cambridge Trust the representations and warranties contained in this Article III.

(b) On or prior to the date hereof, Northmark has delivered to Cambridge the Northmark Disclosure Schedule listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of Northmark’s representations and warranties contained in this Article III; provided, however, that (i) no such item is required to be set forth on the Northmark Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect, and (ii) the mere inclusion of an item in the Northmark Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Northmark that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect on Northmark. Any disclosure made with respect to a section of Article III shall be deemed to qualify any other section of Article III specifically referenced or cross-referenced or that contains sufficient detail to enable a reasonable Person to recognize the relevance of such disclosure to such other sections.

Section 3.02 Organization, Standing and Authority of Northmark. Northmark is a Massachusetts-chartered trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Northmark’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Northmark when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Northmark, threatened. Northmark is a nonmember bank and its primary federal bank regulator is the FDIC. Northmark is a member in good standing of the FHLB and owns the requisite amount of stock of the FHLB as set forth on Northmark Disclosure Schedule 3.02. The charter and bylaws of Northmark, copies of which have been made available to Cambridge, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 3.03 Northmark Capital Stock. The authorized capital stock of Northmark consists solely of 3,250,000 shares of common stock, par value $1.00 per share, of which 792,145 shares are outstanding as of the date hereof (“Northmark Stock”) and 500,000 shares of preferred stock, par value $1.00 per share, of which no shares are outstanding as of the date hereof. As of the date hereof, there are 448,895 shares of Northmark Stock held in treasury by Northmark. The outstanding shares of Northmark Stock have been duly authorized and validly issued and are fully paid and non-assessable. Northmark does not have any Rights issued or outstanding with respect to Northmark Stock and Northmark does not have any commitment to authorize, issue or sell any Northmark Stock or Rights.

Section 3.04 Subsidiaries. Except as disclosed on Northmark Disclosure Schedule 3.04, Northmark does not, directly or indirectly, own or control any Affiliate. Except as disclosed on Northmark Disclosure Schedule 3.04, Northmark does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Northmark has not been conducted through any other direct or indirect Subsidiary or Affiliate of Northmark. No such equity investment identified in Northmark Disclosure Schedule 3.04 is prohibited by applicable federal or state laws and regulations. Except as disclosed on Northmark Disclosure Schedule 3.04, since January 1, 2016, none of Northmark’s Subsidiaries has conducted any business or operations, has had any employees, has maintained an employee benefit or similar plan or has owned any assets.

Section 3.05 Corporate Power; Minute Books. Northmark has the corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and Northmark has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of Northmark’s shareholders of this Agreement. The minute books of Northmark contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of Northmark and the Northmark Board (including committees of the Northmark Board).

Section 3.06 Execution and Delivery. Subject to the approval of this Agreement by the shareholders of Northmark, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Northmark and the Northmark Board on or prior to the date hereof. The Northmark Board has directed that this Agreement be submitted to Northmark’s shareholders at a meeting of such shareholders and, except for the approval of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of Northmark Stock entitled to vote thereon, no other vote of the shareholders of Northmark is required by law, the charter of Northmark, the bylaws of Northmark or otherwise to approve this Agreement and the transactions contemplated hereby. Northmark has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Cambridge, this Agreement is a valid and legally binding obligation of Northmark, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 3.07 Regulatory Approvals; No Defaults.

(a) Subject to the receipt of all Regulatory Approvals, the required filings under federal and state securities laws and the requisite affirmative vote of the Northmark Shares, the execution, delivery and performance of this Agreement by Northmark, as applicable, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the charter or bylaws (or similar governing documents) of Northmark or similar governing documents of any of its Subsidiaries; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northmark or any of its Subsidiaries, or any of its properties or assets; or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Northmark or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Northmark or any of its Subsidiaries is a party, or by which it or any of its properties or assets may be bound or affected

(b) As of the date hereof, Northmark has no Knowledge of any reason relating to Northmark (including, without limitation, compliance with the Community Reinvestment Act of 1977, as amended (the “CRA”), or the USA Patriot Act) as to why any of the Regulatory Approvals shall not be received from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement.

Section 3.08 Financial Statements.

(a) Northmark has previously made available to Cambridge copies of the balance sheet of Northmark as of December 31 for the fiscal years 2021 and 2020, and the related statements of income, shareholders’ equity and cash flows for the fiscal years 2021, 2020 and 2019, in each case accompanied by the audit report of Wolf & Company, PC, the independent registered public accounting firm of Northmark (the “Northmark Financial Statements”). The Northmark Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the operations and financial position of Northmark and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, each of such statements (including the related notes, where applicable) complies with applicable accounting requirements and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of Northmark have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Wolf & Company, PC has not resigned or been dismissed as independent public accountants of Northmark as a result of or in connection with any disagreements with Northmark on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Northmark is not now, nor has it ever been, required to file with the Securities and Exchange Commission (the “SEC”) any periodic or other reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

Section 3.09 Absence of Certain Changes or Events.

(a) Since March 31, 2022, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Northmark.

(b) Since March 31, 2022, Northmark has carried on its business only in the ordinary and usual course of business consistent with its past practices (except as disclosed to Cambridge and except for actions in connection with transactions contemplated by this Agreement).

(c) Since March 31, 2022, Northmark has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any employee, director or other individual service provider from the amount thereof in effect as of March 31, 2022, granted any severance, termination pay, bonus, retention bonus or change in control benefits, entered into any contract to make or grant any severance, termination pay, bonus, retention bonus, or change in control benefits, or paid any bonus or retention bonus; (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of Northmark’s capital stock; (iii) effected or authorized any split, combination or reclassification of any of Northmark’s capital stock or any issuance or issued any other securities in respect of, in lieu of or in substitution for shares of Northmark’s capital stock; (iv) changed any accounting methods (or underlying assumptions), principles or practices of Northmark affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy; (v) made any tax election by Northmark or any settlement or compromise of any income tax liability by Northmark; (vi) made any material change in Northmark’s policies and procedures in connection with underwriting standards, origination, purchase and sale procedures or hedging activities with respect to any Loans; (vii) suffered any strike, work stoppage, slow-down, or other labor disturbance; (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization; (ix) had any union organizing activities; or (x) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 3.10 Financial Controls and Procedures. During the periods covered by the Northmark Financial Statements, Northmark has had in place internal controls over financial reporting which are designed and maintained to ensure that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of Northmark’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are under the exclusive ownership and direct control of Northmark or its accountants.

Section 3.11 Regulatory Matters.

(a) Northmark has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2019 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of Northmark, no Governmental Authority has initiated any proceeding, or to the Knowledge of Northmark, investigation into the business or operations of Northmark, since December 31, 2019. Northmark is “well capitalized,” as defined in applicable laws and regulations, and Northmark has a CRA rating of “satisfactory” or better.

(b) Northmark is not a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter (each a “Regulatory Order”) from, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. Northmark has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 3.12 Legal Proceedings; Regulatory Action.

(a) Other than as set forth in Northmark Disclosure Schedule 3.12(a), (i) there are no pending or, to Northmark’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Northmark or any of its Subsidiaries and (ii) to Northmark’s Knowledge, there are no facts which would reasonably be expected to give rise to any such material litigation, claim, suit, investigation or other proceeding.

(b) Northmark is not a party to any, nor are there any pending or, to Northmark’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Northmark in which, to the Knowledge of Northmark, there is a reasonable probability of any material recovery against or other Material Adverse Effect on Northmark or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c) There is no injunction, order, judgment or decree imposed upon Northmark or any of its Subsidiaries, or their respective assets, and none of Northmark or any of its Subsidiaries has been advised of, or is aware of, the threat of any such action.

(d) None of Northmark of any of its Subsidiaries has been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their subsidiaries.

Section 3.13 Compliance with Laws.

(a) Each of Northmark and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, (i) applicable federal and state banking laws and regulations, (ii) state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collection Practices Act and other federal, state, local and foreign laws regulating lending (together, the “Finance Laws”), and (iii) all applicable origination, servicing and collection practices with respect to any loan or credit extension by such entity.

(b) Each of Northmark and its Subsidiaries has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Northmark’s Knowledge, no suspension or cancellation of any of them is threatened.

(c) None of Northmark or any of its Subsidiaries has received, since January 1, 2019, any notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Northmark’s Knowledge, do any grounds for any of the foregoing exist).

Section 3.14 Material Contracts; Defaults.

(a) Other than as set forth in Northmark Disclosure Schedule 3.14(a), Northmark is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment or service of any current or former employees, directors, or other individual service providers of Northmark; (ii) which would entitle any current or former employee, director, other individual service provider or agent of Northmark to indemnification from Northmark; (iii) which, upon the consummation of the transactions contemplated by this Agreement would result in any payment (whether of change in control, bonus, retention bonus, severance pay or otherwise) becoming due, or would otherwise result in the accelerated vesting or funding of any payments or benefits from Northmark to any employee, director, or other individual service provider thereof; (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; (v) that is material to the financial condition, results of operations or business of Northmark; or (vi) which materially restricts the conduct of any business by Northmark. Northmark has previously delivered to Cambridge true, complete and correct copies of each such document. Each contract, arrangement, commitment or understanding of the type of described in this Section 3.14(a), whether or not set forth on Northmark Disclosure Schedule 3.14(a) is referred to herein as a “Material Contract.”

(b) To Northmark’s Knowledge, Northmark is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Northmark is currently outstanding.

Section 3.15 Brokers. Neither Northmark nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Northmark has engaged, and will pay a fee or commission to, Griffin Financial Group, LLC. A true, complete and correct copy of the engagement letter with Griffin Financial Group, LLC has been provided to Cambridge.

Section 3.16 Employee Benefit Plans.

(a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees, directors or other individual service providers of Northmark or any of its Subsidiaries (the “Northmark Employees”), including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Northmark Benefit Plans”), are identified in Northmark Disclosure Schedule 3.16(a). True and complete copies of all Northmark Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Northmark Benefit Plans and all amendments thereto, have been made available to Cambridge.

(b) Each Northmark Benefit Plan has been operated in all material respects in accordance with its terms and in accordance with all applicable laws, including the Code and ERISA. Each Northmark Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Northmark Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and, to the Knowledge of Northmark, nothing has occurred that would reasonably be expected to result in revocation of any such favorable determination letter or the loss of the qualification of such Northmark Pension Plan under Section 401(a) of the Code. There is no pending or, to Northmark’s Knowledge, threatened litigation relating to the Northmark Benefit Plans. Northmark has not engaged in a transaction with respect to any Northmark Benefit Plan or Northmark Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Northmark to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Northmark or any Northmark ERISA Affiliate (as defined below) with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Northmark or any of its Subsidiaries, or the single-employer plan of any entity which is considered one employer with Northmark or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (a “Northmark ERISA Affiliate”). Northmark has not incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Northmark ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the thirty (30) day reporting requirement has not been waived or a safe harbor is not available, has been required to be filed for any Northmark Pension Plan or by any Northmark ERISA Affiliate within the twelve (12) month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. Neither Northmark nor any Northmark ERISA Affiliate has maintained an “employee stock ownership plan,” as defined in Section 4975(e)(7) of the Code, or a Northmark Benefit Plan that otherwise invests in “employer securities” as defined in Section 409(l) of the Code.

(d) All contributions, payments, and other obligations required to be made under the terms of any Northmark Benefit Plan or an agreement with any Northmark Employee have been timely made or have been reflected on the financial statements of Northmark. No Northmark Pension Plan or single-employer plan of a Northmark ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no Northmark ERISA Affiliate has an outstanding funding waiver. Neither Northmark nor any of its Subsidiaries has provided, nor is required to provide, security to any Northmark Pension Plan or to any single-employer plan of a Northmark ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(e) Other than as identified in Northmark Disclosure Schedule 3.16(e), Northmark has no obligations for retiree health and life benefits under any Northmark Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Northmark may amend or terminate any such Northmark Benefit Plan at any time without incurring any liability thereunder.

(f) Other than as set forth in Northmark Disclosure Schedule 3.16(f), the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will not (i) entitle any Northmark Employees to severance pay or any increase in severance pay upon any termination of employment or service after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Northmark Benefit Plans, (iii) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (iv) limit or restrict the right of Northmark, or after the consummation of the transactions contemplated hereby, Cambridge or the Surviving Bank, to merge, amend or terminate any of the Northmark Benefit Plans, or (v) result in payments that would not be deductible under Section 162(m) of the Code.

(g) Each Northmark Benefit Plan that is a “nonqualified” deferred compensation plan (as defined for purposes of Section 409A(d)(1) of the Code) and any deferral elections thereunder are in documentary compliance with, and have been maintained and operated in compliance with Section 409A of the Code and the regulations promulgated thereunder.

Section 3.17 Labor Matters. Northmark is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Northmark the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel Northmark to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Northmark’s Knowledge, threatened, nor is Northmark aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

Section 3.18 Environmental Matters.

(a) Each property owned, leased or operated by Northmark and its Subsidiaries is, and for the last five (5) years has been, in compliance in all material respects with all Environmental Laws. Neither Northmark nor any of its Subsidiaries has received notice of any past, present, or future conditions, events, activities, practices or incidents that would reasonably be expected to interfere with or prevent the compliance of Northmark with all Environmental Laws.

(b) Northmark and its Subsidiaries have obtained all material permits, licenses and authorizations that are required for its operations under all Environmental Laws.

(c) To Northmark’s Knowledge, no Hazardous Substance exists on, about or within any of the owned real properties, nor has any Hazardous Substance previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the owned real properties. The use that Northmark or any of its Subsidiaries makes and intends to make of any of its properties shall not result in the generation, disposal or release of any Hazardous Material on, in or from any of those properties.

(d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other Governmental Authority pending or, to Northmark’s Knowledge, threatened against Northmark relating in any way to any Environmental Law. None of Northmark or any of its Subsidiaries has a liability for remedial action under any Environmental Law. None of Northmark or any of its Subsidiaries has received any request for information or other notice of any kind from any Governmental Authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the owned real properties or Northmark Loan Property.

Section 3.19 Tax Matters. Except as set forth in Northmark Disclosure Schedule 3.19:

(a) Northmark and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Northmark and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Northmark or such Subsidiary and which Northmark or such Subsidiary is contesting in good faith. None of Northmark or any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Northmark or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Northmark or any Subsidiary.

(b) Each of Northmark and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or, to the Knowledge of Northmark, are pending with respect to Northmark or any of its Subsidiaries. None of Northmark or any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Northmark or any of its Subsidiaries has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Northmark or any of its Subsidiaries.

(d) Northmark has provided Cambridge with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Northmark and its Subsidiaries for taxable periods ended December 31, 2021, 2020 and 2019. Northmark has delivered to Cambridge correct and complete copies of all statements of deficiencies assessed against or agreed to by Northmark or any of its Subsidiaries filed for the years ended December 31, 2021, 2020 and 2019. Each of Northmark and its Subsidiaries has timely and properly taken such actions in response to and in compliance with notices Northmark or any Subsidiary has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e) None of Northmark or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) None of Northmark or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of Northmark and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of Northmark or any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. None of Northmark or any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, and (ii) has any liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than Northmark or such Subsidiary) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor or by contract.

(g) The unpaid Taxes of Northmark and its Subsidiaries (i) did not, as of the end of the most recent period covered by Northmark’s or such Subsidiary’s call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in Northmark’s or such Subsidiary’s call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Northmark and its Subsidiaries in filing their Tax Returns. Since the end of the most recent period covered by Northmark’s or such Subsidiary’s call reports filed prior to the date hereof, none of Northmark or any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) None of Northmark or any of its Subsidiaries shall be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) None of Northmark or any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) None of Northmark or any of its Subsidiaries has participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and Northmark has not been notified of, or to Northmark’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section 1.6011-4(b)(1).

(k) None of Northmark or any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of any Governmental Authority.

(l) Except as set forth on Northmark Disclosure Schedule 3.19(l), none of Northmark or any of its Subsidiaries has deferred payroll taxes or availed itself of any of the tax deferred credits or benefits pursuant to the CARES Act or otherwise taken advantage of any change in applicable legal requirements in connection with the COVID-19 pandemic that has the result of temporarily reducing (or temporarily delaying the due date of) otherwise applicable payment obligations.

Section 3.20 Investment Securities. Northmark Disclosure Schedule 3.20 sets forth the book and market value as of March 31, 2022 of the investment securities, mortgage backed securities and securities held for sale of Northmark and its Subsidiaries, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates. Each of Northmark and its Subsidiaries has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Northmark or any of its Subsidiaries.

Section 3.21 Derivative Transactions. All Derivative Transactions entered into by Northmark were entered into in all material respects in accordance with applicable rules, regulations and policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Northmark, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. Northmark have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of Northmark, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Northmark has adopted policies and procedures consistent with the publications of Governmental Authorities with respect to their derivatives program. For purposes of this Section 3.21, “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or forward sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

Section 3.22 Loans; Nonperforming and Classified Assets.

(a) As of the date hereof, Northmark is not a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of March 31, 2022, over sixty (60) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent (5%) or greater shareholder of Northmark or any of its Subsidiaries, to the Knowledge of Northmark, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Northmark Disclosure Schedule 3.22(a) identifies (x) each Loan that as of March 31, 2022 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Northmark or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) each asset of Northmark that as of March 31, 2022 was classified as other real estate owned (“OREO”) and the book value thereof.

(b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of Northmark, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The loan documents with respect to each Loan were in compliance with applicable laws and regulations and Northmark’s or the applicable Subsidiary’s lending policies at the time of origination of such Loans and are complete and correct.

(d) Northmark is not a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates Northmark to repurchase from any such Person any Loan or other asset of Northmark.

Section 3.23 Tangible Properties and Assets.

(a) Northmark Disclosure Schedule 3.23(a) sets forth a true, correct and complete list of all real property owned by Northmark or any of its Subsidiaries. Except as set forth in Northmark Disclosure Schedule 3.23(a), and except for properties and assets either held as OREO, disposed of in the ordinary course of business or as permitted by this Agreement, each of Northmark and its Subsidiaries has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

(b) Northmark Disclosure Schedule 3.23(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which Northmark or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and, as of the date hereof, none of Northmark or any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by Northmark or any of its Subsidiaries of, or material default by Northmark or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease and, to Northmark’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. There are no amounts payable to Northmark or any of its Subsidiaries under any sublease that are past due. Except as set forth on Northmark Disclosure Schedule 3.23(b), there is no pending or, to Northmark’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that Northmark or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. Each of Northmark and its Subsidiaries has paid all rents and other charges to the extent due under the Leases.

Section 3.24 Intellectual Property. Northmark Disclosure Schedule 3.24 sets forth a true, complete and correct list of all Northmark Intellectual Property owned or purported to be owned by Northmark that has been issued by, or registered, or are the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office, registry or agency anywhere in the world. Northmark owns or has a license to use all Northmark Intellectual Property necessary to conduct the business of Northmark, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). Northmark Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of Northmark as currently conducted. To the Knowledge of Northmark, all Northmark Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and Northmark has not received notice challenging the validity or enforceability of the Northmark Intellectual Property. To the Knowledge of Northmark, the conduct of the business of Northmark does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of Northmark to own or use any of the Northmark Intellectual Property.

Section 3.25 Fiduciary Accounts. Since December 31, 2019, Northmark has properly administered all accounts for which it is or was a fiduciary, including, but not limited to, accounts for which it serves or served as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Northmark nor any of its directors, officers or employees has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such  fiduciary account.

Section 3.26 Insurance.

(a) Northmark Disclosure Schedule 3.26(a) identifies all of the material insurance policies, binders or bonds currently maintained by Northmark or any of its Subsidiaries, other than credit-life policies (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving incurred losses of more than $100,000. Each of Northmark and its Subsidiaries is insured and, during each of the past three (3) calendar years, has been insured against such risks and in such amounts as the management of Northmark reasonably has determined to be prudent in accordance with industry practices and has maintained all insurance required by applicable laws and regulations. All claims under the Insurance Policies for which Northmark or any of its Subsidiaries has sought coverage have been filed in due and timely fashion. All of the Insurance Policies are in full force and effect and none of Northmark or any of its Subsidiaries is in material default thereunder.

(b) Northmark Disclosure Schedule 3.26(b) identifies all bank owned life insurance (“BOLI”) owned by Northmark, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI as of the date hereof is fairly reflected in the Northmark Financial Statements in accordance with GAAP.

Section 3.27 Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 3.28 Fairness Opinion. The Northmark Board has received the written opinion of Griffin Financial Group, LLC to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Northmark Stock from a financial point of view.

Section 3.29 CRA, Anti-money Laundering and Customer Information Security. Northmark is not a party to any agreement with any individual or group regarding CRA matters and Northmark has no Knowledge of, nor has Northmark been advised of, or has any reason to believe (based on Northmark’s Home Mortgage Disclosure Act data for the year ended December 31, 2021, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause Northmark: (a) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by Bank Regulators of lower than “satisfactory”; (b) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Chapter X), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (c) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Northmark pursuant to 12 C.F.R. Part 364, Appendix B. Furthermore, the Northmark Board has adopted and Northmark has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations promulgated thereunder.

Section 3.30 Transactions with Affiliates. There are no outstanding amounts payable to or receivable from, or advances by Northmark or any of its Subsidiaries to, and none of Northmark or any of its Subsidiaries is otherwise a creditor or debtor to, any shareholder owning five percent (5%) or more of the outstanding Northmark Stock, director or employee of Northmark or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with Northmark or any of its Subsidiaries. None of Northmark or any of its Subsidiaries is a party to any transaction or agreement with any of its respective Affiliates, shareholders owning five percent (5%) or more of the outstanding Northmark Stock, directors or executive officers or any material transaction or agreement with any employee other than executive officers.

Section 3.31 Disclosure. The representations and warranties contained in this Article III, as qualified in each section of this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CAMBRIDGE

Section 4.01 Making of Representations and Warranties.

(a) As a material inducement to Northmark to enter into this Agreement and to consummate the transactions contemplated hereby, Cambridge and Cambridge Trust hereby make to Northmark the representations and warranties contained in this Article IV.

(b) On or prior to the date hereof, Cambridge and Cambridge Trust have delivered to Northmark the Cambridge Disclosure Schedule listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that (i) no such item is required to be set forth on the Cambridge Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect, and (ii) the mere inclusion of an item in the Cambridge Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Cambridge Trust that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect to Cambridge. Any disclosure made with respect to a section of Article IV shall be deemed to qualify any other section of Article IV specifically referenced or cross-referenced or that contains sufficient detail to enable a reasonable Person to recognize the relevance of such disclosure to such other sections.

Section 4.02 Organization, Standing and Authority of Cambridge. Cambridge is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Cambridge has full corporate power and authority to carry on its business as now conducted. Cambridge is duly licensed or qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The Articles of Organization, as amended or restated, and Amended and Restated Bylaws of Cambridge, copies of which have been made available to Northmark, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.03 Organization, Standing and Authority of Cambridge Trust. Cambridge Trust is a Massachusetts-chartered trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Cambridge Trust’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Cambridge Trust when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Cambridge, threatened. Cambridge Trust is a nonmember bank and its primary federal bank regulator is the FDIC. Cambridge Trust is a member in good standing of the FHLB and owns the requisite amount of stock of the FHLB as set forth on Cambridge Disclosure Schedule 4.03. The Articles of Organization and Amended and Restated Bylaws of Cambridge Trust, copies of which have been made available to Northmark, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.04 Cambridge Capital Stock. The authorized capital stock of Cambridge consists of 10,000,000 shares of Cambridge Stock, par value $1.00, of which 7,001,488 shares (including unvested shares of restricted stock) are outstanding as of the date hereof. As of the date hereof, no shares of Cambridge Stock are held in treasury by Cambridge. The outstanding shares of Cambridge Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for (a) the Employee Stock Incentive Plan pursuant to which there are no outstanding options to acquire shares of Cambridge Stock, 15,874 shares of Cambridge Stock subject to issuance and/or delivery pursuant to outstanding restricted stock units that vest solely based on time-based vesting requirements, and up to a maximum of 159,321 shares of Cambridge Stock subject to issuance and/or delivery pursuant to outstanding restricted stock units that vest based on performance-based vesting requirements, and (b) the Cambridge Stock to be issued pursuant to this Agreement, Cambridge does not have any Rights issued or outstanding with respect to Cambridge Stock and Cambridge does not have any commitments to authorize, issue or sell any Cambridge Stock or Rights.

Section 4.05 Subsidiaries. Except as set forth on Cambridge Disclosure Schedule 4.05, Cambridge does not, directly or indirectly, own or control any Affiliate. Except as disclosed on Cambridge Disclosure Schedule 4.05, Cambridge does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Cambridge has not been conducted through any other direct or indirect Subsidiary or Affiliate of Cambridge. No such equity investment identified in Cambridge Disclosure Schedule 4.05 is prohibited by the applicable federal or state laws and regulations.

Section 4.06 Corporate Power; Minute Books. Each of Cambridge and Cambridge Trust has the corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and each of Cambridge and Cambridge Trust has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities. The minute books of Cambridge contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of Cambridge and the Cambridge Board (including committees of the Cambridge Board).

Section 4.07 Execution and Delivery. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Cambridge and Cambridge Trust and each of their respective boards of directors on or prior to the date hereof. No vote of the shareholders of Cambridge is required by law, the Articles of Organization of Cambridge, the Amended and Restated Bylaws of Cambridge or otherwise to approve this Agreement and the transactions contemplated hereby. Each of Cambridge and Cambridge Trust has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Northmark, this Agreement is a valid and legally binding obligation of each of Cambridge and Cambridge Trust, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 4.08 Regulatory Approvals; No Defaults.

(a) Subject to the receipt of all Regulatory Approvals, and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Cambridge and Cambridge Trust do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination, or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of Cambridge or of any of its Subsidiaries or to which Cambridge or any of its Subsidiaries, properties or assets is subject or bound; (ii) constitute a breach or violation of, or a default under, Cambridge’s Articles of Organization or Amended and Restated Bylaws, or the Articles of Organization or Amended and Restated Bylaws of Cambridge Trust; or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

(b) As of the date of this Agreement, Cambridge has no Knowledge of any reasons relating to Cambridge or Cambridge Trust (including, without limitation, compliance with the CRA or the USA PATRIOT Act) as to why any of the Regulatory Approvals shall not be received from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement.

Section 4.09 Absence of Certain Changes or Events. Since December 31, 2021, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Cambridge and its Subsidiaries taken as a whole.

Section 4.10 SEC Documents; Financial Reports; and Financial Controls and Procedures(i) .

(a) Cambridge’s Annual Report on Form 10-K, as amended through the date of this Agreement, for the fiscal year ended December 31, 2021 (the “Cambridge 2021 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed or furnished by Cambridge or any of its Subsidiaries subsequent to January 1, 2021, under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Cambridge SEC Documents”), with the SEC, and all of the

Cambridge SEC Documents filed with the SEC after the date of this Agreement, in the form filed or to be filed, (i) complied or will comply as to form in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Cambridge SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Cambridge SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year end audit adjustments in the case of unaudited financial statements. Except for those liabilities that are fully reflected or reserved against in the most recent audited consolidated balance sheet of Cambridge and its Subsidiaries contained in the Cambridge 2021 Form 10-K and, except for liabilities reflected in the Cambridge SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2021, neither Cambridge nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.

(b) Cambridge and each of its Subsidiaries, officers and directors are in compliance with, and have complied in all material respects with, (i) the applicable provisions of Sarbanes-Oxley and the related rules and regulations promulgated under such act and the Exchange Act and (ii2) the applicable listing and corporate governance rules and regulations of NASDAQ. Cambridge (A) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (B) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of Cambridge Board (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Cambridge’s ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Cambridge’s internal control over financial reporting.

Section 4.11 Regulatory Matters.

(a) Each of Cambridge and Cambridge Trust has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2019 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of Cambridge and/or Cambridge Trust, no Governmental Authority has initiated any proceeding, or to the Knowledge of Cambridge, investigation into the business or operations of Cambridge and/or Cambridge Trust, since December 31, 2019. Cambridge Trust is “well capitalized,” as defined in applicable laws and regulations, and Cambridge Trust has a CRA rating of “satisfactory” or better.

(b) Other than as set forth in Cambridge Disclosure Schedule 4.11(b), Cambridge has timely filed with the SEC and NASDAQ all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to applicable securities laws (“Securities Documents”) required by applicable securities laws, and such Securities Documents, as the same may have been amended, complied, at the time filed with the SEC, in all material respects with the securities laws.

(c) Neither Cambridge, Cambridge Trust nor any of their respective Subsidiaries is a party to or is subject to any Regulatory Order from any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. Neither Cambridge nor Cambridge Trust has been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 4.12 Legal Proceedings.

(a) Other than as set forth in Cambridge Disclosure Schedule 4.12(a), there are no pending or, to the Knowledge of Cambridge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Cambridge.

(b) Cambridge is not a party to any, nor are there any pending or, to Cambridge’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Cambridge in which, to the Knowledge of Cambridge, there is a reasonable probability of any material recovery against or other Material Adverse Effect on Cambridge or any of its Subsidiaries or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c) There is no injunction, order, judgment or decree imposed upon Cambridge, nor on any of the assets of Cambridge, and Cambridge has not been advised of, or is aware of, the threat of any such action.

(d) Neither Cambridge or Cambridge Trust has been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their subsidiaries.

Section 4.13 Compliance With Laws.

(a) Cambridge is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, (i) applicable federal and state banking laws and regulations, (ii) the Finance Laws, and (iii) all applicable origination, servicing and collection practices with respect to any loan or credit extension by such entity.

(b) Cambridge has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Cambridge’s Knowledge, no suspension or cancellation of any of them is threatened.

(c) Cambridge has not received, since December 31, 2019, notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Cambridge’s Knowledge, do any grounds for any of the foregoing exist).

Section 4.14 Brokers. Neither Cambridge nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Cambridge has engaged, and will pay a fee or commission to, Piper Sandler & Co.

Section 4.15 Tax Matters.

(a) Cambridge has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Cambridge (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Cambridge and which Cambridge is contesting in good faith. Cambridge is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Cambridge does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Cambridge.

(b) Cambridge has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c) No foreign, federal, state or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of Cambridge are pending with respect to Cambridge. Cambridge has not received from any foreign, federal, state or local taxing authority (including jurisdictions where Cambridge has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against Cambridge.

Section 4.16 Employee Benefit Plans.

(a) All benefits and compensation plans, contracts, policies or arrangements sponsored, maintained by or contributed to by Cambridge or with respect to which Cambridge has, or could reasonably be expected to have, any liability (the “Cambridge Benefit Plans”) are in compliance with their respective terms and all applicable laws in all material respects.

(b) There is no pending or, to Cambridge’s Knowledge, threatened litigation relating to the Cambridge Benefit Plans.

(c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Cambridge or any Cambridge ERISA Affiliate (as defined below) with respect to any Cambridge Benefit Plans or any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Cambridge, or the single-employer plan of any entity which is considered one employer with Cambridge under Section 4001 of ERISA or Section 414 of the Code (a “Cambridge ERISA Affiliate”). Cambridge has not incurred, and does not expect to incur, any withdrawal liability with respect to any Cambridge Benefit Plans or a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Cambridge ERISA Affiliate).

Section 4.17 Cambridge Stock. The shares of Cambridge Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

Section 4.18 CRA, Anti-Money Laundering and Customer Security Information. Cambridge is not a party to any agreement with any individual or group regarding CRA matters and Cambridge has no Knowledge of, nor has Cambridge been advised of, or has any reason to believe (based on Cambridge’s Home Mortgage Disclosure Act data for the year ended December 31, 2017, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause Cambridge: (a) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by Bank

Regulators of lower than “satisfactory”; (b) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Chapter X), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (c) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Cambridge pursuant to 12 C.F.R. Part 364, Appendix B. Furthermore, the Cambridge Board has adopted and Cambridge has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations promulgated thereunder.

Section 4.19 Sufficient Funds. Cambridge has, and will have as of the Closing, sufficient funds to consummate the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

Section 4.20 Disclosure. The representations and warranties contained in this Article IV, as qualified in each section of this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V

COVENANTS

Section 5.01 Covenants of Northmark. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Cambridge, Northmark shall carry on its business in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. Northmark will use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available to itself and Cambridge the present services of the current officers, employees, directors and other key individual service providers of Northmark, and (iii) preserve for itself and Cambridge the goodwill of the customers of Northmark and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Northmark Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by Cambridge, Northmark shall not:

(a) Capital Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any additional shares of capital stock or any Rights, (ii) permit any additional shares of capital stock to become subject to grants of employee, director or other stock options, warrants or other Rights, or (iii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any Northmark Stock or obligate itself to purchase, retire or redeem any of its shares of Northmark Stock.

(b) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Northmark Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

(c) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Northmark or any of its Subsidiaries or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) for normal increases in compensation to non-executive employees in the ordinary course of business consistent with past practice, provided that no such increase shall be more than ten percent (10%) with respect to any individual non-executive employee and all such increases in the aggregate shall not exceed five percent (5%) of total compensation, and provided further that any increases, either singularly or in the aggregate, shall be consistent with Northmark’s 2022 budget, a copy of which has been made available to Cambridge, (ii) Northmark shall be permitted to make cash contributions to the Northmark 401(k) Plan in the ordinary course of business consistent with past practice and (iii) Northmark shall be permitted to pay accrued bonuses at the Closing consistent with past practice, prorated through the Closing Date.

(d) Hiring. Hire any person as a Northmark Employee or promote any Northmark Employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Northmark Disclosure Schedule 5.01(d) and (ii) persons hired to fill any vacancies arising after the date hereof at an annual salary of less than $150,000 and whose employment is terminable at the will of Northmark; provided, however, that Northmark must provide notice to Cambridge within three (3) days following the hiring of any persons hired to fill a vacancy.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any Northmark Benefit Plan, except (i) as may be required by applicable law or the terms of this Agreement, subject to the provision of prior written notice and consultation with respect thereto to Cambridge, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Northmark Disclosure Schedule 5.01(e)).

(f) Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice.

(g) Dispositions. Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Northmark and its Subsidiaries taken as a whole.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate.

(j) Governing Documents. Amend Northmark’s charter or bylaws.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or regulations or GAAP.

(l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise expressly permitted by this Agreement, enter into, amend, modify or terminate any contract that involves the payment of, or incurs fees, in excess of $50,000 per annum, any Lease or any Insurance Policy.

(m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Northmark is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Northmark of an amount which exceeds $50,000 and/or would impose any material restriction on the business of Northmark; provided, however, that Northmark may not enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation for which Northmark has not provided notice to Cambridge of the existence of such action, suit, proceeding, order or investigation.

(n) Banking Operations. (i) Enter into any new material line of business; (ii) change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or (iii) file any application or make any contract with respect to branching or site location or branching or site relocation.

(o) Derivative Transactions. Enter into any Derivative Transactions.

(p) Indebtedness. Incur any indebtedness for borrowed money or other liabilities (including brokered deposits and wholesale funding), federal funds purchased, borrowings from the FHLB and securities sold under agreements to repurchase, each with a duration exceeding one (1) year, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(q) Investment Securities. (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (A) any debt security or equity investment of a type or in an amount that is not in accordance with Northmark’s investment policy or (B) any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five (5) years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice, or (ii) restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio or any securities therein are classified under GAAP or reported for regulatory purposes.

(r) Loans. Except to satisfy contractual obligations existing as of the date hereof and set forth on Northmark Disclosure Schedule 5.01(r), make, renegotiate, renew, increase, extend, modify or purchase any Loan, other than in accordance with Northmark’s loan policies and procedures in effect as of the date hereof; provided, however, that the prior notification and approval of Cambridge is required for any new origination (i) in excess of $2,000,000 or (ii) not made in accordance with Northmark’s loan policies as in effect on the date hereof. For purposes of this Section 5.01(r), consent shall be deemed given unless Cambridge objects within forty-eight (48) hours of notification.

(s) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(t) Taxes. Make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any adjustment of any material Tax attribute, file any material claim for a refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment.

(u) Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by Northmark under any agreement with any Governmental Authority or under any Material Contract,

Lease or other material agreement or material license to which it is a party or by which it is or its properties are bound.

(v) Environmental Assessments. Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.

(w) Insurance. Cause or allow the loss of insurance coverage maintained by Northmark that would have a Material Adverse Effect on Northmark, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect.

(x) Liens. Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices.

(y) Adverse Actions. Take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied, (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation or (iv) a material delay of the approval or completion of the Merger.

(z) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.02 Covenants of Cambridge. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Northmark, Cambridge will not, and will cause each of its Subsidiaries not to:

(a) Adverse Actions. Take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

(b) Dividend Record Date. Change its record date for payment of its quarterly dividend from the record date established in the prior year’s quarter in a manner that is inconsistent with past practice.

(c) Capital Stock. Grant, issue, deliver or sell any additional shares of capital stock or Rights; provided, however, that Cambridge may (i) grant equity awards pursuant to its employee benefit plans as required by any Cambridge employee benefit plan or in the ordinary course consistent with past practice, (ii) issue capital stock upon the vesting or exercise of any equity awards granted pursuant to a Cambridge employee benefits plan outstanding as of the date hereof in accordance with the terms and conditions thereof as in effect on the date hereof, including in connection with “net settling” any outstanding awards, and (iii) issue Cambridge capital stock in connection with the transactions contemplated hereby.

(d) Dividends; Etc. (i) Other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby, make, declare, pay or set aside for payment any stock dividend on or in respect of, or declare or make any distribution on, any shares of Cambridge Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

(e) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.03 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, and otherwise to enable consummation of the transactions contemplated by this Agreement, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.

Section 5.04 Shareholder Approval. Northmark agrees to take, in accordance with applicable law, and the charter and bylaws of Northmark, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Northmark’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “Northmark Meeting”) and, subject to Section 5.11, shall take all lawful action to solicit such approval by such shareholders. Northmark agrees to use its best efforts to convene the Northmark Meeting within forty-five (45) days after the initial mailing of the Proxy Statement/Prospectus to shareholders of Northmark pursuant to Section 5.05. The Northmark Board shall at all times prior to and during the Northmark Meeting recommend approval of this Agreement by the shareholders of Northmark (the “Northmark Recommendation”) and shall not withhold, withdraw, amend or modify such recommendation in any manner adverse to Cambridge or take any other action or make any other public statement inconsistent with such recommendation, except as and to the extent expressly permitted by Section 5.11.

Section 5.05 Merger Registration Statement; Proxy Statement/Prospectus. For the purposes of (x) registering Cambridge Stock to be offered to holders of Northmark Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) holding the Northmark Meeting, Cambridge shall draft and prepare, and Northmark shall cooperate in the preparation of, a registration statement on Form S-4 for the registration of the shares to be issued by Cambridge in the Merger (the “Merger Registration Statement”), including the Proxy Statement/Prospectus. Cambridge shall provide Northmark and its counsel with appropriate opportunity to review and comment on the Merger Registration Statement and Proxy Statement/Prospectus prior to the time they are initially filed with the SEC or any amendments are filed with the SEC. Each of Cambridge and Northmark shall cause the Merger Registration Statement to be filed within forty-five (45) days of the date hereof and to be declared effective under the Securities Act as promptly as practicable after such filing; provided that in the event the Merger Registration Statement is not filed within forty-five (45) days of the date hereof due to the action or inaction by one of the parties hereto, the delay in filing shall not be deemed a breach of this Section 5.05 by the other party hereto. Cambridge shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Northmark shall furnish to Cambridge all information concerning Northmark and the holders of Northmark Stock as may be reasonably requested in connection with such action.

Section 5.06 Cooperation and Information Sharing. Northmark shall provide Cambridge with any information concerning Northmark that Cambridge may reasonably request in connection with the drafting and preparation of the Merger Registration Statement and Proxy Statement/Prospectus. Cambridge shall notify Northmark promptly of the receipt of any comments of the SEC with respect to the Merger Registration Statement or Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Northmark promptly copies of all correspondence between it or any of its representatives and the SEC. Cambridge shall provide Northmark and its counsel with appropriate opportunity to review and comment on all amendments and supplements to the Merger Registration Statement and Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Cambridge and Northmark agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC. Northmark agrees to cause the Proxy Statement/Prospectus and all required amendments and supplements thereto to be mailed to the holders of Northmark Stock entitled to vote at the Northmark Meeting as soon as practicable following the date that the Merger Registration Statement is declared effective under the Securities Act.

Section 5.07 Supplements or Amendment. Northmark and Cambridge shall promptly notify the other party if at any time it becomes aware that the Proxy Statement/Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the parties shall cooperate in the preparation of a supplement or amendment to such Proxy Statement/Prospectus which corrects such misstatement or omission, and Cambridge shall file an amended Merger Registration Statement with the SEC, and Northmark shall mail an amended Proxy Statement/Prospectus to its shareholders.

Section 5.08 Regulatory Approvals. Each of Northmark and Cambridge will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Northmark and Cambridge will furnish to each other and each other’s counsel all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the filing of the Proxy Statement/Prospectus and any application, petition or any other statement or application made by or on behalf of Cambridge or Northmark to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, Cambridge and Northmark shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing. Provided that Northmark has cooperated as required above, Cambridge agrees to use its reasonable best efforts to file the requisite applications or notices to be filed by it or by Cambridge Trust with the appropriate Bank Regulators within forty-five (45) days of the date hereof.

Section 5.09 Press Releases. Northmark and Cambridge shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. Northmark and Cambridge shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to this Agreement as reasonably requested by the other party.

Section 5.10 Access; Information.

(a) Northmark agrees that, upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Cambridge and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Northmark and to such other information relating to Northmark as Cambridge may reasonably request and, during such period, it shall furnish promptly to Cambridge all information concerning the business, properties and personnel of Northmark as Cambridge may reasonably request. Northmark shall not be required to provide access to or to disclose minutes or similar records of meetings of the board of directors or any committee that includes discussion of any of the transactions contemplated by this Agreement or any information where such access jeopardizes the attorney client privilege of the institution in possession or control of such information or contravenes any law, rule, regulation, order, judgment or decree. Consistent with the foregoing, Northmark agrees to make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

(b) All information furnished to Cambridge by Northmark pursuant to Section 5.10(a) shall be subject to, and Cambridge shall hold all such information in confidence in accordance with, the provisions of the Mutual Confidentiality Agreement, dated as of March 9, 2022, by and between Northmark and Cambridge (the “Confidentiality Agreement”).

(c) No investigation by Cambridge of the business and affairs of Northmark shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of Cambridge to consummate the transactions contemplated by this Agreement.

Section 5.11 No Solicitation by Northmark.

(a) Northmark shall not, and shall cause its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates and other agents of Northmark (collectively, the “Northmark Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Cambridge) any information or data with respect to Northmark or otherwise relating to an Acquisition Proposal; or (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Northmark is a party. Northmark shall, and shall cause each of the Northmark Representatives to, (x) immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal, and (y) as soon as practicable after the date hereof, request the prompt return or destruction of all confidential information made available by Northmark or on its behalf during the past twelve (12) months in connection with any actual or potential Acquisition Proposal.

(b) Notwithstanding Section 5.11(a), prior to the date of the Northmark Meeting, Northmark may take any of the actions described in clause (ii) of Section 5.11(a), if, but only if, (i) Northmark has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.11; (ii) the Northmark Board determines in good faith, (A) after consultation with its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) after consultation with its outside legal counsel, that it is required to take such actions to comply with its fiduciary duties under applicable law; (iii) Northmark has provided Cambridge with at least twenty-four (24) hours’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Northmark or otherwise relating to an Acquisition Proposal, Northmark receives from such Person a confidentiality agreement with terms not materially less favorable to Northmark than those contained in the Confidentiality Agreement. In addition, if Northmark receives an Acquisition Proposal that constitutes or is reasonably expected to result in a Superior Proposal and Northmark has not breached any of the covenants set forth in this Section 5.11, then Northmark, or any Northmark Representative may, with the prior approval of the Northmark Board at a duly called meeting, contact the Person who has submitted (and not withdrawn) such Acquisition Proposal, or any of such Person’s representatives, solely (x) to clarify the terms and conditions of such Acquisition Proposal and (y) if such Acquisition Proposal initially is made orally, to direct such Person to submit the Acquisition Proposal to Northmark confidentially in writing. Northmark shall promptly provide to Cambridge any non-public information regarding Northmark provided to any other Person which was not previously provided to Cambridge, such additional information to be provided no later than the date of provision of such information to such other party.

(c) Northmark shall promptly (and in any event within twenty-four (24) hours) notify Cambridge in writing if any inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Northmark or the Northmark Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such inquiry, proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such inquiry, proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications)). Northmark agrees that it shall keep Cambridge informed, on a reasonably current basis (and in any event within twenty-four (24) hours), of the status and terms of any material developments with respect to such inquiry, proposal, offer, information request, negotiations or discussions (including, in each case, any amendments or modifications thereto). Northmark shall provide Cambridge with at least twenty-four (24) hours’ prior written notice of any meeting of the Northmark Board at which the Northmark Board is reasonably expected to consider any Acquisition Proposal.

(d) Neither the Northmark Board nor any committee thereof shall (i) withdraw, qualify, amend, modify or withhold, or propose to withdraw, qualify, amend, modify or withhold, in a manner adverse to Cambridge in connection with the transactions contemplated by this Agreement (including the Merger), the Northmark Recommendation, fail to reaffirm the Northmark Recommendation within five (5) Business Days following a request by Cambridge or make any statement, announcement or release, in connection with the Northmark Meeting or otherwise, inconsistent with the Northmark Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Northmark Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Northmark to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.11(b)) or (B) requiring Northmark to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 5.11(d), prior to the date of the Northmark Meeting, the Northmark Board may withdraw, qualify, amend or modify the Northmark Recommendation (a “Northmark Subsequent Determination”) after the fourth (4th) Business Day following Cambridge’s receipt of a written notice (the “Notice of Superior Proposal”) from Northmark advising Cambridge that the Northmark Board intends to determine that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this this Section 5.11) constitutes a Superior Proposal if, but only if, (i) the Northmark Board has reasonably determined in good faith, after consultation with outside legal counsel, that it is required to take such actions to comply with its fiduciary duties under applicable law, (ii) during the four (4) Business Day period after receipt of the Notice of Superior Proposal by Cambridge (the “Notice Period”), Northmark and the Northmark Board shall have cooperated and negotiated in good faith with Cambridge to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Northmark to proceed with the Northmark Recommendation without a Northmark Subsequent Determination; provided, however, that Cambridge shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Cambridge since its receipt of such Notice of Superior Proposal, the Northmark Board in good faith makes the determination (A) in clause (i) of this Section 5.11(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, Northmark shall be required to deliver a new Notice of Superior Proposal to Cambridge and again comply with the requirements of this Section 5.11(e), except that the Notice Period shall be reduced to two (2) Business Days.

(f) Notwithstanding any Northmark Subsequent Determination, this Agreement shall be submitted to Northmark’s shareholders at the Northmark Meeting for the purpose of voting on, the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve Northmark of such obligation; provided, however, that if the Northmark Board shall have made a Northmark Subsequent Determination, then the Northmark Board may submit this Agreement to Northmark’s shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded), in which event the Northmark Board may communicate the basis for its lack of a recommendation to Northmark’s shareholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto. In addition to the foregoing, the Northmark Board shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger at the Northmark Meeting.

Section 5.12 Certain Policies. Prior to the Effective Date, Northmark shall, consistent with GAAP and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Cambridge; provided, however, that Northmark shall not be obligated to take any action pursuant to this Section 5.12 unless and until Cambridge acknowledges, and Northmark is satisfied, that all conditions to Northmark’s obligation to consummate the Merger have been satisfied and that Cambridge shall consummate the Merger in accordance with the terms of this Agreement, and further provided that in any event, no accrual or reserve made by Northmark pursuant to this Section 5.12 or the consequences resulting therefrom shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Northmark or its management with any such adjustments, nor any admission that the previously furnished financial statements or information did not fully comply in all respects with GAAP or regulatory requirements.

Section 5.13 Indemnification.

(a) From and after the Effective Time, Cambridge (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director and officer of Northmark, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any reasonable costs, expenses or fees (including reasonable attorneys’ fees), judgments, amounts paid in settlement, fines, penalties, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether formal or informal (each, a “Proceeding”), arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of Northmark or is or was serving at the request of Northmark as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Northmark, including, without limitation, matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the charter or bylaws of Northmark or as provided in applicable law as in effect on the date hereof (subject to change as required by law). Cambridge’s obligations under this Section 5.13(a) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification and advancement in respect of any Proceeding asserted or made within such period shall continue until the final disposition of such Proceeding. Notwithstanding any other provision of this Section 5.13, the Indemnifying Party shall advance all reasonable costs, expenses and fees (including reasonable attorneys’ fees) incurred by or on behalf of an Indemnified Party in connection with any Proceeding within thirty (30) days after the receipt by the Indemnifying Party of a statement or statements from the Indemnified Party requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall be made in good faith and shall reasonably evidence the costs, expenses and fees incurred by the Indemnified Party (which shall include invoices in connection with such costs, fees and expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause the Indemnified Party to waive any privilege or protection accorded by applicable law shall not be included with the invoice), and shall include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnified Party to repay any costs, expenses or fees advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such costs, expenses or fees. Any advances and undertakings to repay pursuant to this Section 5.13 shall be unsecured and interest free and made without regard to the Indemnified Party’s ability to repay such advances or ultimate entitlement to indemnification.

(b) Any Indemnified Party wishing to claim indemnification under this Section 5.13, upon learning of any such Proceeding, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure does actually prejudice the Indemnifying Party. In the event of any such Proceeding (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof with counsel which is reasonably satisfactory to the Indemnified Party and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable costs, expenses and fees of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will reasonably cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by a final non-appealable adjudication of an applicable federal or state banking agency or a court of competent jurisdiction.

(c) Prior to the Effective Time, Cambridge shall purchase an extended reporting period endorsement under Northmark’s existing directors’ and officers’ liability insurance coverage for Northmark’s directors and officers in a form reasonably acceptable to Northmark which shall provide such directors and officers with coverage for six (6) years following the Effective Time for claims made against such directors and officers arising from any act, error or omission by such directors and officers existing or occurring at or prior to the Effective Time of not less than the existing coverage under, and have other terms at least as favorable to, the directors and officers than the directors’ and officers’ liability insurance coverage presently maintained by Northmark (provided that Cambridge may substitute therefor policies which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Northmark’s existing coverage limits), so long as the aggregate cost is not more than 250% of the annual premium currently paid by Northmark for such insurance (the “Premium Limit”). In the event that the Premium Limit is insufficient for such coverage, Cambridge shall use its reasonable best efforts to purchase such lesser coverage as may be obtained with such amount.

(d) The rights of indemnification and advancement as provided by this Section 5.13 shall not be deemed exclusive of any other rights to which the Indemnified Party may at any time be entitled under the charter or bylaws of Northmark or as provided in applicable law as in effect on the date hereof (subject to change as required by law), any agreement, a vote of shareholders, a resolution of directors of Northmark, or otherwise. In the event that an Indemnified Party, pursuant to this Section 5.13, seeks an adjudication of such person’s rights under, or to recover damages for breach of, this Section 5.13, or to recover under any directors’ and officers’ liability insurance coverage maintained by Northmark or Cambridge, the Indemnifying Party shall pay on such Indemnified Party’s behalf, , any and all reasonable costs, expenses and fees (including reasonable attorneys’ fees ) incurred by such Indemnified Party in such judicial adjudication, to the fullest extent permitted by law, only to the extent that the Indemnified Party prevails in such judicial adjudication.

(e) If Cambridge or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Cambridge shall assume the obligations set forth in this Section 5.13.

Section 5.14 Employees; Benefit Plans.

(a) Following the Closing Date, Cambridge may choose to maintain any or all of the Northmark Benefit Plans in its sole discretion and Northmark shall cooperate with Cambridge in order to effect any plan terminations to be made as of the Effective Time. For the period commencing at the Effective Time and ending twelve (12) months after the Effective Time (or until the applicable Continuing Employee’s earlier termination of employment), Cambridge shall provide, or cause to be provided, to each employee of Northmark who continues with the Surviving Bank as of the Closing Date (a “Continuing Employee”) (i) a base salary or a base rate of pay at least equal to the base salary or base rate of pay provided to such Continuing Employee immediately prior to the Effective Time, (ii) target cash bonus opportunities provided to similarly-situated employees of Cambridge or its Subsidiaries and (iii) other benefits (other than severance or termination pay) at least substantially comparable in the aggregate to the benefits provided to similarly-situated employees of Cambridge or its Subsidiaries. Cambridge shall take all commercially reasonable action so that Continuing Employees shall be entitled to participate in each employee benefit or compensation plan, program, policy, agreement or arrangement of Cambridge or any of its Subsidiaries of general applicability to the same extent as similarly-situated employees of Cambridge (it being understood that inclusion of the employees of Northmark in the Cambridge Benefit Plans may occur at different times with respect to different plans). Cambridge shall cause each Cambridge Benefit Plan in which Continuing Employees are eligible to participate to take into account for purposes of eligibility and vesting under the Cambridge Benefit Plans (but not for purposes of benefit accrual under a defined benefit plan) the service of such employees with Northmark to the same extent as such service was credited for such purpose by Northmark; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or retroactive application. Nothing herein shall limit the ability of Cambridge to amend or terminate any of the Northmark Benefit Plans or Cambridge Benefit Plans in accordance with their terms at any time; provided, however, that Cambridge shall continue to maintain the Northmark Benefit Plans (other than cash incentive, equity or equity-based incentive, retention, change in control, severance, defined benefit, retiree welfare or similar plans, programs or agreements) for which there is a comparable Cambridge Benefit Plan until the Northmark Employees are permitted to participate in the Cambridge Benefit Plans, unless such Cambridge Benefit Plan has been frozen or terminated with respect to similarly situated employees of Cambridge or any Subsidiary of Cambridge.

(b) If a Continuing Employee becomes eligible to participate in a medical, dental or health Cambridge Benefit Plan upon termination of such plan of Northmark, Cambridge shall make all commercially reasonable efforts to cause such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental Cambridge Benefit Plan, (ii) honor under such plan any deductible, co-payment and out-of-pocket expenses incurred by such Continuing Employee and his or her beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such Continuing Employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Northmark Benefit Plan prior to the Effective Time.

(c) Any employee of Northmark (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement or arrangement which provides for severance payments) whose employment is terminated (other than for cause) at the request of Cambridge (but by and in the sole discretion of Northmark) prior to the Effective Time, or is terminated by Cambridge or a Subsidiary of Cambridge within twelve (12) months following the Effective Date, shall be entitled to receive severance payments in an amount equal to two (2) weeks base pay for each full year of service (including all service with Northmark, Cambridge and any Subsidiary of Cambridge), with a minimum of four (4) and a maximum of fifty-two (52) weeks of base pay.

(d) Cambridge shall honor and perform under each agreement or contract set forth in Northmark Disclosure Schedule 3.16(f) in accordance with its terms.

(e) To the extent necessary, Cambridge and Northmark may provide a retention pool as mutually agreed by Cambridge and Northmark to certain employees of Northmark to be designated by Cambridge in consultation with Northmark. Such designated employees will enter into retention agreements to be agreed upon by Cambridge and Northmark.

(f) Nothing contained in this Agreement, expressed or implied, shall (i) give any person, other than the parties hereto, any rights or remedies of any nature whatsoever, including any right to continued employment or service, under or by reason of this Section 5.14, (ii) cause any third party beneficiary rights in any current or former employee, director or other individual service provider of Northmark or any of its Subsidiaries to enforce the provisions of this Section 5.14 or any other matter related thereto or (iii) be, or be construed as, an amendment to any Northmark Benefit Plan, Cambridge Benefit Plan, or other employee benefit plan of Cambridge, Cambridge Trust, Northmark or any of their respective Affiliates.

Section 5.15 Notification of Certain Changes. Cambridge and Northmark shall promptly advise the other party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, but no more frequently than monthly (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article III and Article IV in order to determine the fulfillment of the conditions set forth in Section 6.02(a) or Section 6.03(a) hereof, as the case may be, or the compliance by Northmark or Cambridge, as the case may be, with the respective covenants and agreements of such parties contained herein.

Section 5.16 Current Information. During the period from the date of this Agreement to the Effective Time, Northmark will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Cambridge and to report the general status of the ongoing operations of Northmark. Without limiting the foregoing, Northmark agrees to provide Cambridge (i) a copy of each report filed by Northmark with a Governmental Authority within one (1) Business Day following the filing thereof and (ii) monthly updates of the information required to be set forth in Northmark Disclosure Schedule 3.14.

Section 5.17 Board Packages. Northmark shall distribute a copy of each Northmark Board package, including the agenda and any draft minutes, to Cambridge at the same time and in the same manner in which it distributes a copy of such packages to the Northmark Board; provided, however, that Northmark shall not be required to copy Cambridge on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any third party proposal to acquire control of Northmark or any other matter that the Northmark Board has been advised of by counsel that such distribution to Cambridge may violate a confidentiality obligation or fiduciary duty or any law or regulation.

Section 5.18 Transition; Informational Systems Conversion. From and after the date hereof, Cambridge and Northmark shall use their reasonable best efforts to facilitate the integration of Northmark with the business of Cambridge following consummation of the transactions contemplated by this Agreement and shall meet on a regular basis to discuss and plan for the conversion of Northmark’s data processing and related electronic informational systems (the “Informational Systems Conversion”) to those used by Cambridge and its Subsidiaries, which planning shall include, but not be limited to: (a) discussion of Northmark’s third-party service provider arrangements; (b) non-renewal of personal property leases and software licenses used by Northmark in connection with its systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. Northmark shall take all action which is necessary and appropriate to facilitate the Informational Systems Conversion; provided, however, that Cambridge shall pay all out-of-pocket fees, expenses or charges that Northmark may incur as a result of taking, at the request of Cambridge, any action to facilitate the Informational Systems Conversion. If this Agreement is terminated by Cambridge and/or Northmark in accordance with Section 7.01(a), Section 7.01(b), Section 7.01(c) or Section 7.01(f), or by Northmark only in accordance with Section 7.01(d) or Section 7.01(e), Cambridge shall pay to Northmark all reasonable fees, expenses or charges related to reversing the Informational Systems Conversion within ten (10) Business Days of Northmark providing Cambridge written evidence of such fees, expenses or charges.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01 Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of Northmark and Cambridge to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a) Regulatory Approvals. All Regulatory Approvals shall have been obtained and shall remain in full force and effect, any requirements contained in the Regulatory Approvals to be completed on or before the Closing Date shall have been completed and all statutory waiting periods in respect thereof shall have expired or been terminated.

(b) Merger Registration Statement Effective. The Merger Registration Statement shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.

(c) NASDAQ Listing. The shares of Cambridge Stock issuable pursuant to this Agreement shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(d) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of such transactions.

(e) Employment Agreement Amendments. The Employment Agreement Amendments shall have been executed and delivered by Northmark, Daniel J. Murphy, III and Jane C. Walsh, concurrently with Northmark’s execution and delivery of this Agreement and each such Employment Agreement Amendment shall remain in full force and effect.

(f) Tax Opinions. Cambridge shall have received a letter setting forth the written opinion of Hogan Lovells US LLP, in form and substance reasonably satisfactory to Cambridge, dated as of the Closing Date, and Northmark shall have received a letter setting forth the written opinion of Goodwin Procter LLP, in form and substance reasonably satisfactory to Northmark, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax free reorganization described in Section 368(a) of the Code.

Section 6.02 Conditions to Obligations of Cambridge. The obligations of Cambridge to consummate the Merger also are subject to the fulfillment or written waiver by Cambridge prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Northmark set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that, for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on Northmark or the Surviving Bank. Cambridge shall have received a certificate, dated the Closing Date, signed on behalf of Northmark by the Chief Executive Officer of Northmark to such effect.

(b) Performance of Obligations of Northmark. Northmark shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Cambridge shall have received a certificate, dated the Closing Date, signed on behalf of Northmark by the Chief Executive Officer of Northmark to such effect.

(c) Adverse Regulatory Conditions. No Regulatory Approvals referred to in Section 6.01(a) hereof shall contain any condition, restriction or requirement which the Cambridge Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that Cambridge would not have entered into this Agreement had such condition, restriction or requirement been known at the date hereof.

(d) Voting Agreements. The Voting Agreements shall have been executed and delivered by each director and executive officer of Northmark concurrently with Northmark’s execution and delivery of this Agreement and shall remain in effect and not have been revoked as of the Effective Time.

(e) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of Northmark Stock.

(f) Other Actions. Northmark shall have furnished Cambridge with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.01 and Section 6.02 as Cambridge may reasonably request.

Section 6.03 Conditions to Obligations of Northmark. The obligations of Northmark to consummate the Merger also are subject to the fulfillment or written waiver by Northmark prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Cambridge set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that, for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on Cambridge. Northmark shall have received a certificate, dated the Closing Date, signed on behalf of Cambridge by the Chief Executive Officer and the Chief Financial Officer of Cambridge to such effect.

(b) Performance of Obligations of Cambridge. Cambridge shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Northmark shall have received a certificate, dated the Closing Date, signed on behalf of Cambridge by the Chief Executive Officer and the Chief Financial Officer of Cambridge to such effect.

(c) Other Actions. Cambridge shall have furnished Northmark with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.01 and Section 6.03 as Northmark may reasonably request.

Section 6.04 Frustration of Closing Conditions. Neither Cambridge nor Northmark may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate any of the transactions contemplated by this Agreement, as required by and subject to this Article VI.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Cambridge and Northmark if the board of directors of each so determines by vote of a majority of the members of its entire board of directors.

(b) No Regulatory Approval. By Cambridge or Northmark, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been denied by final, nonappealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c) No Shareholder Approval. By either Cambridge or Northmark (provided that, if Northmark is the terminating party, it shall not be in material breach of any of its obligations under Section 5.04), if the approval of the shareholders required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d) Breach of Representations and Warranties. By either Cambridge or Northmark (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the Merger under Section 6.02(a) (in the case of a breach of a representation or warranty by Cambridge) or Section 6.03(a) (in the case of a breach of a representation or warranty by Northmark).

(e) Breach of Covenants. By either Cambridge or Northmark (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing, provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the party receiving the benefit of such covenant or agreement not to consummate the Merger under Section 6.02(b) (in the case of a breach of a covenant or agreement by Northmark) or Section 6.03(b) (in the case of a breach of a representation or warranty by Cambridge).

(f) Delay. By either Cambridge or Northmark if the Merger shall not have been consummated on or before March 31, 2023, unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(g) Failure to Recommend; Third-Party Acquisition Transaction; Etc. By Cambridge, if (i) Northmark shall have materially breached its obligations under Section 5.11, (ii) the Northmark Board shall have failed to make its recommendation referred to in Section 5.04, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Cambridge, (iii) the Northmark Board shall have recommended or proposed, or publicly announced its intention to recommend or propose, to engage in an Acquisition Transaction with any Person other than Cambridge or a Subsidiary of Cambridge or (iv) Northmark shall have materially breached its obligations under Section 5.04 by failing to call, give notice of, convene and hold the Northmark Meeting in accordance with Section 5.04.

(h) Decrease in Cambridge Stock Price. By Northmark, if both (i) the Average Closing Price is less than the product of the Starting Price multiplied by 0.80 (rounded to the nearest hundredth): and (ii) (A) the Cambridge Ratio is less than (B) the difference between (1) the Index Ratio minus (2) 0.20; provided, however, that Northmark must elect to terminate this Agreement pursuant to this Section 7.02(h) by written notice (the “Termination Notice”) given to Cambridge within five (5) days after the Determination Date and that Northmark’s right of termination shall be subject to the right of Cambridge provided for below to increase the Exchange Ratio and/or make cash payments to holders of Northmark Stock. During the five (5) day period immediately following the day on which Cambridge receives the Termination Notice (the “Election Period”), Cambridge shall have the right and option, in its sole and absolute discretion, to (x) increase the Exchange Ratio (calculated to the nearest one ten-thousandth), (y) provided that it does not and will not prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, make cash payments to holders of Northmark Stock, as additional Merger Consideration (in addition to, and not in lieu of, issuing shares of Cambridge Stock), or (z) provide any combination of the items set forth in the foregoing clauses (x) and (y), but subject to the limitations stated therein, such that, as a result of any such adjustment, the value of the Merger Consideration issuable or payable in respect of each share of Northmark Stock is not less than the Minimum Per Share Merger Consideration. If Cambridge elects to increase the Exchange Ratio and/or make cash payments as aforesaid, Cambridge shall give written notice of such election (the “Fill Notice”) to Northmark during the Election Period, which Fill Notice shall specify the amount of any such increase and/or cash payments, whereupon no termination of this Agreement shall occur, or be deemed to have occurred, pursuant to this Section 7.01(h) and this Agreement shall remain in full force and effect in accordance with its terms (with the Exchange Ratio modified and/or cash payments to be made, as additional Merger Consideration, in accordance with this Section 7.01(h) as set forth in the Fill Notice). If Cambridge does not timely elect to increase the Exchange Ratio and/or make cash payments as aforesaid, then Northmark may terminate this Agreement at any time after the end of the Election Period.

For purposes of this Section 7.01(h) the following terms shall have the meanings indicated:

“Average Closing Price” shall mean the volume-weighted average closing price per share of Cambridge Stock as reported on NASDAQ (or such other exchange or market on which the Cambridge Stock shall then trade) for the ten (10) consecutive Trading Days ending on (and including) the Determination Date.

“Cambridge Ratio” shall mean the quotient of (a) the Average Closing Price, divided by (b) the Starting Price.

“Determination Date” shall mean that certain date which is the tenth (10th) day prior to the Closing Date.

“Index Group” shall mean the Nasdaq Bank Index.

“Index Price” shall mean, on a given date, the closing index value on such date for the Index Group.

“Index Ratio” shall mean the quotient of (a) the Index Price on the Determination Date, divided by (b) the Initial Index Price.

“Initial Index Price” shall mean the closing index value of the Index Group on the Starting Date.

“Minimum Per Share Merger Consideration” shall mean the lesser of (a) the product of (i) the Exchange Ratio (prior to any increase in the Exchange Ratio pursuant to Section 7.01(h)), multiplied by (ii) the Starting Price, multiplied by (iii) 0.80, and (b) (i) the product of (A) the Index Ratio minus 0.20, multiplied by (B) the Exchange Ratio (prior to any increase in the Exchange Ratio pursuant to Section 7.01(h)), multiplied by (C) the Average Closing Price, divided by (ii) the Cambridge Ratio.

“Starting Date” shall mean the last Trading Day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of Cambridge Stock on NASDAQ (as reported by Bloomberg, or if not reported therein, in another authoritative source) on the Starting Date.

“Trading Day” means any day on which NASDAQ is open for trading with a scheduled and actual closing time of 4:00 p.m. Eastern time.

Section 7.02 Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by Cambridge while structuring and pursuing the Merger, the parties hereto agree that Northmark shall pay to Cambridge a termination fee of $2,200,000 within three (3) Business Days after written demand for payment is made by Cambridge, following the occurrence of any of the events set forth below:

(a) Cambridge terminates this Agreement pursuant to Section 7.01(g); or

(b) Northmark enters into a definitive agreement relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Northmark within twelve (12) months following the termination of this Agreement by Cambridge pursuant to Section 7.01(d) or Section 7.01(e) because of a Willful Breach by Northmark after an Acquisition Proposal has been publicly announced or otherwise made known Northmark.

Section 7.03 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 7.01 and (ii) that termination will not relieve a breaching party from liability for money damages for any Willful Breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination. Nothing in Section 7.02 or this Section 7.03 shall be deemed to preclude either party from seeking specific performance in equity to enforce the terms of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Section 5.10(b), Section 7.02 and this Article VIII, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its Affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

Section 8.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Northmark Meeting, no amendment shall be made which by law requires further approval by the shareholders of Northmark without obtaining such approval.

Section 8.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 8.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard for conflict of law provisions.

Section 8.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, and any SEC filing and registration fees, except that printing expenses shall be shared equally between Cambridge and Northmark; provided, however, that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s Willful Breach of any provision of this Agreement.

Section 8.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Cambridge:

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, MA 02138

Attention:	Denis K. Sheahan
Email:	Denis.Sheahan@cambridgetrust.com
Telephone:	617-441-1533

With a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, DC 20004

Attention:	Richard A. Schaberg
Email:	richard.schaberg@hoganlovells.com
Telephone:	202-637-5671

If to Northmark:

Northmark Bank

89 Turnpike Street

North Andover, MA 01845

Attention:	Jane C. Walsh
Email:	JWalsh@northmarkbank.com
Telephone:	978-620-4412

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:	Samantha M. Kirby
Email:	Skirby@goodwinlaw.com
Telephone:	617-523-1231

Section 8.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions, and this Agreement and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce Cambridge’s obligation under Section 5.13, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.08 Confidential Supervisory Information. No disclosure, representation or warranty shall be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.5(g)(8) and § 309.6(a)) of a Governmental Entity by any party hereto to the extent prohibited by applicable law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

Section 8.09 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 8.10 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11 Interpretation. When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.12 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE IX

ADDITIONAL DEFINITIONS

Section 9.01 Additional Definitions. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement:

“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving Northmark: (a) any merger, consolidation, share exchange, business combination or other similar transactions; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of Northmark in a single transaction or series of transactions; (c) any tender offer or exchange offer for ten percent (10%0 or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (d) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Acquisition Transaction” means any of the following (other than the transactions contemplated hereunder): (a) a merger, consolidation, share exchange, business combination or any similar transaction, involving the relevant companies; (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of the relevant companies in a single transaction or series of transactions; (c) a tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of the capital stock of the relevant companies or the filing of a registration statement under the Securities Act in connection therewith; or (d) an agreement or commitment by the relevant companies to take any action referenced above.

“Affiliate” means, with respect to any Person, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer, director, manager or Person who beneficially owns more than ten percent (10%) of the equity or voting securities of such Person.

“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the FDIC, the FRB and the Massachusetts Commissioner of Banks, which regulates Cambridge, Cambridge Trust or Northmark, or any of their respective Subsidiaries, as the case may be.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

“Cambridge Board” means the board of directors of Cambridge.

“Cambridge Disclosure Schedule” means the disclosure schedule delivered by Cambridge to Northmark on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article IV or its covenants in Article V.

“Cambridge Stock” means the common stock, par value $1.00 per share, of Cambridge.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act.

“Certificate” means any certificate that, immediately prior to the Effective Time, represents shares of Northmark Stock.

“Derivative Transaction” means any swap transactions, option, warrant, forward purchase or sale transactions, futures transactions, cap transactions, floor transactions or collar transactions relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transactions (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Employee Stock Incentive Plan” means, with respect to Cambridge, the Cambridge Bancorp 2017 Equity and Cash Incentive Plan, the Cambridge Bancorp Director Stock Plan and the 2016 Annual Incentive Plan.

“Environmental Law” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) the protection or restoration of the environment, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means such exchange agent as may be designated by Cambridge and reasonably acceptable to Northmark to act as agent for purposes of conducting the exchange procedures described in Article II.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Boston, or any successor thereto.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations.

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing); (c) copyrights in both published and unpublished works (including any registrations and applications for any of the foregoing); (d) Software; (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies; and (f) claims of infringement against third parties.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to any fact, event or occurrence, (i) in the case of Northmark, the actual knowledge after reasonable inquiry of those certain executive officers of Northmark listed on Northmark Disclosure Schedule 9.01 or (ii) in the case of Cambridge and its Subsidiaries, the actual knowledge after reasonable inquiry of one or more of Cambridge’s executive officers, all of whom are listed on Cambridge Disclosure Schedule 9.01.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or preemptive right, right of first refusal or similar right of a third party with respect to such securities.

“Material Adverse Effect” means, with respect to Cambridge or Northmark, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Cambridge and its Subsidiaries taken as a whole, or Northmark and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either Cambridge or Cambridge Trust, on the one hand, or Northmark, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to financial institutions and/or their holding companies, or interpretations thereof by courts or any Bank Regulator or Governmental Authorities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, of a party to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred), (F) the expenses incurred by either party in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement, or (G) any failure by a party to meet any internal projections or forecasts or estimates of revenues or earnings for any period; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the financial services industry.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Northmark 401(k) Plan” means the Northmark Bank Employees Thrift Incentive Plan.

“Northmark Board” means the board of directors of Northmark.

“Northmark Disclosure Schedule” means the disclosure schedule delivered by Northmark to Cambridge on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article III or its covenants in Article V.

“Northmark Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of Northmark.

“Northmark Loan Property” means any property in which Northmark holds a security interest, and, where required by the context (as a result of foreclosure), said term includes any property owned or operated by Northmark.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Proxy Statement/Prospectus” means the proxy statement and prospectus, satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act, and the rules and regulations promulgated thereunder, together with any amendments and supplements thereto, as prepared by Cambridge and Northmark and as delivered to holders of Northmark Stock in connection with the solicitation of their approval of this Agreement.

“Regulatory Approvals” means any approval, waiver or any non-objection from any Governmental Authority necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, including, without limitation, (a) the approval of the FDIC and (b) the approval of the Massachusetts Commissioner of Banks.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

“Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than fifty percent (50%) of the combined voting power of the shares of Northmark Stock then outstanding or all or substantially all of the assets of Northmark and otherwise (a) on terms which the Northmark Board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to Northmark’s shareholders than the transactions contemplated by this Agreement, and (b) that constitutes a transaction that, in the Northmark Board’s good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

“Tax” and “Taxes” means all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Willful Breach” means a deliberate act or a deliberate failure to act, taken or not taken if the Person reasonably should have known or had actual Knowledge that such act or failure to act would result in or constitute a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CAMBRIDGE BANCORP

By:	/s/ Denis K. Sheahan
Name:	Denis K. Sheahan
Title:	Chairman and Chief Executive Officer

CAMBRIDGE TRUST COMPANY

By:	/s/ Denis K. Sheahan
Name:	Denis K. Sheahan
Title:	Chairman and Chief Executive Officer

NORTHMARK BANK

By:	/s/ Jane C. Walsh
Name:	Jane C. Walsh
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Voting Agreement

(See attached)

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of May     , 2022, by and between the undersigned holder (“Shareholder”) of common stock, par value $1.00 per share (“Northmark Common Stock”), of Northmark Bank, a Massachusetts-chartered trust company (“Northmark”), and Cambridge Bancorp, a Massachusetts corporation (“Cambridge”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Cambridge, Cambridge Trust, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge (“Cambridge Trust”), and Northmark are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which Northmark shall merge with and into Cambridge Trust, and in connection therewith, each outstanding share of Northmark Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of Northmark Common Stock identified on Exhibit A hereto (such shares, together with all shares of Northmark Common Stock with respect to which Shareholder subsequently acquires beneficial ownership during the term of this Agreement, including the right to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) through the exercise of any stock options, warrants or similar instruments, being referred to as the “Shares”); and

WHEREAS, it is a condition to the willingness of Cambridge to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of Northmark, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by Cambridge, Shareholder shall:

(a)	appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)

vote (or cause to be voted), in person or by proxy, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Northmark contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or of this Agreement.

Section 2. No Transfers. While this Agreement is in effect, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, and (d) such transfers as Cambridge may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Cambridge as follows:

(a)	Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)

This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Cambridge, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)

The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)

Except as set forth on Schedule 1, Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares set forth on Exhibit A hereto, and the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances. Shareholder does not own, of record or beneficially, any shares of capital stock of Northmark other than the Shares (other than shares of capital stock subject to stock options or warrants over which Shareholder will have no voting rights until the exercise of such stock options or warrants). Shareholder has the right to vote the Shares and none of the Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

Section 4. Irrevocable Proxy. Subject to the last sentence of this Section 4, by execution of this Agreement, Shareholder does hereby appoint Cambridge with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to the Shares, to vote, if Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of Northmark, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of Northmark taken by written consent. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to the terms of Section 8 hereof and hereby revokes any proxy previously granted by Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.

Section 5. No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 8 hereof, Shareholder, in his, her or its capacity as a shareholder of Northmark, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than Cambridge) any information or data with respect to Northmark or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal (other than the Merger Agreement), (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Northmark’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Northmark that takes any action in support of an Acquisition Proposal.

Section 6. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Cambridge if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Cambridge will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Cambridge has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Cambridge’s seeking or obtaining such equitable relief.

Section 7. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the written consent of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time or (b) in the event that the Merger Agreement is terminated in accordance with its terms. Upon any such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

Section 8. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 9. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10. Capacity as Shareholder. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of Northmark, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of Northmark or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his or her fiduciary duties as a director of Northmark.

Section 11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard for conflict of law provisions.

Section 12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Cambridge in accordance with Section 8.06 of the Merger Agreement and to the Shareholder at his, her or its address set forth on Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice).

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CAMBRIDGE BANCORP

By:
Name:	Denis K. Sheahan
Title:	Chairman and Chief Executive Officer

SHAREHOLDER

Name:

EXHIBIT A

NAME AND ADDRESS OF SHAREHOLDER	SHARES OF NORTHMARK COMMON STOCK BENEFICIALLY OWNED

Exhibit B

Form of Employment Agreement Amendment

(See attached)

Amendment

to

Employment Agreement

This Amendment to Employment Agreement (the “Amendment”) is entered into as of the date set forth on signature page hereto, by and between Northmark Bank, a Massachusetts trust company (the “Company”), and [●] (the “Employee”).

WHEREAS, the Company and the Employee previously entered into an Employment Agreement, dated as of January 1, 1988, as amended by that certain side letter regarding Compensation Matters (together, the “Employment Agreement”), which Employment Agreement may be amended by a written instrument signed by the Company and the Employee;

WHEREAS, concurrently herewith, the Company is entering into an Agreement and Plan of Merger, by and among Cambridge Bancorp, a Massachusetts corporation (“Cambridge”), Cambridge Trust Company, a Massachusetts-chartered trust company and wholly-owned subsidiary of Cambridge (“Cambridge Trust”), and the Company (the “Merger Agreement”), pursuant to which, among other things, the parties intend to merge the Company with and into Cambridge Trust, with Cambridge Trust surviving (the “Proposed Merger”);

WHEREAS, in connection with, and as a material inducement to Cambridge’s execution of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement, the Company and the Employee desire to amend the terms of the Employment Agreement, effective as of immediately prior to the consummation of the Proposed Merger (the “Effective Time”).

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Employee hereby agree as follows, effective as of the Effective Time:

1.

The provisions of the Employment Agreement related to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), are hereby deleted in their entirety and replaced with the following:

Notwithstanding anything to the contrary in the Employment Agreement, the Employee’s Supplemental Unfunded Retirement and Death Benefits Agreement, the Employee’s Split Dollar Agreement, or any other agreement or arrangement between the Employee and the Company or any of its subsidiaries or between the Employee and Cambridge or any of its subsidiaries (collectively, the “Compensatory Arrangements”), in the event that any compensation, payment or distribution to the Employee or for the Employee’s benefit, whether paid or payable or distributed or distributable pursuant to the Compensatory Arrangements or otherwise (“Parachute Payments”) would be non-deductible by the payor by Section 280G of the Code or would be subject to the excise tax imposed by Section 4999 of the Code, then the Parachute Payments shall be reduced (but not below zero) so that the sum of all of the Parachute Payments shall not exceed the Threshold Amount (that is, shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999). For purposes of the foregoing sentence, “Threshold Amount” shall mean three times the Employee’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder, less one U.S. dollar ($1.00). In the event of a reduction of Parachute Payments, the Parachute Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Parachute Payments that are to be paid furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (i) cash payments not subject to Section 409A of the Code; (ii) cash payments subject to Section 409A of the Code; (iii) equity-based payments and acceleration; and (iv) non-cash forms of benefits; provided that in the case of all the foregoing Parachute Payments all amounts or payments that are not subject to calculation under Treas. Reg. section 1.280G-1,

Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. section 1.280G-1, Q&A-24(b) or (c).

2.	Except as expressly amended hereby, the terms of the Employment Agreement shall be and remain unchanged, and the Employment Agreement as amended hereby shall remain in full force and effect.

3.

In the event that the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Proposed Merger, this Amendment shall terminate concurrently therewith and shall thereafter be null and void.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of this      day of             , 2022.

EMPLOYEE:

Name: [●]

NORTHMARK BANK

By:
Name: Title:

ANNEX B

Princeton Pike Corporate Center

100 Lenox Drive, Suite 200

Lawrenceville, NJ 08648

Phone: (646) 254-6387

Email: rlq@griffinfingroup.com

May 23, 2022

The Board of Directors

Northmark Bank

89 Turnpike Street

North Andover, MA 01845

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Northmark Bank (the “Company”) of the Exchange Ratio (as defined below) in the proposed merger transaction described below.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) by and among Cambridge Bancorp, its wholly owned banking subsidiary Cambridge Trust Company (collectively “Cambridge”) and the Company, at the effective time of the merger, the Company will merge with and into Cambridge Trust Company with Cambridge Trust Company as the surviving entity (the “Merger”). Pursuant to the terms of the Agreement, on the Effective Date, each share of Company common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time, excluding shares held in treasury, shall be converted into the right to receive 0.9950 (the “Exchange Ratio”) of a share of common stock, par value $1.00, of Cambridge Bancorp. The terms and conditions of the proposed Merger are more fully described in the Agreement.

In arriving at our opinion, we: (i) reviewed a draft of the Agreement dated May 17, 2022; (ii) reviewed and discussed with the Company its financial statements as of and for the years ended December 31, 2021 and December 31, 2020, and certain unaudited interim financial information as of and for the quarter ended March 31, 2022; (iii) reviewed and discussed with Cambridge its financial statements and annual reports on Form 10-K as of and for the years ended December 31, 2021 and December 31, 2020, and certain unaudited interim financial information as of and for the quarter ended March 31, 2022; (iv) discussed with the management of the Company and Cambridge matters relating to their respective financial condition, growth, liquidity, earnings, profitability, asset quality, capital adequacy, future prospects, and related matters (as applicable) as of such dates and for the periods then ended; (v) reviewed and discussed with management of the Company its budgeted balance sheet growth and earnings for 2022 and expected future period trends for assets, loans, deposits, capital and earnings; (vi) reviewed and discussed with management of Cambridge its budgeted balance sheet growth and earnings for 2022 and certain publicly available consensus “street estimates” of projections of future earnings and growth rates for Cambridge for periods beyond 2022; (vii) analyzed and discussed with the Company and Cambridge the potential strategic implications and operational benefits anticipated by the management of the Company and Cambridge related to the proposed Merger; (viii) evaluated the potential pro forma financial effects of the proposed Merger on the regulatory capital ratios of Cambridge Bancorp and Cambridge Trust Company; (ix) reviewed and discussed with the Company and Cambridge certain publicly available documents and other business and financial information concerning the Company and Cambridge and the economic and regulatory environments in which they operate; (x) compared certain financial

The Board of Directors

Northmark Bank

May 23, 2022

and stock market information of Cambridge with similar information of certain other companies, the securities of which are publicly traded; (xi) compared the financial condition and implied valuation of the Company to the financial condition and valuation of certain institutions we deemed relevant; (xii) compared the proposed financial terms of the proposed Merger with the publicly available financial terms of certain transactions involving whole bank acquisitions that we deemed relevant; (xiii) performed discounted cash flow analyses; and (xiv) undertook such other financial studies and analyses, and considered such other information as we deemed appropriate for the purpose of this opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of information which was publicly available to us or which was furnished to or discussed with us by the Company or Cambridge or otherwise reviewed by us including, particularly, the forward looking earnings estimates, projections, cost savings and growth rates. We have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not reviewed individual loan files or deposit information of the Company or Cambridge, nor have we conducted or been provided with any valuation or appraisal of any assets, deposits, or other liabilities of the Company or Cambridge. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto, and accordingly, we have assumed that such allowances for losses are adequate. In relying on financial analyses provided to or discussed with us by the Company or Cambridge or derived therefrom, we have assumed that such analyses have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management. We express no view as to such analyses, forecasts, estimates, or the assumptions on which they were based.

We have also assumed that the representations and warranties made by the Company and Cambridge in the Agreement are and will be true and correct in all respects material to our analyses, that the covenants and conditions precedent to closing the proposed Merger contained therein, including approval by Federal and State banking regulators, and by the Company’s shareholders, will be performed in all respects material to our analyses in a manner which will not give Cambridge the ability to terminate the Agreement or decline to close under the Agreement. We are not legal, regulatory, or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory, shareholder, and any other consents and approvals necessary for the completion of the proposed Merger will be obtained without any adverse effect to the Company or Cambridge or to the contemplated benefits of the proposed Merger. Our opinion assumes, with your consent, that the proposed Merger will be completed in accordance with the terms set forth in the draft of the Agreement we reviewed.

Our opinion is necessarily based on economic, market, and other conditions as in effect on, as well as the information made available to us as of, the date of this letter. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, confirm, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the shareholders of the Company with regard to the Exchange Ratio in the proposed Merger, and we express no opinion as to the fairness of the proposed Merger to creditors or other stakeholders of the Company, the underlying decision by the Company to engage in the proposed Merger, the relative merits of the proposed Merger compared to other transactions available to the Company, or the relative merits of the proposed Merger compared to other strategic alternatives which may be available to the Company. We did not and were not asked to contact any other interested parties other than those specifically indicated by the Board. Furthermore, we did not take into account and express no opinion with respect to the amount or nature of any bonuses and any other compensation or consideration to any officers, directors, or employees of the Company paid or payable by reason or as a result of the proposed Merger.

The Board of Directors

Northmark Bank

May 23, 2022

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services; a substantial portion of which will become payable only if the proposed Merger is completed. The Company has agreed to indemnify us for certain liabilities which could arise as a result of our engagement. During the two years preceding the date of this letter, we have not had other investment banking relationships with the Company or any investment banking relationships with Cambridge for which we were paid for our services.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the shareholders of the Company.

The delivery of this opinion has been approved by the fairness opinion committee of Griffin Financial Group, LLC in conformity with our policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the proposed Merger and may not be relied upon by any other person for any other reason. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed Merger or any other matter. This opinion speaks as of the date hereof, and we have no obligation to update, confirm, or revise it. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may, however, be reproduced in any registration statement that the Company will prepare in connection with the proposed Merger, provided that such reproduction is legally required, the opinion is reproduced in such document in its entirety, and such document includes a summary of the opinion and related analyses in a form prepared or approved by us (such approval not to be unreasonably withheld), but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

GRIFFIN FINANCIAL GROUP, LLC

ANNEX C

MASSACHUSETTS LAW CONCERNING DISSENTERS’ RIGHTS

SECTION 13

MASSACHUSETTS BUSINESS CORPORATION ACT

Dissenters’ Rights

Section 13.01 et seq.

Section 13.01: Definitions. –

In this PART the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a) listed on a national securities exchange,

(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partnership, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

Section 13.02: Right to appraisal. –

(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii) the sale or exchange is pursuant to court order; or

(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:

(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d) The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i) the proposed action is abandoned or rescinded; or

(ii) a court having jurisdiction permanently enjoins or sets aside the action; or

(iii) the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03: Assertion of rights by nominees and beneficial owners. –

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Section 13.20: Notice of appraisal rights. –

(a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21: Notice of intent to demand payment. –

(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22: Appraisal notice and form. –

(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection

(b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

(2) state:

(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) the corporation’s estimate of the fair value of the shares;

(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3) be accompanied by a copy of this chapter.

Section 13.23: Perfection of rights; right to withdraw. –

(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24: Payment. –

(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25: After-acquired shares. –

(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1) of the information required by clause (1) of subsection (b) of section 13.24;

(2) of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26: Procedure if shareholder dissatisfied with payment or offer. –

(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Section 13.30: Court action. –

(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60–day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31: Court costs and counsel fees. –

(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.